                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of January 16, 1998 (this "Agreement"), is entered into by and among Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent") and Station Casinos, Inc., a Nevada corporation (the "Company") (Crescent and the Company being hereinafter collectively referred to as the "Constituent Entities").

                                  WITNESSETH:

     WHEREAS, Crescent and the Company contemplate the merger of the Company with and into Crescent (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of Common Stock, $.01 par value, of the Company ("Company Common Stock"), not owned by Crescent, the Company or their respective wholly owned subsidiaries will be converted into common shares of beneficial interest, par value $.01 per share, of Crescent ("Common Shares");

     WHEREAS, the Board of Trust Managers of Crescent and the Board of Directors of the Company each has determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interest of their respective shareholders or stockholders, as the case may be; and

     WHEREAS, the parties to this Agreement intend that the Merger shall be treated as a nontaxable merger of the Company with and into Crescent;

     NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows.

                                   ARTICLE I

                                  THE MERGER

     Section 1.1. THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the Nevada Revised Statutes chapters 78 and 92A, collectively known as the Nevada General Corporation Law, as amended (the "NGCL") and Sections 23.10 through 23.60 of the Texas Real Estate Investment Trust Act, as amended (the "REIT Act"), the Company shall be merged with and into Crescent as of the Effective Time (as defined in Section 1.2). Following the Merger, the separate corporate existence of the Company shall cease and Crescent shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the NGCL and the REIT Act.

     To facilitate the combination of the businesses of the Company and Crescent, the parties to this Agreement will (i) reincorporate the Company in any other state that would permit the merger of the Company with and into Crescent and, at the request of either party

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to this Agreement, each of the reincorporation of the Company and the merger of the Company with and into Crescent will be authorized by separate vote of the Company's stockholders with respect to each of such reincorporation and the merger, or (ii) merge the Company with and into a wholly owned subsidiary of Crescent.


     Section 1.2 EFFECTIVE TIME. As soon as practicable after all of the conditions set forth in Article VI have been satisfied or waived, but not more than 30 days prior to the contemplated date of Closing (as hereinafter defined) pursuant to Section 1.15, Articles of Merger (the "Articles of Merger") shall be duly prepared and executed by Crescent and the Company and delivered to the Secretary of State of the State of Nevada and the County Clerk of Tarrant County, Texas, for filing. The Merger shall become effective when the Articles of Merger, executed in accordance with the relevant provisions of the NGCL and the REIT Act, are filed with the Secretary of State of the State of Nevada and the County Clerk of Tarrant County, Texas; provided, however, that, upon mutual consent of the Constituent Entities, the Articles of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Articles of Merger are filed. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Articles of Merger are accepted for record in Nevada and in Texas or such later time established by the Articles of Merger.

     Section 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 92A.250 of the NGCL and in Section 23.60 of the REIT Act.

     Section 1.4    DECLARATION OF TRUST AND BYLAWS; TRUST MANAGERS.

     (a) At the Effective Time, the Declaration of Trust of Crescent, as in effect immediately prior to the Effective Time, shall be the Declaration of Trust of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Bylaws of Crescent, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Entity until thereafter changed or amended as provided therein or in the Declaration of Trust.

     (b) The trust managers of Crescent at the Effective Time shall be the trust managers of the Surviving Entity until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     (c) Crescent shall use all reasonable efforts to cause the Board of Trust Managers of Crescent to be increased in size, effective at the Effective Time, by two members, with such new members being Mr. Frank J. Fertitta III and Mr. Lorenzo J. Fertitta.

     Section 1.5 CONVERSION OF SECURITIES. As of the Effective Time, by virtue of the Merger and without any action on the part of Crescent, the Company or the holders of any securities of the Constituent Entities:

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          (a)  (i)  Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of Company Common Stock (including restricted shares of Company Common Stock issued under the Company Plans (as defined below)) issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(d)) together with the associated Right shall as of the Effective Time be converted into the right to receive the number of validly issued, fully paid and nonassessable Common Shares equal to the Exchange Ratio (as defined below). All such shares of Company Common Stock (and the associated Rights), when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and each holder of a certificate representing any such shares (and the associated Rights) shall cease to have any rights with respect thereto, except the right to receive (A) any dividends and other distributions in accordance with Section 1.7, (B) certificates representing the Common Shares into which such shares (and the associated Rights) are converted and (C) any cash, without interest, in lieu of fractional Common Shares to be issued or paid in consideration therefor upon the surrender of such Certificate in accordance with Sections 1.6 and 1.8.

          (ii)  The Exchange Ratio shall be .466.

          (b) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of the Company's $3.50 Convertible Preferred Stock (the "Convertible Preferred Stock") issued and outstanding immediately prior to the Effective Time shall as of the Effective Time be converted into the right to receive one validly issued, fully paid and nonassessable $3.50 Convertible Preferred Share of Crescent (the "Crescent Convertible Preferred Shares") having the terms required in Section 7(h) of the Certificate of Resolutions Establishing Designation, Preferences and Rights of $3.50 Convertible Preferred Stock of the Company dated March 25, 1996 (the "Certificate of Designation"). All such shares of Convertible Preferred Stock, when so converted into Crescent Convertible Preferred Shares, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and each holder of a certificate representing any such shares of Convertible Preferred Stock shall cease to have any rights with respect thereto, except the right to receive (A) any dividends and other distributions in accordance with
     Section 1.7 and (B) certificates representing the Crescent Convertible Preferred Shares into which such shares of Convertible Preferred Stock are converted to be issued in consideration therefor upon the surrender of such Certificate in accordance with Section 1.6.

          (c) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of the Company's Redeemable Preferred Stock (as hereinafter defined) issued and outstanding immediately prior to the Effective Time shall as of the Effective Time be canceled and no cash, capital stock of Crescent or other consideration shall be delivered in exchange therefor.

          (d) All shares of Company Common Stock that are held in the treasury of the Company and shares of Company Common Stock owned by Crescent (together, in each case, with the associated Right (as defined in Section 3.2)) shall be canceled and no cash, capital stock of Crescent or other consideration shall be delivered in exchange therefor. All shares of Company Common Stock that are held by any wholly owned Subsidiary (as defined in Section 2.1) of the Company or Crescent (together, in each case, with the associated Right (as defined in Section 3.2)) shall be converted into validly issued, fully paid and nonassessable Common Shares, par value $.01 per share, of the Surviving Entity.

     Section 1.6    CRESCENT TO MAKE CERTIFICATES AVAILABLE.

     (a)  EXCHANGE OF CERTIFICATES.  Crescent shall authorize BankBoston,
N.A. (or such other person or persons as shall be acceptable to Crescent and the Company) to act as the Exchange Agent hereunder (the "Exchange Agent").
As soon as practicable after the Effective Time, Crescent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common
Stock and Convertible Preferred Stock converted in the Merger, certificates representing the Common Shares or Crescent Convertible Preferred Shares, as the case may be, issuable in exchange for outstanding shares of Company
Common Stock or Convertible Preferred Stock, as the case may be, cash required to make payments in lieu of any fractional shares pursuant to
Section 1.8 and cash or other property to pay or make any dividends or distributions pursuant to Section 1.7 (such cash and Common Shares or Crescent Convertible Preferred Shares, as the case may be, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Crescent, on a daily basis. Any interest or other income resulting from such investments shall be paid to Crescent. The Exchange Agent shall deliver the Common Shares and the
Crescent Convertible Preferred Shares contemplated to be issued and cash or other property distributable pursuant to Section 1.7 out of the Exchange Fund.

     (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Convertible Preferred Stock, as the case may be, converted in the Merger (the "Certificates"), a letter of transmittal in form reasonably acceptable to the Company (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Common Shares or Crescent Convertible Preferred Shares, as the case may be, and cash or other property distributable pursuant to Sections 1.7 and 1.8). Upon surrender for cancellation to the Exchange Agent of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Common Shares or Crescent Convertible Preferred Shares and cash into which the Company Common Stock (and the associated Rights) or the Convertible Preferred Stock, as the case may be, represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I, cash in lieu of any fractional Common Shares in accordance with Section 1.8 and any dividends or other distributions in accordance with Section 1.7, and any Certificate so surrendered shall forthwith be canceled.

          Section 1.7 DIVIDENDS; TRANSFER TAXES; WITHHOLDING. No dividends or other distributions that are declared on or after the Effective Time on the Common Shares or Crescent Convertible Preferred Shares, as the case may be, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Common Shares or Crescent Convertible Preferred Shares, as the case may be, until such person surrenders the related Certificate or Certificates, as provided in Section 1.6, and no cash payment pursuant to Section 1.8 will be paid to any such person until such person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Common Shares or Crescent Convertible Preferred Shares, as the case may be: (i) at the time of such surrender or as promptly as practicable thereafter, the amount, if any, of any dividends or other distributions theretofore paid with respect to the Common Shares or Crescent Convertible Preferred Shares, as the case may be, represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount, if any, of any dividends or other distributions payable with respect to such Common Shares or Crescent Convertible Preferred Shares, as the case may be, and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable pursuant to Section 1.8 to which such holder is entitled pursuant to Section
1.8. In no event shall the person entitled to receive such dividends or other distributions or cash be entitled to receive interest on such dividends or other distributions or cash. If any certificate representing Common Shares or Crescent Convertible Preferred Shares, as the case may be, or cash or other property is to be issued or delivered in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Common Shares or Crescent Convertible Preferred Shares, as the case may be, in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Crescent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Convertible Preferred Stock, as the case may be, such amounts as Crescent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Crescent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Convertible Preferred Stock, as the case may be, in respect of which such deduction and withholding was made by Crescent or the Exchange Agent.

     Section 1.8 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional Common Shares shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Crescent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Crescent. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a Common Share upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount of cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Market Price of a Common Share on the second NYSE trading day prior to the Company Stockholder Meeting (as defined in Section 5.1) by
(ii) the fractional interest to which such holder would otherwise be entitled. The "Market Price" of a Common Share or a share of Company Common Stock, as applicable, on any date means the average of the daily closing prices per Common Share (or share of Company Common Stock, as applicable) as reported on the NYSE Composite Transactions reporting system (as published in The Wall Street Journal or, if not published therein, in another authoritative source mutually selected by the Company and Crescent) for the 20 consecutive NYSE trading days (the "Averaging Period") immediately preceding such date. As promptly as practicable after the determination of the amount of cash to be paid to holders of fractional share interests, the Exchange Agent shall so notify Crescent, and Crescent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.6, Section 1.7 and this Section 1.8. For purposes of paying such cash in lieu of fractional shares, all Certificates surrendered for exchange by a Company stockholder shall be aggregated, and no such Company stockholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full Common Share with respect to such Certificates surrendered.

     Section 1.9 RETURN OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for one year after the Effective Time shall be delivered to Crescent and any such former stockholders who have not theretofore complied with this Article I shall thereafter look only to Crescent for payment of their claim for Common Shares, any cash payable pursuant to Section 1.8 and any dividends or distributions with respect to Common Shares. Crescent shall not be liable to any former holder of Company Common Stock for any such Common Shares, cash and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 1.10 ADJUSTMENT OF EXCHANGE RATIO. In the event that, prior to the Effective Time, Crescent effects any reclassification, stock split or stock dividend or other distribution of rights, assets or securities with respect to Common Shares, any change or conversion of Common Shares into other securities or any other dividend or distribution with respect to the Common Shares, other than:

     (a) any extraordinary dividend paid or to be paid by Crescent which Crescent reasonably determines is or are in the aggregate sufficient, when considered together with all dividends anticipated to be paid within the tax year including the Effective Time, to equal all anticipated current and accumulated earnings and profits for such tax year of the Company and Crescent, in which case, Crescent shall give prior written notice to the Company which shall contain the basis for, and computations and calculations of, the extraordinary dividend; or

     (b) distributions in the aggregate not to exceed the greater of (i) the amount of any quarterly dividend that may be paid by Crescent in the ordinary course, including customary increases thereof, and (ii) distributions of "real estate investment taxable income" (as such term is defined for purposes of the Code) without regard to any net capital gains or the deduction for dividends paid, then appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

     Section 1.11 NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK. All Common Shares or Crescent Convertible Preferred Shares, as the case may be, and cash issued or paid upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or other property paid pursuant to Section 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock (and associated Rights) or Convertible Preferred Stock, as the case may be, represented by such Certificates subject, however, to the Surviving Entity's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock or Convertible Preferred Stock, as the case may be, prior to the date of this Agreement and which remain unpaid at the Effective Time.

     Section 1.12 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Exchange Agent or Crescent, such Certificates shall be canceled and exchanged as provided in this Article I.

     Section 1.13 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Crescent or the Exchange Agent, the posting by such person of a bond in such reasonable amount as Crescent or the Exchange Agent may direct (but consistent with the practices Crescent applies to its own shareholders) as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Common Shares, any cash payable pursuant to Section 1.8 to which the holders thereof are entitled and any dividends or other distributions to which the holders thereof are entitled pursuant to
Section 1.7.

     Section 1.14 FURTHER ASSURANCES. Each party hereto will, prior to the Effective Time, execute such further deeds, bills of sale, assignments or assurances or any other acts or things as are reasonably requested by the other to consummate the Merger, to vest the Surviving Entity with full title to all assets, properties, privileges, rights, approvals and franchises of either of the Constituent Entities or to effect the other purposes of this Agreement. If at any time after the Effective Time the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Entity its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Entities, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Entity and its proper officers or trustees or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Entities, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Entity, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Entity's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Entity and otherwise to carry out the purposes of this Agreement.

     Section 1.15 CLOSING. The closing of the Merger (the "Closing") and all actions contemplated by this Agreement to occur at the Closing shall take place at the offices of Shaw Pittman Potts & Trowbridge, 2300 N Street N.W., Washington, D.C. 20037, at 10:00 a.m., local time, on a date to be specified by the parties, which (subject to fulfillment or waiver of the conditions set forth in Article VI) shall be within the first 15 days of the calendar quarter following the calendar quarter in which the last of the conditions set forth in Article VI shall have been fulfilled or waived, or at such other time and place as Crescent and the Company shall agree.

                                     ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF CRESCENT

     Crescent represents and warrants to the Company as follows:

     Section 2.1 ORGANIZATION, STANDING AND POWER. Crescent has been formed as a real estate investment trust under the laws of the State of Texas in accordance with the REIT Act. The County Clerk of Tarrant County, Texas, has certified in writing that the Restated Declaration of Trust of the Company (the "Declaration of Trust") is recorded in Volume 12645, beginning at Page 1811, in the records of the County Clerk. The Declaration of Trust is in effect, and no dissolution, revocation or forfeiture proceedings regarding the Company have been commenced. The Company has power and authority under its Declaration of Trust, Amended and Restated Bylaws, as amended (the "Crescent Bylaws") and the REIT Act to own, lease and operate its properties and to conduct the business in which it is engaged. Each Subsidiary of Crescent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect (as hereinafter defined) on Crescent. Crescent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent.

     For all purposes of this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to Crescent or the Company, as the case may be, means such state of facts, event, change or effect which has had, or would reasonably be expected to have, a material adverse effect on the business, properties, results of operations or financial condition of Crescent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be; provided, however that a "Material Adverse Effect" shall not include any state of facts, event, change or effect (i) disclosed on or prior to the date of this Agreement in (a) any of the Company SEC Documents (as hereinafter defined) or the Crescent SEC Documents (as hereinafter defined), other than as disclosed in any forward looking statement disclaimer or general or economic risk factors contained in such Crescent SEC Documents or Company SEC Documents, (b) in this Agreement, or (c) in any schedule, exhibit or related document furnished to the other party in connection herewith, (ii) generally affecting companies in the industries in which the Company or Crescent operates or (iii) relating to Missouri gaming laws, regulations and licenses to the extent that they affect the Company's property or operations in Kansas City, Missouri. For all purposes of this Agreement, "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Crescent or the Company, as the case may be (either alone or through or together with any other Subsidiary), (i) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity or (ii) is a general partner, trustee or other entity performing similar functions. Any reference in this Agreement to disclosure letters shall be deemed to include matters described in the Crescent SEC Documents or the Company SEC Documents, provided, however, that Crescent and the Company shall use their reasonable best efforts to include in any disclosure letter relevant matters described in the Crescent SEC Documents or the Company SEC Documents, respectively.

     Section 2.2 CAPITAL STRUCTURE. At the date hereof, the authorized capital stock of Crescent solely consists of 250,000,000 Common Shares, 250,000,000 excess shares issuable in exchange for Common Shares ("Excess Common Shares"), 100,000,000 preferred shares of beneficial interest, par value $.01 per share (the "Preferred Shares"), and 100,000,000 excess shares issuable in exchange for Preferred Shares ("Excess Preferred Shares"). At the close of business on January 16, 1998, 118,151,909 Common Shares were
issued and outstanding.   At the close of business on January 16, 1998,
Crescent had no shares reserved for issuance, except (i) 12,620,870 Common Shares reserved for issuance upon the exchange of 6,310,435 units of ownership interest (the "Units") of Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Operating Partnership"),
(ii) 15,704,163 Common Shares reserved for issuance pursuant to the 1994 Crescent Real Estate Equities, Inc. Stock Incentive Plan, the Second Amended and Restated 1995 Crescent Real Estate Equities Company Stock Incentive Plan, the 1995 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan and the 1996 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan (collectively with the Crescent Real Estate Equities, Ltd. 401(k) Plan, as amended, the "Crescent Stock Plans"), (iii) the possible issuance of up to 664,294 Common Shares upon the exchange of a portion of a partnership interest in Desert Mountain Properties Limited Partnership, and
(iv) an outstanding option to acquire 217,530 Common Shares. Except as set forth above, at the close of business on January 16, 1998, no shares of capital stock or other voting securities of Crescent were issued, reserved for issuance or outstanding. All the outstanding Common Shares are validly issued, fully paid and nonassessable and free of preemptive rights. All Common Shares issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except as identified in this paragraph and except for (a) this Agreement, (b) stock options issued and unexercised pursuant to the Crescent Stock Plans covering not in excess of 8,938,000 Common Shares (collectively, the "Crescent Stock Options"), (c) 12,620,870 Common Shares issuable upon the exchange of 6,310,435 Units, (d) Common Shares issuable pursuant to the Forward Stock Purchase Contract agreement dated as of August 12, 1997 (the "UBS Forward Purchase Contract") with an affiliate of Union Bank of Switzerland, and (e) Common Shares issuable pursuant to the Swap Agreement dated as of December 12, 1997 (the "Merrill Lynch Swap Agreement") with an affiliate of Merrill Lynch & Co., Inc., there are no options, warrants, calls, rights or agreements to which Crescent or any of its Subsidiaries is a party or by which any of them is bound obligating Crescent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Crescent or any of its Subsidiaries or obligating Crescent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of Crescent that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Crescent SEC Documents (as defined in Section 2.5) filed prior to the date of this Agreement, each such share that is owned by Crescent or another Subsidiary of Crescent, is owned free and clear of all security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (each, a "Lien"). As of the date of this Agreement, none of Crescent or any Subsidiary has outstanding any bonds, debentures, notes or other indebtedness of Crescent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Crescent may vote. As of the date of this Agreement, there are no outstanding contractual obligations of Crescent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Crescent or any of its Subsidiaries, except those pursuant to the UBS Forward Purchase Agreement and the Merrill Lynch Swap Agreement. Exhibit 21 to the Annual Report on Form 10-K of Crescent for the year ended December 31, 1996 (the "Crescent Annual Report"), as filed with the Securities and Exchange Commission (the "SEC"), is a true, accurate and correct statement in all material respects of all the information that was required to be set forth therein by the rules and regulations of the SEC.

     Section 2.3 AUTHORITY. The Board of Trust Managers of Crescent has approved and adopted this Agreement, and (i) has authorized the filing of a registration statement on Form S-4 with the SEC by Crescent under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the Common Shares to be issued in connection with the Merger as contemplated by this Agreement (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement"), and (ii) has authorized the purchase of Redeemable Preferred Stock of the Company in an amount not to exceed $115,000,000. Crescent has all requisite power and authority to enter into this Agreement and, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Crescent and the consummation by Crescent of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Crescent. This Agreement has been duly executed and delivered by Crescent and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect of this Agreement on the Company) constitutes the valid and binding obligation of Crescent enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 2.4 CONSENTS AND APPROVALS; NO VIOLATION. Assuming that all consents, approvals, authorizations and other actions described in this
Section 2.4 have been obtained and all filings and obligations described in this Section 2.4 have been made, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default or loss of a material benefit (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any lien upon any of the properties, assets or operations of Crescent or any of its Subsidiaries under, any provision of (i) the Declaration of Trust or Crescent Bylaws, as applicable, (ii) any provision of the comparable charter or organizational documents of any Subsidiary of Crescent, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Crescent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Crescent or any of its Subsidiaries or any of their respective properties, assets or operations, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, losses, rights or liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Crescent, materially impair the ability of Crescent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal or state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Crescent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Crescent or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), including, but not limited to, the filing of any registration statements on Forms S-4 and S-8, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and with the County Clerk of Tarrant County, Texas and appropriate documents with the relevant authorities of other states in which Crescent or any of its Subsidiaries are qualified to do business, (iii) such filings and consents as may be required under any environmental, health or public or work safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with the taxes described in Section 5.11, (v) applicable requirements, if any, of, or filings with, state securities or "blue sky" laws ("Blue Sky Laws") and the NYSE, (vi) as may be required under foreign laws, (vii) filings with and approvals by any regulatory authority with jurisdiction over the Company's gaming operations required under any federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated casino and gaming and/or liquor activities and operations of the Company, including the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the Missouri Gaming Law and the Missouri Riverboat Gambling Act and the respective rules and regulations promulgated thereunder, and the Louisiana Video Draw Poker Devices Control Act and the rules and regulations promulgated thereunder (collectively, the "Gaming Laws"), (viii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets, and (ix) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Crescent, materially impair the ability of Crescent to perform its respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 2.5 SEC DOCUMENTS AND OTHER REPORTS. Crescent has filed all required documents with the SEC since January 1, 1996 (together with all other filings by Crescent with the SEC since January 1, 1996, the "Crescent SEC Documents"). As of their respective dates, the Crescent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Crescent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Crescent included in the Crescent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the period involved (except as may be indicated therein or in the notes thereto) and fairly presented the consolidated financial position of Crescent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Crescent SEC Documents or as required by generally accepted accounting principles, Crescent has not, since December 31, 1996, made any change in the accounting practices or policies applied in the preparation of its financial statements.

     Section 2.6 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied by Crescent for inclusion or incorporation by reference in the Registration Statement or the proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Company Stockholder Meeting (as defined in
Section 5.1) will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Crescent, its officers and trust managers or any of its Subsidiaries shall occur that is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company.

     Section 2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Crescent SEC Documents filed prior to the date of this Agreement, since December 31, 1996, (a) Crescent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on Crescent, (b) there have not been any events, changes or developments that, individually or in the aggregate, have had or would reasonably be expected to have, a Material Adverse Effect on Crescent and (c) there has not been any split, combination or reclassification of any of the capital stock of Crescent or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock, except as contemplated by this Agreement.

     Section 2.8 PERMITS AND COMPLIANCE. Each of Crescent and its respective Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any

Governmental Entity necessary for Crescent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Crescent Permits"), except where the failure to have any of the Crescent Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent, and, as of the date of this Agreement, no suspension or cancellation of any of the Crescent Permits is pending or, to the Knowledge of Crescent (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Crescent Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent. None of Crescent or any of its Subsidiaries is in violation of (A) its respective declaration of trust, charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Crescent or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, have not had, and would not reasonably be expected to have a Material Adverse Effect on Crescent. Except as disclosed in the Crescent SEC Documents filed prior to the date of this Agreement, as of the date hereof, there is no contract or agreement that is material to the business, properties, results of operations or financial condition of Crescent and its Subsidiaries, taken as a whole. Except as set forth in the Crescent SEC Documents, prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Crescent of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, license or other agreement or instrument to which Crescent or any of its Subsidiaries is a party or by which Crescent or any such Subsidiary is bound or to which any of the properties, assets or operations of Crescent or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent. For purposes of this Agreement, the term "Knowledge" when used with respect to Crescent means the actual knowledge as of the date hereof and as of the Effective Time of the individuals identified in SCHEDULE 2.8.

     Section 2.9 TAX MATTERS. Except as otherwise set forth in a disclosure letter making reference to this section, (i) Crescent and each of its Subsidiaries have timely filed all federal, state, local, foreign and provincial income and Franchise Tax Returns and all other material Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are, true, correct and complete, except to the extent that any failure to so file or any failure to be true, correct and complete, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent; (ii) all Taxes required to have been paid by Crescent and each of its Subsidiaries have been timely paid or extensions for payment have been property obtained, except to the extent that any failure to pay any such Taxes or to properly obtain an extension for such payment, individually or in the aggregate, has not held, and would not reasonably be expected to have, a Material Adverse Effect on Crescent; (iii) Crescent and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent; (iv) none of Crescent or any of its Subsidiaries has waived in writing any statute of limitations in respect of its federal, state, local, foreign or provincial income or franchise Taxes and no deficiency with respect to any Taxes has been proposed, asserted or assessed against Crescent or any of its Subsidiaries, except to the extent that any such waiver or deficiency, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent; (v) all Federal income Tax Returns referred to in clause (i) for all years through 1993 have been examined by and settled with the Internal Revenue Service or the period for assessment of Taxes in respect of which such Tax returns were required to be filed has expired; (vi) as of the date hereof and at the Effective Time, no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vii) all material deficiencies asserted or material assessments made as a result of any examination of any Tax Returns referred to in clause (i) by any taxing authority have been paid in full; (viii) the most recent financial statements contained in the Crescent SEC Documents reflect an adequate reserve for all Taxes payable by Crescent and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements; and (ix) there are no material liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Crescent or any of its Subsidiaries. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     Section 2.10 ACTIONS AND PROCEEDINGS. Except as set forth in the Crescent SEC Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Crescent or any of its Subsidiaries, or against or involving any of the trust managers, directors, officers or employees of Crescent or any of its Subsidiaries, as such, any of its or their properties, assets or business or any of the Crescent Stock Plans that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Crescent. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of Crescent, threatened against or involving Crescent or any of its Subsidiaries or any of its or their trust managers, directors, officers or employees, as such, or any of its or their properties, assets or business or any Crescent Stock Plan that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Crescent. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Crescent, threatened against or affecting Crescent or any of its Subsidiaries or any of its or their trust managers, directors, officers or employees, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement.

     Section 2.11  COMPLIANCE WITH WORKER SAFETY AND ENVIRONMENTAL LAWS.

     (a) Except as otherwise set forth in a disclosure letter making reference to this section, (i) the properties, assets and operations of Crescent and its Subsidiaries are in compliance with all applicable federal, state, local, regional and foreign laws, rules and regulations, orders, decrees, common law judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection, regulation and clean-up of the indoor and outdoor environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous or toxic materials, substances, wastes, pollutants and contaminants including, without limitation, asbestos, petroleum, radon and polychlorinated biphenyls (collectively, "Environmental Laws"), except for any violation that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on Crescent; and (ii) with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, as of the date hereof and at the Effective Time, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of Crescent or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on Crescent.

     (b) (i) Crescent and its Subsidiaries have not caused or permitted any property, asset, operation, including any previously owned property, asset or operation, to use generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws and Worker Safety Laws, other than any such activity that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent; (ii) Crescent and its Subsidiaries have not reported to any Governmental Entity any material violation of an Environmental Law or any release, discharge or emission of any hazardous or toxic materials, substances, wastes, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent, and
(iii) as of the date hereof and at the Effective Time, Crescent has no Knowledge of any pending, threatened or anticipated claims or liabilities under CERCLA, 42 U.S.C. sec. 9601 et seq., RCRA, 42 U.S.C. sec. 6901 et seq., or equivalent state law provisions and no Knowledge that any current or former property, asset or operation is identified or currently proposed for the National Priorities List at 40 CFR sec. 300, Appendix B, or the CERCLIS or equivalent state lists or hazardous substances release sites, other than with respect to Crescent's Poydras property.

     Section 2.12 LIABILITIES. Except as set forth in the Crescent SEC Documents filed prior to the date hereof, Crescent and its Subsidiaries have no liabilities, absolute or contingent, other than liabilities that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent.

     Section 2.13 INTELLECTUAL PROPERTY. Crescent and its Subsidiaries own or have the right to use all patents, patent rights, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") as are necessary in connection with the business of Crescent and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent. Neither Crescent nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent.

     Section 2.14 NO REQUIRED VOTE OF CRESCENT SHAREHOLDERS. No vote of the shareholders of Crescent is required by law, the organizational documents of Crescent or otherwise in order for Crescent to consummate the Merger and the transactions contemplated hereby.

     Section 2.15 REIT STATUS. Crescent is a "real estate investment trust" for federal income tax purposes. The consummation of the transactions contemplated by this Agreement will not cause Crescent to cease to qualify as a "real estate investment trust" for federal income tax purposes.

     Section 2.16 BROKERS. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Crescent.

     Section 2.17  ERISA.

     (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Crescent, nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Company Multiemployer Plan (as hereinafter defined) at any time within the past six years or instituted, or is currently considering taking, any action to do so.

     (b) There has been no failure to make any contribution or pay any amount due to any Crescent Plan as required by Section 412 of the Code, Section 302 of ERISA, or the terms of any such Plan, and no Crescent Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

     (c) As of the date hereof and at the Effective Time, neither Crescent nor any of its ERISA Affiliates has been notified by any Crescent Multiemployer Plan that such Crescent Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Crescent Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. As of the date hereof and at the Effective Time, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by (i) Part 6 of Title I of ERISA or (ii) the laws of a jurisdiction outside the United States.

     (d) As used herein, (i) "Crescent Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Crescent Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any material bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance or other plan, arrangement or understanding, in each case established or maintained or contributed to by Crescent or any of its ERISA Affiliates or as to which Crescent or any of its ERISA Affiliates otherwise may have any liability, (ii) "Crescent Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Crescent or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.

                                 ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Crescent as follows:

     Section 3.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.
 The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

     Section 3.2 CAPITAL STRUCTURE. At the date hereof, the authorized capital stock of the Company consists of 90,000,000 shares of Company Common Stock, and 5,000,000 shares of Preferred Stock, $.01 par value per share ("Company Preferred Stock"). At the close of business on January 16, 1998, (i) 35,306,657 shares of Company Common Stock (and associated Rights) were issued and outstanding, (ii) 2,070,000 shares of Convertible Preferred Stock were issued and outstanding, (iii) no shares of Company Common Stock were held in the treasury of the Company or by its Subsidiaries, (iv) 6,307,000 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Compensation Program, as amended, options to purchase 5,485,743 shares of Company Common Stock had been issued and were outstanding pursuant to such Stock Compensation Program, (v) 1,000,000 shares of Company Common Stock were reserved for issuance pursuant to the Company's 401(k) Plan, dated as of October 14, 1993, as amended, and as of December 31, 1997, no shares of Company Common Stock had been issued and were outstanding pursuant to such 401(k) Plan, (vi) 6,742,671 shares of Company Common Stock were reserved for issuance pursuant to the Certificate of Designation, and (vi) no shares of Company Common Stock were reserved in connection with the Rights Agreement dated October 6, 1997 (the "Rights Agreement") between the Company and Continental Stock Transfer & Trust Company pursuant to which the Company declared a dividend on October 6, 1997 of one preferred share purchase right (a "Right") for each outstanding share of Company Common Stock. Except as set forth above, at the close of business on January 16, 1998, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All the outstanding shares of Company Common Stock were validly issued, fully paid and nonassessable and free of preemptive rights. Except as otherwise set forth in a disclosure letter making reference to this section, there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Except as otherwise set forth in a disclosure letter making reference to this section, each outstanding share of capital stock of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Company SEC Documents (as defined in Section 3.5) filed prior to the date of this Agreement, each such share that is owned by the Company or another Subsidiary of the Company, is owned free and clear of all Liens. As of the date of this Agreement, the Company does not have outstanding any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.
Except as otherwise set forth in a disclosure letter making reference to this section, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended March 31, 1997, as filed with the SEC (the "Company Annual Report"), is a true, accurate and correct statement in all material respects of all the information required to be set forth therein by the rules and regulations of the SEC.

     Section 3.3 AUTHORITY. The Board of Directors of the Company (i) has unanimously approved and adopted this Agreement, (ii) has resolved to recommend the approval of this Agreement by the Company's stockholders and has directed that this

Agreement be submitted to the Company's stockholders for approval, (iii) has adopted amendments to the Company's Stock Compensation Program providing that a Company employee's options shall not terminate if, in connection with the Merger, the employee becomes employed by an entity other than the Company,
(iv) has approved the modification of the vesting schedule for the options granted under the Company's Stock Compensation Program on September 29, 1997 to provide that such options will vest in equal installment amounts over five years; and (v) has directed the filing of the Proxy Statement with the SEC. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to approval of this Agreement by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Crescent and the validity and binding effect of this Agreement on Crescent) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law.

     Section 3.4 CONSENTS AND APPROVALS; NO VIOLATION. Assuming that all consents, approvals, authorizations and other actions described in this
Section 3.4 or set forth in a disclosure letter making reference to this section, have been obtained and all filings and obligations described in this
Section 3.4 have been made, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default or the loss of a material benefit (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien, upon any of the properties, assets or operations of the Company or any of its Subsidiaries under any provision of (i) the Amended and Restated Articles of Incorporation of the Company (the "Articles of Incorporation"), or the Restated Bylaws of the Company, as amended (the "Company Bylaws"), (ii) any provision of the comparable charter or organization documents of any Subsidiary of the Company, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties, assets or operations, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, losses, rights or liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. Except as set forth in a disclosure letter making reference to this section, no filing or registration with, or authorization, consent or approval of, any

Governmental Entity or any other person is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) in connection, or in compliance, with the provisions of the Articles of Merger with the Secretary of State of the State of Nevada and with the County Clerk of Tarrant County, Texas and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or public or worker safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with the taxes described in Section 5.11, (v) applicable requirements, if any, of Blue Sky Laws and the NYSE, (vi) as may be required under foreign laws, (vii) filings with and approvals, consents, findings of suitability, registrations, licenses, permits, orders and authorizations in respect of the Gaming Laws, (viii) for the requisite approval by the vote of the holders of the Company Common Stock and Convertible Preferred Stock in accordance with applicable law and the Articles of Incorporation and Bylaws of the Company, and (viii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 3.5 SEC DOCUMENTS AND OTHER REPORTS. The Company has filed all required documents with the SEC since March 31, 1996 (together with all other filings by the Company with the SEC since March 31, 1996, the "Company SEC Document"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by generally accepted accounting principles, the Company has not, since March 31, 1997, made any change in the accounting practices or policies applied in the preparation of its financial statements.

     Section 3.6 REGISTRATION STATEMENT AND PROXY STATEMENT. Except as contemplated by the next sentence, none of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur that is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law.

     Section 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in this Agreement, as set forth in a disclosure letter making reference to this section or in the Company SEC Documents filed prior to the date of this Agreement, since March 31, 1997, (a) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company and
(b)(i) there has been no change in the capital stock of the Company (except for the issuance of shares of the Company Common Stock pursuant to Company Plans) and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock (except for dividends declared and paid on the Convertible Preferred Stock or the Redeemable Preferred Stock in the ordinary course of business and consistent with past practice) and (ii) there have not been any events, changes or developments that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company. The aggregate amount of indebtedness of the Company and its Subsidiaries as of September 30, 1997, is set forth in
SCHEDULE 3.7.

     Section 3.8 PERMITS AND COMPLIANCE. Except as set forth in a disclosure letter making reference to this section, each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.
 Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as set forth in a disclosure letter making reference to this section, as of the date hereof, there is no contract or agreement that is material to the business, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole. Except as set forth in the Company SEC Documents or in a disclosure letter making reference to this section, prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. For purposes of this Agreement, the term "Knowledge" when used with respect to the Company means the actual knowledge as of the date hereof and at the Effective Time of the individuals identified in SCHEDULE 3.8.

     Section 3.9 TAX MATTERS. Except as otherwise set forth in a disclosure letter making reference to this section, (i) the Company and each of its Subsidiaries have timely filed all federal, state, local, foreign and provincial income and franchise Tax Returns and all other material Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are true, correct and complete, except to the extent that any failure to so file or any failure to be true, correct and complete, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (ii) all Taxes required to have been paid by the Company and each of its Subsidiaries have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to pay any such Taxes or to properly obtain an extension for such payment, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (iv) neither the Company nor any of its Subsidiaries has waived in writing any statute of limitations in respect of its federal, state, local, foreign or provincial income or franchise Taxes and no deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, except the extent that any such waiver or deficiency, individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (v) all federal income Tax Returns referred to in clause (i) for all years through May 31, 1993 have been examined by and settled with the Internal Revenue Service or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) as of the date hereof and at the Effective Time, no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; and (vii) all material deficiencies asserted or material assessments made as a result of any examination of any Tax Returns referred to in clause (i) by any taxing authority have been paid in full; (viii) the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements; and (ix) there are no material liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any of its Subsidiaries.

     Section 3.10 ACTIONS AND PROCEEDINGS. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or as set forth in a disclosure letter making reference to this section, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the directors, officers or employees of the Company or any of its Subsidiaries, as such, any of its or their properties, assets for business or any Company Plan (as hereinafter defined) that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company. Except as otherwise set forth in a disclosure letter making reference to this section, as of the date of this Agreement, there are no actions, suits, labor disputes or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their directors, officers or employees as such, or any of its or their properties, assets or business or any Company Plan that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company. Except as otherwise set forth in a disclosure letter making reference to this section, as of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of its or their officers, directors or employees, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement.

     Section 3.11 CERTAIN AGREEMENTS. Except as otherwise set forth in a disclosure letter making reference to this section, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Subject to Section 5.8 and except as set forth in a disclosure letter making reference to this section, no holder of any option to purchase shares of Company Common Stock or Company Preferred Stock, or shares of Company Common Stock or Company Preferred Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement.

     Section 3.12  ERISA.

     (a) SCHEDULE 3.12(a) contains a list of each Company Plan (as hereinafter defined) maintained by the Company and each material Company Plan maintained by a Subsidiary of the Company. To the extent applicable, with respect to each Company Plan, the Company has made, or will as soon as practicable after the date hereof, make available to Crescent a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Plan and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to such Company Plan, (iv) the most recent summary plan description for each Company Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Plan subject to Title IV of ERISA, (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Plan intended to be qualified under section 401(a) of the Code, (vii) any request for a determination currently pending before the IRS and (viii) all correspondence with the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation relating to any outstanding controversy. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company,
(i) each Company Plan complies with ERISA, the Code and all other applicable statutes and governmental rules and regulations, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred within the past three years with respect to any Company Plan which is likely to result in liability to the Company, (iii) neither the Company nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Company Multiemployer Plan (as hereinafter defined) at any time within the past six years or instituted, or is currently considering taking, any action to do so, and (iv) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA.

     (b) There has been no failure to make any contribution or pay any amount due to any Company Plan as required by Section 412 of the Code, Section 302 of ERISA, or the terms of any such Plan, and no Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

     (c) As of the date hereof and at the Effective Time, with respect to the Company Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate would be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law which has had, or would reasonably be expected to have, a Material Adverse Effect on the Company. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending or will be filed on a timely basis and, to the Knowledge of the Company, there is no reason why any Company Plan is not so qualified in operation. As of the date hereof and at the Effective Time, neither the Company nor any of its ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. As of the date hereof and at the Effective Time, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by (i) Part 6 of Title I of ERISA or (ii) the laws of a jurisdiction outside the United States.

     (d) As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any material bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance or other plan, arrangement or understanding, in each case established or maintained or contributed to by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates otherwise may have any liability, (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

     (e) SCHEDULE 3.12(e) contains a list, as of the date of this Agreement, of all (i) severance and employment agreements with officers of the Company and each ERISA Affiliate, (ii) severance programs and related formal policies of the Company with or relating to its employees and (iii) plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change of control or similar provisions, in each case involving a severance or employment agreement or arrangement with an individual officer or employee, only to the extent such agreement or arrangement provides for minimum annual payments in excess of $150,000. The Company has provided to Crescent a true and complete copy of each of the foregoing.

     (f) Except as otherwise set forth in a disclosure letter making reference to this section, all compensation issued pursuant to the Stock Plans is "qualified performance based compensation" and is deductible under section 162(m) of the Code.

     Section 3.13  COMPLIANCE WITH WORKER SAFETY AND ENVIRONMENTAL LAWS.

     (a) Except as otherwise set forth in a disclosure letter making reference to this section, (i) the properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable federal, state, local, regional and foreign laws, rules and regulations, orders, decrees, common law, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection, regulation and clean-up of the indoor and outdoor environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous or toxic materials, substances, wastes, pollutants and contaminants including, without limitation, asbestos, petroleum, radon and polychlorinated biphenyls (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; and (ii) with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, as of the date hereof and at the Effective Time, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

     (b) Except as set forth in a disclosure letter making reference to this section, (i) the Company and its Subsidiaries have not caused or permitted any property, asset, operation, including any previously owned property, asset or operation, to use, generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws and Worker Safety Laws, other than any such activity that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company;
(ii) the Company and its Subsidiaries have not reported to any Governmental Entity any material violation of an Environmental Law or any release, discharge or emission of any hazardous or toxic materials, substances, wastes, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company, and (iii) as of the date hereof and at the Effective Time, the Company has no knowledge of any pending, threatened or anticipated claims or liabilities under CERCLA, 42 U.S.C. sec. 9601 et seq., RCRA, 42 U.S.C. sec. 6901 et seq., or equivalent state law provisions and no knowledge that any current or former property, asset or operation is identified or currently proposed for the National Priorities List at 40 CFR sec. 300, appendix B, or the CERCLIS or equivalent state lists or hazardous substances release sites.

     Section 3.14 LIABILITIES. Except as otherwise set forth in a disclosure letter making reference to this section or reserved against in the balance sheet of the Company set forth in its Annual Report on Form 10-K for the fiscal year ended March 31, 1997, as of the date hereof and as of the Effective Time, the Company and its Subsidiaries have no liabilities, absolute or contingent, other than liabilities that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

     Section 3.15 INTELLECTUAL PROPERTY. Except as set forth in a disclosure letter making reference to this section, the Company and its Subsidiaries own or have the right to use all Intellectual Property Rights as are necessary in connection with the business of the Company and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. The Company has provided to Crescent in a disclosure letter making reference to this section a list of all of its Intellectual Property Rights material to the conduct of its business.

     Section 3.16 RIGHTS AGREEMENT. The Company has taken all necessary action to (i) render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) ensure that (y) neither Crescent nor any of its affiliates is an Acquiring Person (as defined in the Rights Agreement) and (z) a Distribution Date (as defined in the Rights Agreement) does not occur by reason of the announcement or consummation of the Merger or the consummation of any of the other transactions contemplated by this Agreement.

     Section 3.17 PARACHUTE PAYMENTS TO DISQUALIFIED INDIVIDUALS. Except as set forth in a disclosure letter making reference to this section, there will be no "excess parachute payments" (as such term is defined in Section 280G(a) of the Code) payable to employees of the Company and its Subsidiaries who are "disqualified individuals" under Section 280G of the Code, whether or not such employee's employment is terminated in connection with the transactions contemplated under this Agreement.

     Section 3.18 STATE TAKEOVER STATUTES. The Board of Directors of the Company has, to the extent such statutes are applicable, taken (or, with respect to Sections 78.378 to 78.3793 and Sections 78.411 to 78.444 of the NGCL, will take prior to the Effective Time) all action necessary to exempt Crescent, its Subsidiaries and affiliates, the Merger, this Agreement and the transactions contemplated hereby from Sections 78.378 to 78.3793 and Sections
78.411 to 78.444 of the NGCL, or to satisfy the requirements thereof. To the Knowledge of the Company, no other state takeover statutes are applicable to the Merger, this Agreement or the transactions contemplated hereby.

     Section 3.19 REQUIRED VOTE OF COMPANY STOCKHOLDERS. The affirmative vote of the holders of 66 2/3% of the outstanding shares of Company Common Stock and 66 2/3% of the outstanding shares of Company Preferred Stock is required to approve this Agreement. No other vote of the stockholders of the Company is required by law, the Articles of Incorporation or the Company Bylaws or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

     Section 3.20 BROKERS. No broker, investment banker or other person, other than Salomon Smith Barney, the fees and expenses of which will be paid by the Company (as reflected in agreements between such firms and the Company, copies of which have been furnished to Crescent), is entitled to any broker's finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     Section 3.21  LABOR MATTERS.

     (a) As of the date hereof and at the Effective Time, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization.

     (b) As of the date hereof and at the Effective Time, there are no pending or, to the Knowledge of the Company, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

     Section 3.22 TITLE. The Company and its Subsidiaries have good and valid title to or, in the case of leased properties, a good and valid leasehold interest in, all of the assets which they purports to own or lease, including all assets (real, personal or mixed, tangible or intangible) reflected in the September 30, 1997 consolidated financial statements of the Company, or acquired by the Company thereafter, except those assets disposed of in the ordinary course of business after September 30, 1997, and the title to each such property and asset is free and clear of any title defects, objections, liens, mortgages, security interests, pledges, charges and encumbrances, adverse claims, equities or other adverse interests of any kind including without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements (collectively, "Encumbrances"), except (i) any lien for taxes or other governmental charges not yet delinquent, or the validity of which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established by the Company, (ii) any Encumbrances reflected on the financial statements contained in the Company SEC Documents, with such changes in the amount thereof as may have occurred since September 30, 1997 in the ordinary course of business and which changes will not materially reduce the aggregate value of the property and assets held by the Company or its Subsidiaries, (iii) such other imperfections of title or Encumbrances which, as of the Effective Time, will not materially reduce the aggregate value of the property and assets of the Company or its Subsidiaries, and (iv) any Encumbrances or other matters identified in a disclosure letter delivered to Crescent pursuant to this Agreement.

     Section 3.23  LEASES.   All leases of real or personal property having a
term of one year or more and with aggregate remaining lease payments due of $50,000 or more to which the Company and/or its Subsidiaries are a party are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default and in respect of which the Company has not taken adequate steps to prevent a default from occurring) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.


                                    ARTICLE IV

                     COVENANTS RELATING TO CONDUCT OF BUSINESS


     Section 4.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as contemplated by Section 6.3, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, lessors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time; provided, however, that the Company shall be permitted to terminate or modify the business and operations of the Company's hotel/casino facility located in Kansas City, Missouri in the event that an order, judgment, injunction, award or decree of any Governmental Entity against the Company or its Subsidiaries is granted or issued which results in the suspension, termination or revocation of the gaming licenses for such hotel/casino facility. Except as otherwise expressly permitted by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Crescent:

          (a) (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends declared and paid on the Company Preferred Stock or the Redeemable Preferred Stock in the ordinary course of business and customary with past practice, and dividends and other distributions by direct or indirect wholly owned Subsidiaries), (ii) other than in the case of any direct or indirect wholly owned Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) except as set forth in Section 5.17, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (i) the issuance of shares of Company Common Stock (and associated Rights) upon the exercise of employee stock options pursuant to the Company Plans outstanding on the date of this Agreement in accordance with their current terms and (ii) the issuance of Company Common Stock upon the conversion of shares of Company Preferred Stock or Redeemable Preferred Stock;

          (c) amend its articles or certificate of incorporation or by-laws or other comparable organizational documents;

          (d) except as set forth in Section 5.23, acquire or agree to acquire
     (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (ii) any assets that are, individually or in the aggregate material to the Company and its Subsidiaries taken as a whole, other than transactions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole;

          (e) except as set forth in a disclosure letter making reference to this section, sell, lease, license, mortgage, grant an interest in or easement in, or otherwise encumber or subject to any Lien or otherwise dispose of, or agree to sell, lease, license, mortgage, grant an interest in or easement in, or otherwise encumber or subject to any Lien or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as whole;

          (f) incur any indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities or make any loans, advances or capital contributions to, or other investments in, any other person, or enter into any arrangement having the economic effect of any of the foregoing, other than (i) indebtedness incurred in the ordinary course of business consistent with past practice and (ii) indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries;

          (g) except as set forth in Section 5.23, alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any Subsidiary;

          (h) except as provided in Sections 5.8 and 5.18, enter into or adopt any new, or amend any existing severance plan, agreement or arrangement or enter into any new compensation or other welfare arrangement or plan, or amend any existing Company Plan or employment or consulting agreement, other than as required by law, except that the Company or its Subsidiaries may enter into (a) employment agreements if such agreements (i) are no longer than one year in duration (ii) provide for an annual base salary of less than $150,000, and (iii) provide, in the aggregate, for annual base salaries of less than $1,000,000, and (b) consulting agreements in the ordinary course of business that are terminable on no more than 90 days' notice without penalty;

          (i) except (1) as permitted under Section 4.1(h), or (2) to the extent required by written employment agreements existing on the date of this Agreement, increase the compensation payable or to become payable to its officers or employees, except for (i) increases in the ordinary course of business consistent with past practice in salaries or wages of non-officer employees of the Company or any of its Subsidiaries and (ii) except to the extent required under the terms of any applicable incentive plan;

          (j) grant or award any stock options, restricted stock, performance shares, stock appreciation rights or other equity-based incentive awards;

          (k) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

          (l) except as set forth in a disclosure letter making reference to this section, make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $1,000,000 or which, in the aggregate, are in excess of $10,000,000;

          (m) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business (i) consistent with past practice, of liabilities reflected or reserved against in, or contemplated by, (a) the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or (b) the condensed consolidated balance sheets of the Company and its Subsidiaries as set forth in a disclosure letter making reference to this section, or (ii) incurred in the ordinary course of business consistent with past practice;

          (n) settle or compromise any material federal, state, local or foreign tax liability; or

          (o) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Section 4.2 CONDUCT OF BUSINESS BY CRESCENT PENDING THE MERGER. Except as contemplated by Section 6.3, during the period from the date of this Agreement to the Effective Time, Crescent shall, and shall cause each of its Subsidiaries to, carry on its or their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its or their respective current officers and employees and preserve their respective relationships with customers, suppliers, licensors, lessors and others having business dealings with them to the end that their goodwill and ongoing business shall be unimpaired at the Effective Time. Except as otherwise expressly permitted by this Agreement, Crescent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company:

          (a) (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders or stockholders, as applicable, in their capacity as such (other than (A) any extraordinary dividend paid or to be paid by Crescent which Crescent reasonably determines is sufficient, when considered together with all dividends anticipated to be paid within the tax year including the Effective Time, to equal all anticipated current and accumulated earnings and profits for such tax year of the Company and Crescent, (B) distributions in the aggregate not to exceed the greater of (i) the amount of any quarterly dividend that may be paid by Crescent in the ordinary course and (ii) distributions of "real estate investment taxable income" (as such term is defined for purposes of the Code) without regard to any net capital gains or the deduction for dividends paid (provided that this Section 4.2(a) shall not be deemed to restrict any increases in the dividend rate of Crescent in the ordinary course consistent with past practice) and (C) dividends and other distributions by direct, indirect or wholly owned Subsidiaries) or (ii) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Common Shares;

          (b) in the case of Crescent only, amend its Declaration of Trust;

          (c) take or omit any action that would reasonably be expected to cause Crescent to cease to qualify as a "real estate investment trust" for federal income tax purposes; or

          (d) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Section 4.3 NO SOLICITATION.

     (a) Except as may be required pursuant to this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any of its Subsidiaries to, (i) solicit, initiate, or encourage the submission of, any takeover proposal, (ii) except to the extent permitted by paragraph (b), enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding or furnish to any person any information with respect to the Company's business, properties or assets, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that if prior to the Company Stockholder Meeting (as defined in Section 5.1), the Company shall have received an unsolicited written takeover proposal from a reputable buyer which offer, in the written opinion of Salomon Smith Barney, as the Company's financial advisors, appears to be a "superior proposal" (as defined below) and which, in the written opinion of legal counsel to the Company reasonably acceptable to Crescent, the Company's Board of Directors is legally obligated to consider by principles of fiduciary duty to stockholders under the NGCL, the foregoing restrictions shall not apply to such proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this paragraph by the Company. For all purposes of this Agreement, "takeover proposal" means any proposal, other than a proposal by Crescent or an affiliate of Crescent for a merger, consolidation, share exchange, business combination or other similar transaction involving the Company or any of its Significant Subsidiaries or any proposal or offer (including, without limitation, any proposal or offer to stockholders of the Company), other than a proposal or offer by Crescent or an affiliate of Crescent (i) to acquire in any manner, directly or indirectly, an equity interest in or any voting securities of, the Company or any of its Significant Subsidiaries or (ii) to acquire or lease in any manner, directly or indirectly, any property, business or other assets that, individually or in the aggregate, would satisfy any of the tests for a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any takeover proposal. As used herein, a "Significant Subsidiary" means any Subsidiary that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Crescent, the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement, any of the transactions contemplated by this Agreement, or the Merger, (ii) approve or recommend, or propose to approve or recommend, any takeover proposal, or (iii) take action to render
the Rights inapplicable to any takeover proposal.   Notwithstanding the
foregoing, the Board of Directors of the Company, to the extent required by the fiduciary obligations thereof, as determined by and set forth in the written opinion of legal counsel to the Company reasonably acceptable to Crescent, may approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) a Superior Proposal (as defined below), subject to the terms set forth in this
Section 4.3(b). Prior to approving or recommending a Superior Proposal, entering into a binding written agreement with respect to the transaction contemplated by any such Superior Proposal or withdrawing or modifying its approval or recommendation of this Agreement, the Company (i) shall notify Crescent in writing that it intends to accept a Superior Proposal and enter into such a binding, written agreement with respect to the transaction contemplated thereby, and (ii) attach the most current version of such agreement to such notice. Crescent shall have the opportunity, within ten business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, to make an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal. The Company agrees that it will not enter into a binding agreement referred to in clause (i) above until at least the eleventh business day after it has provided the notice to Crescent required thereby and to notify Crescent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification. For all purposes of this Agreement, "superior proposal" means a bona fide written proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all its assets or otherwise on terms which, in the written opinion of Salomon Smith Barney, are financially superior to those provided for in the Merger, and for which financing, to the extent required, is then fully committed or which, in the good faith judgment of Salomon Smith Barney is reasonably capable of being financed by such third party. If, to the extent permitted by this Section 4.3(b), the Board of Directors of the Company approves or recommends a superior proposal, the Company may take appropriate action to render the Rights inapplicable to such superior proposal.

     (c) Each of Frank J. Fertitta III, Lorenzo J. Fertitta III and Blake L. Sartini, by such individual's execution of this Agreement, agrees to vote the shares of capital stock of the Company owned by such individual that have the power to vote in favor of the Merger; provided that such individuals shall be free to vote their shares in their sole discretion if the Board of Directors of the Company terminates this Agreement in accordance with Section 7.1(g) hereof.

     (d) The Company promptly shall immediately advise Crescent orally and in writing of any takeover proposal or any inquiry with respect to or which could reasonably be expected to lead to any takeover proposal, the material terms and conditions of such takeover proposal or inquiry and the identity of the person making any such takeover proposal or inquiry. The Company will keep Crescent fully informed of the status and details of any such takeover proposal or inquiry.

     Section 4.4 THIRD PARTY STANDSTILL AGREEMENTS. Except to the extent reasonably required in connection with the Company's obligations under this Agreement, during the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill or similar agreement to which the Company or any of its Subsidiaries is a party (other than any involving Crescent) unless, in the written opinion of counsel to the Company reasonably acceptable to Crescent, failure to take such action would violate the fiduciary obligations of the Board of Directors of the Company, under
applicable law.   During such period, the Company agrees to enforce, to the
fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.


                                    ARTICLE V

                               ADDITIONAL AGREEMENTS

     Section 5.1 STOCKHOLDERS MEETING. The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold, a meeting of its stockholders, (the "Company Stockholder Meeting") for the purpose of considering the approval of this Agreement. The Company will, through its Board of Directors, recommend to its stockholders, approval of such matters and shall not withdraw such recommendation except to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement of the Merger as permitted by Section 4.3(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.1 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any takeover proposal. The Company and Crescent shall coordinate and cooperate with respect to the timing of such meeting.

     Section 5.2 FILINGS; OTHER ACTIONS.

     (a) The Company and Crescent shall promptly prepare and file with the SEC the Proxy Statement and Crescent shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of Crescent and the Company shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. Crescent shall also take any action (other than qualifying to do business in any jurisdiction in which they are currently not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Common Shares and Crescent Convertible Preferred Shares in the Merger and upon the exercise of the Substitute Options (as defined in Section 5.8), and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action, including information relating to the number of Common Shares and Crescent Convertible Preferred Shares required to be registered.

     (b) Each party hereto agrees, subject to applicable laws relating to the exchange of information, promptly to furnish the other parties hereto with copies of written communications (and memoranda setting forth the substance of all oral communications) received by such party, or any of its subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof), from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby; provided, however, that neither party shall be required to provide the other with copies of individuals' gaming applications and other information provided to gaming regulators with respect thereto.

     (c) Each of the Company and Crescent will promptly, and in any event within twenty business days after execution and delivery of this Agreement, make all filings or submissions as are required under the HSR Act. Each of the Company and Crescent will promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submissions necessary under the HSR Act. Without limiting the generality of the foregoing, each of the Company and Crescent will promptly notify the other of the receipt and content of any inquiries or requests for additional information made by any Governmental Entity in connection therewith and will promptly (i) comply with any such inquiry or request and (ii) provide the other with a description of the information provided to any Governmental Entity with respect to any such inquiry or request. In addition, each of the Company and Crescent will keep the other apprised of the status of any such inquiry or request.

     Section 5.3 COMFORT LETTERS.

     (a) The Company shall use all reasonable efforts to cause to be delivered to Crescent "comfort" letters of Arthur Andersen LLP, the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Crescent and the Company, in form and substance reasonably satisfactory to Crescent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     (b) Crescent shall use all reasonable efforts to cause to be delivered to the Company "comfort" letters of Arthur Andersen LLP, Crescent's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company and Crescent, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     Section 5.4 ACCESS TO INFORMATION. Subject to currently existing contractual and legal restrictions applicable to Crescent or to the Company or any of its Subsidiaries, each of Crescent and the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the other party hereto reasonable access to, and permit them to make such inspections as they may reasonably require, during normal business hours during the period from the date of this Agreement through the Effective Time, all their respective properties, books, tax returns, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, each of Crescent and the Company shall, and each shall cause each of its Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. No investigation pursuant to this Section 5.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     Section 5.5 COMPLIANCE WITH THE SECURITIES ACT. Within 30 days following the date of this Agreement, the Company shall cause to be prepared and delivered to Crescent a list (reasonably satisfactory to counsel for Crescent) identifying all persons who, at the time of the Company Stockholder Meeting, in the Company's reasonable judgment may be deemed "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use all reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Crescent on or prior to the Effective Time a written agreement in substantially the form of SCHEDULE 5.5 hereto, executed by such person.

     Section 5.6 STOCK EXCHANGE LISTINGS. Crescent shall use all reasonable efforts to list on the NYSE, upon official notice of issuance, the Common Shares and the Crescent Convertible Preferred Shares to be issued in connection with the Merger.

     Section 5.7 FEES AND EXPENSES.

     (a) Except as provided in Section 5.7(b) and (c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, except that expenses incurred in connection with printing and mailing the Proxy Statement and the Registration Statement shall be borne equally by Crescent and the Company.

     (b) Provided that Crescent is not in material breach of its representations, warranties and agreements under this Agreement, (i) if this Agreement is terminated by either Crescent or the Board of Directors of the Company pursuant to Section 7.1(e), (ii) if this Agreement is terminated by Crescent pursuant to Section 7.1(f), or (iii) if this Agreement is terminated by the Board of Directors of the Company pursuant to Section 7.1(g), then the Company shall pay to Crescent $54,000,000 (the "Crescent Termination Fee") in same-day funds, plus (notwithstanding paragraph (a) of this Section 5.7) all the expenses (as defined below), on the date of such termination or if Crescent elects, over a two-year period beginning on the date of termination with payment amounts and dates to be determined by Crescent. For purposes of this Section 5.7, the "transaction value" shall mean the aggregate value of the consideration to be paid by Crescent for the Company's equity securities, plus aggregate liabilities of the Company as shown on its most recent financial statement.

     (c) If this Agreement is terminated and, as a result of such termination, Crescent is entitled to the Crescent Termination Fee as provided in Section 5.7(b) above, then the Company shall (notwithstanding paragraph (a) of this Section 5.7), on the date of such termination, pay to Crescent the cash amount necessary to permit Crescent fully to reimburse itself and its affiliates for all out-of-pocket fees and expenses incurred at any time prior to such termination by any of them or on their behalf in connection with the Merger, the preparation of this Agreement and the transactions contemplated by this Agreement (including any currency or interest rate hedging activities in connection with the transactions contemplated hereby), including (x) all fees and expenses of counsel, investment banking firms, financial advisors (regardless of whether such financial advisors are affiliates of Crescent), accountants, experts and consultants to Crescent or any of their affiliates and
(y) all fees and expenses payable to banks, investment banking firms and other financial institutions and their respective counsel, accountants and agents in connection with arranging or providing financing) (fees and expenses under clause (y) collectively, "Financing Fees," and the fees and expenses contemplated by this paragraph (c), collectively, the "Expenses").

     (d) The parties acknowledges that the agreements contained in paragraphs
(b) and (c) of this Section 5.7 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither would enter into this Agreement; accordingly, if any person fails to pay promptly any amount due pursuant to this Section 5.7 and, in order to obtain such payment, another party commences a suit that results in a judgment for any such amount, the party against whom the judgment is rendered shall pay to the complaining party its cost and expenses (including attorneys' fees) in connection with such suit together with interest on the amount of the fee at the prime or base rate of Citibank, N.A. from the date such payment was due under this Agreement.

     Section 5.8   STOCK OPTIONS.

     (a) As of the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time pursuant to the stock option plans that are part of the Company's Stock Compensation Program (and excluding any "stock purchase plan" within the meaning of Section 423 of the Code) in effect on the date hereof (the "Stock Plans") shall be assumed by Crescent and become and represent a fully exercisable option to purchase the number of Common Shares (a "Substitute Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per Common Share (rounded up to the nearest tenth of a percent) equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time. Crescent shall pay cash to holders of Company Stock Options in lieu of issuing fractional Common Shares upon the exercise of Substitute Options. As of the Effective Time, each Substitute Option shall be subject to the same terms and conditions as were applicable immediately prior to the Effective Time under the related Company Stock Option and Stock Plan under which it was granted, including those providing for the accelerated exercisability and other special rights arising upon an "Acceleration Event" in accordance with the terms of such Stock Plan. The Company agrees to use all reasonable efforts to obtain any necessary consents of holders of Company Stock Options and take such other actions as may be necessary to effect this
Section 5.8. The accelerated lapse of restrictions and other special rights with respect to any shares of restricted Company Common Stock issued under the Stock Plans shall also be preserved following the Effective Time in accordance with the terms of the Stock Plans.

     (b) In respect of each Company Stock Option as converted into a Substitute Option pursuant to Section 5.8(a) and assumed by Crescent, and the Common Shares underlying such option, Crescent shall file and keep current a registration statement on Form S-8 (or a post-effective amendment to a Registration Statement on Form S-8) or other appropriate form for as long as such options remain outstanding and shall reserve sufficient Common Shares for issuance upon exercise of such Substitute Options.

     (c) The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each person who is or has been an employee of the Company or any of its Subsidiaries and is a holder of Company Stock Options under the Stock Plans, and such employee's heirs and personal representatives and shall be binding on all successors and assigns of Crescent.

     Section 5.9  REASONABLE EFFORTS.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) obtaining all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and making all necessary applications, registrations and filings (including filings with Governmental Entities) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act, state takeover statutes and Gaming Laws), (ii) obtaining all necessary consents, approvals or waivers from third parties, (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity with respect to the Merger or this Agreement vacated or reversed, (iv) taking any and all actions necessary to satisfy all of the conditions applicable to such party as set forth in
Article VI of this Agreement, and (v) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement.

     (b) Each of the Company and Crescent shall use all reasonable efforts not to take any action that, in any such case, might reasonably be expected to (i) cause any of the representations or warranties made by it in this Agreement that is qualified as to materiality to be untrue, (ii) cause any of the representations or warranties made by it contained in this Agreement that is not so qualified to be untrue in any material respect, (iii) result in a breach of any covenant made by it in this Agreement, (iv) result directly or indirectly in any of the conditions to the Merger set forth in Article VI not being satisfied or (v) impair the ability of the parties to consummate the Merger at the earliest practicable time (regardless of whether such action would otherwise be permitted or not prohibited hereunder).

     (c) The Company shall use its reasonable best efforts to restructure its existing leases prior to the Effective Time so that the terms thereof shall conform to the provisions of Section 22.3 of the Master Lease Agreement (as hereinafter defined).

     Section 5.10 PUBLIC ANNOUNCEMENTS. Crescent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions (i) prior to ten business days from the date hereof, unless otherwise agreed, and (ii) without prior consultation with each other party, except as may be required by applicable law.

     Section 5.11 TRANSFER AND GAINS TAX. Crescent will pay any federal, state, local, foreign or provincial tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real and personal property, if any (collectively, the "Gains Taxes"), any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger (except as otherwise provided in Section 1.7), any federal, state, local, foreign or provincial tax which is attributable to the transfer of Company Common Stock or Common Shares pursuant to the terms of this Agreement (collectively, "Stock Transfer Taxes") and any penalties or interest with respect to any such Stock Transfer Taxes. The Company and Crescent agree to cooperate with the other in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be agreed to between Crescent and the Company. The stockholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 5.11 in the preparation of any return with respect to the Gains Taxes.

     Section 5.12 STATE TAKEOVER LAWS. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Crescent and the Company and their respective Boards of Trust Managers or Directors, as the case may be, shall use all reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

     Section 5.13   INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE.

     (a) Crescent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective articles or certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of the Company shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than five years from the Effective Time and the obligations of the Company in connection therewith shall be assumed by Crescent. Crescent shall provide, or shall cause the Surviving Entity to provide, the Company's current directors and officers an insurance and indemnification policy (including any fiduciary liability policy) that provides coverage with respect to any claims made during the five-year period following the Effective Time for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar to the Company's existing policies or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Entity shall not be required to pay an annual premium for the D&O insurance in excess of 120 percent of the last annual premium paid prior to the date hereof (which premium the Company represents and warrants to be approximately $540,000 in the aggregate), but if such annual premium would but for this proviso exceed such amount, then Crescent shall purchase as much coverage as possible for such amount.

     (b) The provisions of this Section 5.13 are intended to be for the benefit of, and shall be enforceable by, each person who is or has been a director or officer of the Company or a subsidiary of the Company, and such director's or officer's heirs and personal representatives and shall be binding on all successors and assigns of Crescent.

      Section 5.14 NOTIFICATION OF CERTAIN MATTERS. Crescent shall use all reasonable efforts to give prompt notice to the Company, and the Company shall use all reasonable efforts to give prompt notice to Crescent, of: (i) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of either Crescent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any event, change or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on Crescent or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.15 RIGHTS AGREEMENT. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.16) requested in writing by Crescent (including redeeming the Rights immediately prior to the Effective Time of the Merger or amending the Rights Agreement) in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as requested in writing by Crescent, prior to the Company Stockholder Meeting, the Board of Directors of the Company shall not (i) amend the Rights Agreement or (ii) take any action with respect to, or make any determination under, the Rights Agreement (including a redemption of the Rights).

     Section 5.16 SCHEDULES, EXHIBITS AND DISCLOSURE LETTERS. Whenever, in this Agreement, reference is made to a schedule, exhibit or disclosure letter (or other similar provision for information to be made available), such schedule, exhibit or disclosure letter (or other similar provision of information) must be provided in writing and by the appropriate party on the date of execution of this Agreement, and actually received by the other parties hereto, and no such schedule, exhibit or disclosure letter (or other similar provision of information) shall be effective if provided after such date.

     Section 5.17 PREFERRED STOCK INVESTMENT. At the option of the Company, Crescent agrees to purchase from the Company up to an aggregate of 115,000 shares of a new series of preferred stock of the Company with the designations, rights, preferences and other terms set forth in the Certificate of Resolution attached hereto as Schedule 5.17 (the "Redeemable Preferred Stock"). Each share of Redeemable Preferred Stock shall be purchased at a price of $1,000 per share (plus accrued dividends from the previous regular quarterly dividend payment date or, if there has not yet been a regular quarterly dividend payment date, then as of the date hereof, based on a 365-day year) in cash in increments of 5,000 shares. Subject to the conditions below, Crescent must fund the purchase price for the purchase of shares on the 10th business day following the date of a notice from the Company to Crescent (a "Draw Notice") stating the number of shares of Redeemable Preferred Stock to be sold to Crescent on such 10th business day and the aggregate amount to be paid for such shares; provided that for purchases of 25,000 shares or more, the date of such purchase shall be the 20th business day following the date of such Draw Notice. Notwithstanding the foregoing, Crescent shall not be required to purchase shares of Redeemable Preferred Stock (i) more than two times in any 30-day period (ii) unless, on the purchase date set forth in a Draw Notice (A) the representations and warranties of the Company set forth in Article II are true and correct in all material respects and (B) the Company has not breached any of its covenants set forth in this Agreement in any material respect, and (iii) unless, the number of shares to be purchased, plus the aggregate number of shares then outstanding, does not exceed 115,000. Unless written consent is received from Crescent, the Company agrees to use the net proceeds from sales of shares of Redeemable Preferred Stock to repay indebtedness under the Company's Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996, as amended, borrowings under which were used for acquisitions and master-planned expansions. The parties agree that the provisions of this
Section 5.17 shall survive any termination of this Agreement. Crescent agrees to vote all shares of the Company's equity securities held by Crescent in favor of the Merger, and any transferee of the Redeemable Preferred Stock shall be subject to such agreement to vote in favor of the Merger.

     Section 5.18 JOINT VENTURE. The parties anticipate that Crescent Operating, Inc. ("COI") will serve as one of the parties to an Agreement of Limited Partnership by and among (i) COI and certain of its affiliates and
(ii) entities owned by certain members of the Company's existing management (the "Operating Joint Venture"). Pursuant to the obligation of Crescent Real Estate Equities Limited Partnership ("Crescent OP") to offer the opportunity to participate in the Operating Joint Venture to COI under that certain Intercompany Agreement to which they are parties, promptly following the date of this Agreement, Crescent will cause Crescent OP to make such offer. In the event that COI does not accept the offer to become a party to the Operating Joint Venture, Crescent shall promptly take all necessary action to provide another entity to serve in that capacity at the Effective Time (COI or the entity serving in such capacity being referred to herein as the "JV Parent"). Frank J. Fertitta III, Lorenzo J. Fertitta and Blake L. Sartini (the "Ownership Group") shall form an entity (the "Company JV Parent") and cause such entity to enter into the Agreement of Limited Partnership, and the Company shall cause an additional entity (i) to be formed by other members of its management and (ii) to enter into the Agreement of Limited Partnership.
A form of the Agreement of Limited Partnership is attached hereto as SCHEDULE 5.18(i).

          The Company shall sell, assign, transfer and convey, prior to the Effective Time, to the Operating Joint Venture, as directed by Crescent and with Crescent's approval, certain of the Company's non-real estate assets pursuant to the Bill of Sale attached hereto as SCHEDULE 5.18(ii).

          At the Effective Time, Crescent shall enter into, through Crescent OP, and shall cause the JV Parent and the Ownership Group shall cause the Company JV Parent to enter into, on behalf of the Operating Joint Venture, one or more master lease agreements, in the form of SCHEDULE 5.18(iii) attached hereto (the "Master Lease Agreement"), with the Operating Joint Venture; provided, however, that (i) Crescent shall have the option (on a lease-by-lease basis), prior to the Effective Date, to include a provision in the Master Lease Agreement that, as to any sublease that does not conform to the requirements of the Master Lease Agreement as to subleases, the percentage rent provided for in the Master Lease Agreement will be computed to exclude any revenues from such sublease, and (ii) the parties shall make such revisions to the definition of "Gross Revenues" and "Gross Winnings" contained in the Master Lease Agreement as shall be necessary to comply with the provisions of Section 856 of the Code relating to rents from real property not based on profits. The parties acknowledge that Crescent and the Ownership Group have entered into a letter agreement of even date herewith regarding the terms upon which the Master Lease Agreement will be executed.

          At or prior to the Effective Time, the Company shall assign, and Crescent , the Company and the Ownership Group shall cause the Operating Joint Venture to assume the employment agreements (the "Employment Agreements") of each of Frank J. Fertitta III, Glenn C. Christenson, Blake L. Sartini, Scott M. Nielson, and William W. Warner (the "Key Executives") and the other management employees listed on SCHEDULE 5.18(iv) hereto (the "Management Employees") and the Company Plans other than the Stock Plans. At such time, Crescent shall cause the JV Parent to guarantee, in the form of
SCHEDULE 5.18(v), the performance by the Operating Joint Venture of its obligations under such Employment Agreements and Company Plans (the "JV Parent Guarantee"); provided that the JV Parent Guarantee shall be subordinate to all obligations of the JV Parent to Crescent. In addition, Crescent shall unconditionally guarantee, in the form of SCHEDULE 5.18(vi), the performance by the JV Parent of its obligations under the JV Parent Guarantee with respect only to the Key Executives (the "Crescent Guarantee"), without regard to any such subordination. The obligations of the JV Parent to execute the JV Parent Guarantee and Crescent to execute the Crescent Guarantee as to any person shall be conditioned on such person accepting employment with the Operating Joint Venture. The Company shall use its best efforts to cause each of the Management Employees and the Key Executives to consent to the assignment of such employee's employment agreement to the Operating Joint Venture. The rights and benefits of the Management Employees and the Key Executives under the employment agreements after the assignment to the Operating Joint Venture shall be at least as favorable to such persons as they were immediately prior to such assignment: with the only changes being: (i) the substitution of the Operating Joint Venture as the employer;
(ii) the substitution of the Operating Joint Venture as the primary obligor under such Company Plans and (iii) an amendment to the Employment Agreement of Frank J. Fertitta III to include a non-competition provision identical to that included in the other Employment Agreements in the form of SCHEDULE 5.18(vii). Any such assignment and acceptance of employment shall not be deemed to imply in any way that the change-of-control provisions of such agreements and plans have not been triggered with respect to changes-of-control payments or terminations after a change-of-control. In addition, the parties agree that all securities issuable, or any compensation based on the market value of specified securities, under any of the Company Plans other than the Stock Plans shall be issued in the form of, and shall be based on the market value of, the common stock of the JV Parent.

     Section 5.19   INTENTIONALLY OMITTED.

     Section 5.20   THIRD PARTY BENEFICIARY. Crescent's obligations under (i)
Section 5.18 with respect to the employment of the Key Executives, (ii)
Section 6.2(i) with respect to the appointment of Frank J. Fertitta III and Lorenzo J. Fertitta to the Board of Trust Managers of Crescent, and (iii)
Section 5.22 with respect to the Registration Rights and Lock-Up Agreements shall be deemed to be for the benefit of each of those individuals, and the Ownership Group, respectively, as well as the Company, and each of those individuals, respectively, shall have a direct right of action, as a third party beneficiary or otherwise, against Crescent for any breach thereof. Neither the Company nor Crescent shall amend, modify or waive any of the aforementioned provisions, without the express written consent of each of the aforementioned individuals affected thereby.

     Section 5.21 LIABILITY OF CRESCENT UNDER COMPANY PLANS AND EMPLOYMENT AGREEMENTS. Except for the Stock Plans referred to in Section 5.8 and the obligations of Crescent described in Section 5.18, Crescent shall not have, and the Company shall take all steps within its control to assure that Crescent shall not have, any obligation or liability under any of the Company Plans or any employment agreement to which the Company is a party that is now or hereafter in effect.

     Section 5.22 AGREEMENT WITH MANAGEMENT. Crescent and each member of the Ownership Group shall enter into Registration Rights and Lock-Up Agreements in the form of SCHEDULE 5.22 attached hereto.

     Section 5.23 CORPORATE RESTRUCTURING. The Company shall merge all of its Subsidiaries with and into itself, such that on the Closing Date the Company shall have no Subsidiaries.

     Section 5.24 REIT-RELATED TRANSACTIONS. The Company shall take such further actions and engage in such further transactions as determined by Crescent to be reasonably necessary, in the opinion of counsel to Crescent, to preserve Crescent's status as a "real estate investment trust" under the Code, so long as such actions have no adverse economic effect on the Company and its stockholders in the event the Merger is not consummated.

                                    ARTICLE VI

                         CONDITIONS PRECEDENT TO THE MERGER

     Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the parties to effect the Merger shall be subject to the fulfillment (or waiver by such party) at or prior to the Effective Time of the following conditions:

     (a) STOCKHOLDER APPROVAL. At or prior to the Effective Time, this Agreement shall have been duly approved by the requisite vote of holders of the Company Common Stock and Convertible Preferred Stock in accordance with applicable law and the Articles of Incorporation and Bylaws of the Company.

     (b) STOCK EXCHANGE LISTINGS. The Common Shares and the Crescent Convertible Preferred Shares issuable in the Merger and pursuant to the Substitute Options shall have been authorized for listing on the NYSE, subject to official notice of issuance.

     (c)  HSR AND OTHER APPROVALS.

      (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated.

     (ii) All consents, approvals, orders or authorizations of or registrations, declarations or filings with any Governmental Entity, which the failure to obtain, make or occur would reasonably be expected to have a Material Adverse Effect on the Company (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred, and shall be in full force and effect.

     (iii) All consents, approvals, findings of suitability, licenses, permits, orders or authorizations of and registrations, declarations or filings with any Governmental Entity with jurisdiction in respect of Gaming Laws, in each case, required or necessary in connection with the Merger and this Agreement and the transactions contemplated by this Agreement (including, but not limited to, approval, licensing or registration of (i) Crescent and its officers, trust managers and shareholders, as necessary and
(ii) the Operating Joint Venture and any of its subsidiaries) shall have been obtained and made and shall be in full force and effect.

     (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purposes shall have been initiated or, to the knowledge of Crescent or the Company, threatened by the SEC. All necessary state securities or blue sky authorizations shall have been received.

     (e) NO ORDER. No court or other Governmental Entity having jurisdiction over the Company or Crescent, or any of its respective Subsidiaries, shall (after the date of this Agreement) have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal; provided, however, that each of the parties shall have used all reasonable efforts to prevent and to appeal as promptly as possible any such law, rule, regulation, executive order, decree, injunction or other order.

     (f)  CHANGE IN TAX LAWS.

          (i) There shall not have been any federal legislative or regulatory change that would cause Crescent to cease to qualify as a "real estate investment trust" for federal income tax purposes.

          (ii) There shall not have been any federal legislative or regulatory change that would cause the Merger to be taxable to any of Crescent, the Company, the shareholders of Crescent or the stockholders of the Company.

     (g) AGREEMENTS WITH MANAGEMENT. The Operating Joint Venture, the Company JV Parent and the Ownership Group shall have entered into a Right of First Refusal and Non-Competition Agreement in the form of SCHEDULE 6.1(G).

     Section 6.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following additional conditions:

     (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. Crescent shall have performed each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of Crescent contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received certificates signed on behalf of each of Crescent by its Vice Chairman, President and Chief Executive Officer or Senior Vice President, Law and Secretary and its Senior Vice President, Chief Financial and Accounting Officer to such effect.

     (b) CONSENTS UNDER AGREEMENTS. Crescent shall have obtained the consent or approval of each person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, hotel management agreement, joint venture agreement or other agreement or instrument to which Crescent or a Subsidiary is a party, except as to which the failure to obtain such consents and approvals, individually or in the aggregate, would not be expected, in the reasonable opinion of Company, to have a Material Adverse Effect on the Crescent or upon the consummation of the transactions contemplated in this Agreement.

     (c) NO LITIGATION. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person, or before any court or governmental authority, agency or tribunal, domestic or foreign, in each case that has a significant likelihood of success challenging the acquisition by Crescent of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Crescent any damages that are material in relation to the Company, Crescent and its Subsidiaries taken as a whole.

     (d) TAX OPINION. On the Closing Date, the opinion of Shaw, Pittman, Potts & Trowbridge, counsel to Crescent, shall have been delivered to the Company in form and substance reasonably satisfactory to the Company stating
(i) that Crescent is a "real estate
investment trust" for federal income tax purposes, (ii) that consummation of the transactions contemplated by this Agreement will not cause Crescent to cease to qualify as a "real estate investment trust" for federal income tax purposes, and (iii) that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code, and that each of Crescent and the Company will be a party to that reorganization within the meaning of section 368(b) of the Code. Such counsel shall not unreasonably refuse to deliver such opinion, and issues relating to the subsequent transfer of the assets from Crescent to the Crescent OP shall not constitute a reasonable basis for refusal to render such opinion. In rendering such opinion, such counsel shall be entitled to rely upon representations made in this Agreement or requested by such counsel and made by Crescent and the Crescent OP, and on representations requested by such counsel and made by the Company.

     (e) LEGAL OPINION. The Company shall have received an opinion of Shaw, Pittman, Potts & Trowbridge, counsel to Crescent, dated the Closing Date, substantially in the form attached as SCHEDULE 6.2(e).

     (f) COMFORT LETTER. The Company shall have received, in form and substance reasonably satisfactory to the Company, from Arthur Anderson LLP, Crescent's independent public accountants, the "comfort" letter described in
Section 5.3(b).

     (g) PREFERRED STOCK INVESTMENT. Crescent shall have performed all of its obligations, if any, pursuant to Section 5.17 hereof, in all material respects.

     (h)  COMPANY PLANS.   The Operating Joint Venture shall have assumed all
obligations under and adopted the Company Plans (other than the Stock Plans referred to in Section 5.8), without regard to materiality. The Operating Joint Venture shall have agreed to honor without modification or contest, and to make required payments when due under, all Company Plans (as defined herein, but without regard to materiality) in accordance with their terms as of the date of this Agreement (as modified to the extent permitted by this Agreement). The Operating Joint Venture shall have agreed to employ at their current locations each person who is an employee of the Company immediately prior to the Effective Time (the "Affected Employees") on terms no less favorable in the aggregate (including with respect to position, duties, responsibilities, compensation, incentives and location) than those provided on the date hereof to the Affected Employees. The Operating Joint Venture shall have agreed to provide each Affected Employee with benefits that are at least equivalent in the aggregate to the benefits provided to each such Affected Employee immediately prior to the Effective Time. Crescent agrees that, for purposes of all employee benefit plans (including, but not limited to, all "employee benefit plans" within the meaning of Section 3(3) of ERISA, and all policies and employee fringe benefit programs, including vacation policies) of the Operating Joint Venture (such plans, programs, policies and arrangements, the "Buyer Plans") in which the Affected Employees may participate following the Effective Time under which an employee's eligibility or benefits depends, in whole or in part, on length of service, credit will be given to the Affected Employees for service previously credited with the Company or any affiliates of the Company prior to the Effective Time, provided, that such crediting of service does not result in duplication of benefits, and provided that such crediting of service shall not be given for benefit accrual purposes under any Buyer Plan that is a defined benefit plan. Affected Employees shall also be given credit for any deductible or co-payment amounts paid in respect of the plan year in which the Effective Time occurs, to the extent that, following the Effective Time, they participate in any Buyer Plan for which deductibles or co-payments are required. The Operating Joint Venture shall have caused each Buyer Plan to waive (i) any preexisting condition restriction or (ii) waiting period limitation which would otherwise be applicable to an Affected Employee on or after the Effective Time. On or prior to the Effective Time, the Operating Joint Venture shall have assumed all liabilities and obligations whatsoever for all accrued benefits under the Company 401(k) Plan in respect of the Affected Employees and Crescent shall be relieved of all such liabilities and obligations. Crescent and the Company shall cooperate in the filing of documents required, if any, by the transfer of assets and liabilities described herein.

     (i) ADDITIONAL DIRECTORS. Frank J. Fertitta III and Lorenzo J. Fertitta shall have become members of the Boards of Trust Managers of Crescent and the Board of Directors of the JV Parent.

     Section 6.3 CONDITIONS TO OBLIGATIONS OF CRESCENT to Effect the Merger. The obligations of Crescent to effect the Merger shall be subject to the fulfillment (or waiver by Crescent) at or prior to the Effective Time of the following additional conditions:

     (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. The Company shall have performed each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Crescent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

     (b) CONSENTS UNDER AGREEMENTS. The Company shall have obtained any amendments, waivers, consents or approvals with respect to the agreements and documents listed on Schedule 6.3(b) attached hereto, as Crescent shall reasonably request.

     (c) LETTERS FROM COMPANY AFFILIATES. Crescent shall have received from each person named in the list referred to in Section 5.5 an executed copy of an agreement substantially in the form of Schedule 6.3(c) hereto.

     (d) NO LITIGATION. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person that has a significant likelihood of success (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company any damages that are material in relation to the Company, Crescent and their respective Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Crescent or any of its respective Subsidiaries of any material portion of the combined business or assets of the Company, Crescent and their respective Subsidiaries, or to compel the Company, Crescent or their respective Subsidiaries to dispose of or hold separate any material portion of the combined business or assets of the Company, Crescent and their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Crescent to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or Convertible Preferred Stock, including, without limitation, the right to vote any Company Common Stock or Convertible Preferred Stock purchased by it on all matters properly presented to the stockholders of the Company, (iv) except as set forth in the Company SEC Documents, seeking to prohibit Crescent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or its Subsidiaries or (v) which otherwise would reasonably be expected to have a Material Adverse Effect on the Company; other than any suit, action or proceedings against the Company or its Subsidiaries seeking to revoke any gaming licenses or require any modification of the Company's hotel/casino facility located in Kansas City, Missouri.

     (e) RIGHTS AGREEMENT. The Rights shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of the Rights Agreement.

     (f) TAX OPINION. On the Closing Date, the opinion of Shaw, Pittman, Potts & Trowbridge, counsel to Crescent, shall have been delivered to Crescent in form and substance reasonably satisfactory to Crescent stating
(i) that Crescent is a "real estate investment trust" for federal income tax purposes, (ii) that consummation of the transactions contemplated by this Agreement will not cause Crescent to cease to qualify as a "real estate investment trust" for federal income tax purposes, and (iii) that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code, and that each of Crescent and the Company will be a party to that reorganization within the meaning of section 368(b) of the Code. Also on the Closing Date, the opinion of Shaw, Pittman, Potts & Trowbridge shall have been delivered to Crescent in form and substance reasonably satisfactory to Crescent stating that, except as disclosed in this Agreement or in the SEC Documents, (i) the transactions contemplated by Section 5.18 shall have complied in all respects with applicable law, (ii) to the extent applicable, such transactions shall have been effective to transfer the full and complete interest in and rights with respect to the disposed assets and (iii) such transactions are not the subject of any pending or threatened claim or challenge by any person. Such counsel shall not unreasonably refuse to deliver such opinions, and issues relating to the subsequent transfer of the assets from Crescent to Crescent OP shall not constitute a reasonable basis for refusal to render the opinions. In rendering such opinions, such counsel shall be entitled to rely upon representations requested by such counsel and made by Crescent.

     (g) RESIGNATIONS. Crescent shall have received the resignations of each officer and director of the Company and each of its Subsidiaries.

     (h) COMFORT LETTER. Crescent shall have received, in form and substance reasonably satisfactory to Crescent, from Arthur Anderson LLP, the Company's independent public accountants, the "comfort" letter described in
Section 5.3(a).

                                    ARTICLE VII

                         TERMINATION, AMENDMENT AND WAIVER

     Section 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of any matters presented in connection with the Merger by the stockholders of the Company:

     (a)  by mutual written consent of Crescent and the Company;

     (b) by either Crescent or the Company if there has been a material breach of the representations, warranties, covenants and agreements on the part of the other set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach from the nonbreaching party;

     (c) by either Crescent or the Company if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the Merger shall have become final and non-appealable;

     (d) by either Crescent or the Company if the Merger shall not have been consummated before January 31, 1999, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or other action restraining, enjoining or otherwise preventing the consummation of Merger;

     (e) by either Crescent or the Board of Directors of the Company if any required approval of the Merger by the holders of each class of capital stock of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of such stockholders or at any adjournment thereof;

     (f) by Crescent if the Board of Directors of the Company shall or shall resolve to (i) not recommend, or withdraw its approval or recommendation of, the Merger, this Agreement or any of the transactions contemplated hereby,
(ii) modify such approval or recommendation in a manner adverse to Crescent or (iii) approve or recommend a superior proposal pursuant to Section 4.3(b); or

     (g) by the Board of Directors of the Company if (i) to the extent permitted by Section 4.3(b), the Board of Directors of the Company authorizes the Company to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company provides notification to Crescent in accordance with Section 4.3(b), and (ii) Crescent does not make, within ten business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal, and (iii) the Company, prior to such termination has paid to Crescent an amount in cash equal to the sum of the Crescent Termination Fee plus all Expenses as provided by Section 5.7.

     Section 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Crescent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Crescent or their respective officers, directors or trust managers (except for Sections 2.16, 3.20 and 5.7, this Section 7.2 and Article VIII, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any breach of this Agreement and the obligations under Section 5.17 shall survive the termination.

     Section 7.3 AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors or Trust Managers, as the case may be, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing duly executed by each of the parties hereto.

     Section 7.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (i) extend the time for performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the Agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly executed by such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

     Section 8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or when telecopied (with a confirmatory copy sent by such overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Crescent, to

              Crescent Real Estate Equities Company
              777 Main Street
              Suite 2100
              Fort Worth, TX 76102
              Attention:  Gerald W. Haddock
              President and Chief Executive Officer
              Facsimile No.: (817) 878-0429

          with copies to:

              Crescent Real Estate Equities Company
              777 Main Street
              Suite 2100
              Fort Worth, TX 76102
              Attention:  David M. Dean
              Senior Vice President, Law
              Facsimile No.: (817) 878-0429

              Robert B. Robbins
              Shaw, Pittman, Potts & Trowbridge
              2300 N Street, N.W.
              Washington, D.C. 20037
              Facsimile No.: (202) 663-8007

     (b)  if to the Company, to:

              Station Casinos, Inc.
              2411 W. Sahara Avenue
              Las Vegas, NV 89120
              Attention:  Scott M Nielson
              Facsimile No.:  (702) 367-2424
          with a copy to:

              Milbank, Tweed, Hadley & McCloy
              601 South Figueroa Street
              Thirtieth Floor
              Los Angeles, CA 90017
              Attention:  Kenneth J. Baronsky
                          Eric H. Schunk
              Facsimile No.:  (213) 629-5063

     Section 8.3 INTERPRETATION. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     Section 8.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except that the confidentiality and standstill agreement between the parties shall remain in full force and effect, provided, further, however, that the Company agrees that such agreement shall not prohibit Crescent's purchases of the Convertible Preferred Stock. Any shares so purchased shall be voted in favor of the Merger and any subsequent transferee from Crescent of the Convertible Preferred Stock shall be bound by the foregoing voting agreement. Except as set forth in Section 5.20, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 8.6 GOVERNING LAW. Except to the extent that the laws of the States of Nevada, Missouri and Louisiana are mandatorily applicable to the Merger, including, without limitation, the Gaming Laws, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

     Section 8.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually accepted manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     Section 8.9 ENFORCEMENT OF THIS AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to obtain specific performance of the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any
party is entitled at law or in equity.   In any arbitration, suit or other
proceeding that may be initiated to enforce any of the rights or obligations created hereunder, the prevailing party shall be entitled to the award of its costs and expenses, including attorneys' fees in connection with such arbitration, suit or other proceeding, together with interest on any damages or other amounts awarded, from the dates on which such damages, costs or expenses were incurred and until paid, at the prime or base rate of Citibank, N.A.

     Section 8.10 LIMITED LIABILITY OF SHAREHOLDERS. All persons dealing with Crescent must look solely to Crescent's property for the enforcement of any claims against Crescent, as the trust managers, officers, agents and shareholders of Crescent assume no personal obligations of Crescent, and their respective properties shall not be subject to claims of any person relating to such obligation.

     IN WITNESS WHEREOF, Crescent and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, and the members of the Ownership Group have signed this Agreement, all as of the date first written above.


                                         CRESCENT REAL ESTATE EQUITIES COMPANY

                                         By:  /s/ DAVID M. DEAN
                                             --------------------------------
                                             Name:  David M. Dean
                                             Title: SVP, Law


                                         STATION CASINOS, INC.

                                         By:  /s/ FRANK J. FERTITTA III
                                              --------------------------------
                                              Name:
                                              Title:

                                         SOLELY FOR PURPOSES OF SECTIONS 4.3(c)
                                         AND 5.18:

                                         /s/ FRANK J. FERTITTA III
                                         --------------------------------
                                         Frank J. Fertitta III

                                         /s/ LORENZO J. FERTITTA
                                         --------------------------------
                                         Lorenzo J. Fertitta

                                         /s/ BLAKE L. SARTINI
                                         --------------------------------

                                         Blake L. Sartini

                                                                   Schedule 5.17


             CERTIFICATE OF RESOLUTION ESTABLISHING DESIGNATION,
                          PREFERENCES AND RIGHTS OF
                       $100 REDEEMABLE PREFERRED STOCK

                                      of

                            STATION CASINOS, INC.

     Pursuant to Section 78.195 of the Nevada Revised Statutes.

     RESOLVED, that pursuant to the authority vested in the Board of Directors of Station Casinos, Inc., a Nevada corporation (the "Corporation"), by the Amended and Restated Articles of Incorporation of the Corporation, a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation, be and hereby is created, and that the number of shares thereof and the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of the shares of such series are as follows:

     Section 1. DESIGNATION AND AMOUNT. The designation of such series of Preferred Stock authorized by this resolution shall be the $100 Redeemable Preferred Stock (herein the "$100 Preferred Stock"). The number of shares of $100 Preferred Stock shall be 115,000, which number may be increased or decreased by the Board of Directors of the Corporation from time to time; PROVIDED that no decrease shall reduce such number of shares below the aggregate number of shares then outstanding plus the number of shares reserved for issuance. The purchase price for each share of $100 Preferred Stock shall be $1,000.

     Section 2. RANK. All shares of $100 Preferred Stock shall rank prior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to all of the Corporation's now or hereafter issued Common Stock. The term "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Corporation as the same exists at the date hereof or as such stock may be constituted from time to time. All shares of $100 Preferred Stock shall rank on parity with, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to all of the Corporation's outstanding shares of $3.50 Convertible Preferred Stock.

     Section 3. DIVIDENDS. The holders of $100 Preferred Stock shall be entitled to receive, when, as and if declared by the

Board of Directors of the Corporation out of funds of the Corporation at the time legally available therefor, dividends on any shares of Preferred Stock at the annual rate of $100 per share and no more, which shall be fully cumulative, shall accrue without interest from January __, 1998 (or if issued after March 15, 1998, then from the day after the quarterly dividend payment date last preceding the issuance date) and shall be payable in cash quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on the first such quarterly date following the issuance of such share (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday or legal holiday) to holder of records as they appear on the stock transfer books of the Corporation on such record dates, not more than 60 nor less than 10 days preceding the payment dates for such dividends, as are fixed by the Board of Directors. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in New York, New York or in Las Vegas, Nevada.

     Subject to the next paragraph of this Section 3, dividends on account of arrears for any past dividend period may be declared and paid at any time, without reference to any regular dividend payment date. The amount of dividends payable per share of $100 Preferred Stock for each quarterly dividend period shall be computed by dividing the annual amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 365-day year. Holders of $100 Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of the full cumulative dividends on such shares of $100 Preferred Stock.

     On each dividend payment date all dividends which shall have accrued on each share of $100 Preferred Stock outstanding on such dividend payment date shall accumulate and be deemed to become "due" whether or not there shall be funds legally available for the payment thereof. Any dividend which shall not be paid on the dividend payment date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the share of $100 Preferred Stock with respect to which such dividend became due shall no longer be outstanding, whichever is the earlier to occur. No interest, sum of money in lieu of interest, or other property or securities shall be payable in respect of any dividend payment or payments which are past due. Dividends paid on shares of $100 Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends and as to liquidation rights to the $100 Preferred Stock which is neither convertible into, nor exchangeable or exercisable for, any securities of the Corporation other than Common Stock or other capital stock of the Corporation ranking junior as to dividends and as to liquidation rights to the $100 Preferred Stock, shall be paid, or declared and set apart for payment, and no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends or as to liquidation rights to the $100 Preferred Stock (the "Junior Dividend Stock") unless and until all accrued and unpaid dividends on the $100 Preferred Stock, including the full dividend for the then current dividend period, shall have been paid or declared and set apart for payment and the Corporation is not in default in respect of the optional redemption of any shares of $100 Preferred Stock.

     No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the $100 Preferred Stock (the "Parity Dividend Stock") for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the $100 Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. No full dividends shall be paid or declared and set apart for payment on the $100 Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full upon the $100 Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set aside for payment upon shares of $100 Preferred Stock and the Parity Dividend Stock shall be paid or declared and set aside for payment pro rata so that the amount of dividends paid or declared and set aside for payment per share on the $100 Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of $100 Preferred Stock and the Parity Dividend Stock bear to each other.

     The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the stock of the Corporation unless the Corporation could, under this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

     Any reference to "distribution" contained in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation dissolution or winding up of the Corporation, whether voluntary or involuntary.

     Section 4. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of $100 Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, and a sum equal to $1,000 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior to the liquidation rights of the $100 Preferred Stock (the "Junior Liquidation Stock"). In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the $100 Preferred Stock, the $3.50 Convertible Preferred Stock and any other class or series of the Corporation's capital stock which may hereafter be created having parity as to liquidation rights with the $100 Preferred Stock (the "Parity Liquidation Stock"), the holders of the $100 Preferred Stock and the holders of the Parity Liquidation Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation preferences of the shares of $100 Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a merger, consolidation, or other business combination of the Corporation with or into another corporation or other entity nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4 (unless in connection therewith the liquidation of the Corporation is specifically approved).

     The holder of any shares of $100 Preferred Stock shall not be entitled to receive any payment owned for such shares under this Section 4 until such holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares of $100 Preferred Stock and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of $100 Preferred Stock to the Corporation free of any adverse interest. As in the case of the Redemption Price referred to below, no interest shall accrue on any payment upon liquidation after the due date thereof.

      Section 5. REDEMPTION AT OPTION OF THE CORPORATION. The Corporation, at its option, may at any time after the date of first issuance redeem for cash or shares of Common Stock (as provided below) the $100 Preferred Stock, in whole or from time to time in part, on any date set by the Board of Directors at the liquidation preference per share, plus, in each case, an amount equal to all dividends on the $100 Preferred Stock accrued and unpaid thereon, whether or not declared or due, to the date fixed for redemption (subject to the right of the holder of record of shares of $100 Preferred Stock on a record date for the payment of a dividend on the $100 Preferred Stock to receive the dividend due on such shares of $100 Preferred Stock on the corresponding dividend payment date), such sum being hereinafter referred to as the "Redemption Price".

     In payment of the Redemption Price for each share of $100 Preferred Stock to be redeemed, the Corporation shall, at the option of the Corporation, either
(i) pay an amount in cash equal to the Redemption Price or (ii) issue such number of shares of Common Stock as equals (x) the then-current Redemption Price of the $100 Preferred Stock, divided by (y) 90% of the Market Price of the Common Stock; PROVIDED that with respect to any said Common Stock redemption of shares of $100 Preferred Stock owned by Crescent Real Estate Equities Company or its affiliates, the Corporation may only issue shares of voting Common Stock in redemption of the $100 Preferred Stock so that after such issuance said owner(s) will beneficially own no more than 9.9% of the outstanding Common Stock, and any issuance exceeding such percentage shall be deemed non-voting Common Stock (other than voting rights required by law) for all purposes. Prior to the issuance of such non-voting Common stock, the Corporation shall take any corporate action necessary therefore, including creating a new class of non-voting Common Stock. The "Market Price" shall be equal to the average of the daily closing prices of the Common Stock for the 20 consecutive trading days immediately preceding the first business day immediately preceding the date of the applicable redemption notice. The closing price of the Common Stock on the trading day immediately preceding the first business day immediately preceding the date of the applicable redemption notice. The "closing price" for each day shall be the last reported sales price or, in case no such reported sales take place on such day, the average of the closing bid and asked prices for such day, in each case as reported by the New York Stock Exchange Composite Transaction reporting system (as published in The Wall Street Journal or, if not published therein, in another authoritative source) ("NYSE"), or if such last sale price is not so reported by the NYSE, or if no such sale takes place on such day, the mean between the closing bid and asked prices for the Common stock as reported by the NYSE. If the shares of Common Stock are not reported by the NYSE, the "closing price" for each day shall be the last reported sales price or, in case no such reported sales take place on such day, the average of the closing bid and asked prices for such day, in each case as reported by the national exchange or national market system on which the Common Stock is traded. If the shares of Common Stock are neither listed on the NYSE or any other national exchange nor quoted by a national market system, the determination of Market Price shall be determined in good faith by the Board of Directors of the Corporation or, if such determination cannot be made, by a nationally recognized independent investment banking firm selected in good faith by the Board of Directors of the Corporation. For the purposes of this Section 5, trading day shall mean a day on which the securities exchange specified for purposes of this Section 5 shall be open for business or, if the shares of Common Stock shall not be listed on such exchange for such period, a day with respect to which quotation of the character referred to in the next preceding sentence shall be reported. In lieu of any fractional share of Common Stock which would otherwise be issued upon any redemption of $100 Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount in cash (computed to the nearest cent) equal to the Market Price multiplied by the fractional interest that otherwise would have been deliverable upon such redemption of such $100 Preferred Stock.

     In case of the redemption of less than all of the then outstanding $100 Preferred Stock, the shares of $100 Preferred Stock to be redeemed shall be redeemed pro rata or by lot or in such other manner as the Board of Directors may determine. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the $100 Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all $100 Preferred Stock then outstanding shall have been paid for the current and all past dividend periods.

     Not more than 90 nor less than 60 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to each holder of record of the $100 Preferred Stock to be redeemed, at such holder's address as it shall appear upon the stock transfer books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of $100 Preferred Stock to be redeemed, that on and after the redemption date, dividends will cease to accrue on such shares.

     Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the $100 Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of $100 Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price as herein provided. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, shares of Common Stock and funds necessary for the redemption shall be available therefor and shall have been irrecoverably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be holders of $100 Preferred Stock, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive payment of the Redemption Price as herein provided without interest upon surrender of their certificates therefor) shall terminate. At the close of business on the redemption date, each holder of $100 Preferred Stock so redeemed (unless the Corporation defaults on its obligations to deliver shares of Common Stock or cash) shall be, without any further action, deemed, as applicable, a holder of the number of shares of Common Stock for which such $100 Preferred Stock is redeemable or a holder of the right to receive from the Corporation a cash payment for which such $100 Preferred Stock is redeemable.

     The shares of $100 Preferred Stock shall not be subject to the operation of any purchase, retirement, mandatory redemption or sinking fund.

     The holder of any shares of $100 Preferred Stock redeemed upon exercise of the Corporation's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such shares of $100 Preferred Stock redeemed and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of $100 Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on the Redemption Price of any share of $100 Preferred Stock after its redemption date.

     All shares of Common Stock which may be delivered upon redemption of the $100 Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights, and prior to giving any notice of redemption the Corporation shall take any corporate action necessary therefor.

     Section 6. MANDATORY DISPOSITION PURSUANT TO GAMING LAWS. If a record or beneficial owner of the $100 Preferred Stock is required by the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Missouri Gaming Commission or any agency of any state, county, city or other political subdivision which has, or may at any time after the date of this Certificate of Resolution have, any jurisdiction over all or any portion of the gaming activities of the Corporation or any of its subsidiaries or any successor to such authority ("Gaming Authority") to be found suitable, such record or beneficial owner shall apply for a finding of suitability within 30 days after the request of such Gaming Authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a record or beneficial owner does not comply with the foregoing sentence or if such record or beneficial owner is required to be found suitable and is not found suitable by such Gaming Authority or if the Corporation is advised by any such Gaming Authority that such owner may not continue to own its shares, then the record or beneficial owner shall, upon request of the Corporation, dispose of such owner's $100 Preferred Stock within 30 days or within that time prescribed by such Gaming Authority, whichever is earlier.

     Section 7.  CONVERSION PRIVILEGE.

     (a) Right of Conversion. Subject to and upon compliance with the provisions of this Section 7, each share of $100 Preferred Stock shall, at the option of the holder thereof, be convertible at any time after January 16, 1999 (unless such share is called for redemption, then to and including but not after the close of business on the date that is five days immediately prior to the date fixed for such redemption, unless the Corporation shall default in payment due upon redemption thereof), into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing $1,000 by the Conversion Price in effect at such time and by surrender of such share so to be converted in the manner provided in Section 7(b); PROVIDED that with respect to any said Common Stock conversion of shares of $100 Preferred Stock owned by Crescent Real Estate Equities Company or its affiliates, the Corporation will only issue shares of voting Common Stock upon conversion of the $100 Preferred Stock so that after such conversion said owner(s) will beneficially own no more than 9.9% of the outstanding Common Stock, and any issuance of Common Stock upon any conversion that exceeds such percentage shall be deemed a conversion for non-voting Common Stock (other than voting rights required by law) for all purposes. Prior to the issuance of any non-voting Common Stock, the Corporation shall take any corporate action necessary therefore, including creating a new class of non-voting Common Stock.

     (b) Manner of Exercise of Conversion Privilege. In order to exercise the conversion privilege, the holder of one or more shares of $100 Preferred Stock to be converted shall surrender such shares at any of the offices or agencies to be maintained for such purpose by the Corporation accompanied by the funds, if any, required by the last paragraph of this Section 7(b) and shall give written notice of conversion in the form provided on such shares of $100 Preferred Stock (or such other notice as is acceptable to the Corporation) to the Corporation at such office or agency that the holder elects to convert the shares of $100 Preferred Stock specified in said notice. Such notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for shares of Common Stock which shall be issuable in such conversion shall be issued. Each share of $100 Preferred Stock surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such share is registered, be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney and an amount sufficient to pay any transfer or similar tax. As promptly as practicable after the surrender of such shares of $100 Preferred Stock and the receipt of such notice, instruments of transfer of such shares of $100 Preferred Stock and the receipt of such notice, instruments of transfer and funds, if any, as aforesaid, the Corporation shall issue and shall deliver at such office or agency to such Holder, or on his written order a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such share of $100 Preferred Stock in accordance with the provisions of this Section 7 and a check or cash in respect of any fractional interest in a share of Common Stock arising upon such conversion, as provided in Section 7(c).

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such shares of $100 Preferred Stock shall have been surrendered and such notice (and any applicable instruments of transfer and any required taxes) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares of $100 Preferred Stock shall have been surrendered and such notice received by the Corporation.

     Any shares of $100 Preferred Stock surrendered for conversion during the period from the close of business on the record date for any dividend payment to the opening of business on the related dividend payment date shall (unless such shares of $100 Preferred Stock shall have been called for redemption on a date in such period) be accompanied by payment, in funds acceptable to the Corporation, of an amount equal to the dividend otherwise payable on such dividend payment date; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of dividends on the shares of $100 Preferred Stock. An amount equal to such payment shall be paid by the Corporation on such dividend payment date to the holder of such shares of $100 Preferred Stock at the close of business on such record date; provided, however, that if the Corporation shall default in the payment of dividends on such dividend payment date, such amount shall be paid to the person who made such required payment. Except as provided for above in this Section, no adjustment shall be made for dividends accrued on any shares of $100 Preferred Stock converted or for dividends on any shares issued upon the conversion of such shares as provided in this Section.

     (c) Cash Payments in Lieu of Fractional Shares. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock. If more than one share of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate of $1,000 for each such share so surrendered. In lieu of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of any share of Convertible Preferred Stock, the Corporation shall pay to the holder of such shares an amount in cash (computed to the nearest cent) equal to the closing price (as defined in Section 5 hereof) on the business day next preceding the day of conversion multiplied by the fractional interest that otherwise would have been deliverable upon conversion of such share.

          (d) Adjustment of Conversion Price. The "Conversion Price" shall mean and be $16.50, subject to adjustment from time to time by the Corporation as follows:

             (i) In case the Corporation shall (A) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares of capital stock of the Corporation, then in each such case the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which he would have owned or been entitled to receive immediately following such action had such share been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (i), the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed by the Corporation with the stock transfer or conversion agent, as appropriate) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

            (ii) In case the Corporation shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subsection
(iv) of this Section 7(d)) of the Common Stock (other than pursuant to any stock option, restricted stock or other incentive or benefit plan or stock ownership or purchase plan for the benefit of employees, directors or officers or any dividend reinvestment plan of the Corporation in effect at the time hereof or any other similar plan adopted or implemented hereafter), then the Conversion Price in effect immediately prior thereto shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed by the Corporation with the stock transfer or conversion agent, as appropriate).

           (iii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its outstanding Common Stock or capital stock (other than Common Stock), evidences of its indebtedness or assets (including securities and cash, but excluding any regular periodic cash dividend of the Corporation and dividends or distributions payable in stock for which adjustment is made pursuant to subsection (i) of this Section 7(d)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those referred to in subsection (ii) of this Section 7(d)), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the current market price per share as determined pursuant to subsection (iv) of this Section 7(d) of the Common Stock less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed by the Corporation with the stock transfer or conversion agent, as appropriate) of the portion of the capital stock or assets or the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

            (iv) For the purpose of any computation under subsections (ii) and (iii) of this Section 7(d), the current market price per share of Common Stock on any date shall be deemed to be the average of the closing price (as defined in Section 5) for the shorter of (A) 30 consecutive trading days (as defined in Section 5) ending on the last full trading day prior to the Time of Determination or (B) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution through such last full trading day prior to the Time of Determination. For purposes of the foregoing, the term "Time of Determination" shall mean the time and date of the earlier (I) the record date for determining stockholders entitled to receive the rights, warrants or distributions referred to in Section 7(d)(ii) and (iii) or (II) the commencement of "ex-dividend" trading on the exchange or market referred to in the definition of "closing price."

             (v) In any case in which this Section 7(d) shall require that an adjustment be made immediately following a record date or an effective date the Corporation may elect to defer (but only until the filing by the Corporation with the stock transfer or conversion agent, as the case may be, of the certificate required by subsection (vii) of this Section 7(d)) issuing to the holder of any share of Convertible Preferred Stock converted after such record date or effective date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

            (vi) No adjustment in the Conversion Price shall be required to be made unless such adjustment would require an increase or decrease of at least one percent of such price; provided, however, that any adjustments which by reason of this subsection (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7(d) shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be. Anything in this
Section 7(d) to the contrary notwithstanding, the Corporation shall be entitled to make such reduction in the Conversion Price, in addition to those required by this Section

7(d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients. Except as set forth in subsections
(i), (ii) and (iii) above, the Conversion Price shall not be adjusted for the issuance of Common Stock, or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

           (vii) Whenever the Conversion Price is adjusted as herein provided, (A) the Corporation shall promptly file with the stock transfer or conversion agent, as appropriate, a certificate setting forth the Conversion Price after such adjustment and a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (B) the Corporation shall also mail or cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of $100 Preferred Stock a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price. The stock transfer or conversion agent, as the case may be, shall not be under any duty or responsibility with respect to the certificate required by this subsection
(vii) except to exhibit the same to any holder of shares of $100 Preferred Stock who requests to inspect it.

          (viii) In the event that at any time, as a result of an adjustment made pursuant to subsection (i) of this Section 7(d), the holder of any share of $100 Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share of $100 Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

            (ix) The Corporation from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period. Whenever the Conversion Price is so decreased, the Corporation shall mail to holders of record of shares of Convertible Preferred Stock a notice of the decrease at least 15 days before the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period it will be in effect.

          (e)  Notice to Holders Prior to Certain Corporate Actions.  In Case:

                  (i) the Corporation shall take any action which would require an adjustment in the Conversion Price pursuant to Section 7(d); or

                 (ii) the Corporation shall authorize the granting to the holders of its Common Stock generally of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

                (iii) there shall be any reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any merger or consolidation to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all of the assets of the Corporation; or

                 (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then in each such case the Corporation shall cause to be given to the holders of shares of $100 Preferred Stock and the stock transfer or conversion agent, as appropriate, as promptly as possible, but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action or granting of rights or warrants, or, if a record is not be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution, rights or warrants are to be determined, or (ii) the date on which such reorganization, reclassification, merger, consolidation, sale, transfer, statutory exchange, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, statutory exchange, dissolution, liquidation or winding-up. Failure to give such notice or any defect therein shall not affect the legality or validity or the proceedings described in subsection
(i), (ii), (iii) or (iv) of this Section 7(e).

          (f) Reservation of Shares of Common Stock. The Corporation covenants that it will at all times after January ___, 1999 reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of shares of $100 Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of $100 Preferred Stock not theretofore converted and on or before (and as a condition of ) taking any action that would cause an adjustment of the Conversion Price resulting in an increase in the number of shares of Common Stock deliverable upon conversion above the number thereof previously reserved and available therefor, the Corporation shall take all such action so required. For purposes of this Section 7(f), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of $100 Preferred Stock shall be computed as if at the time of computation all outstanding shares of $100 Preferred Stock were held by a single holder.

          Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the shares of $100 Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

          (g) Transfer Taxes, Etc. The Corporation shall pay any and all documentary stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Common Stock upon conversions of shares of $100 Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of $100 Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (h) Covenant as to Common Stock. The Corporation covenants that all shares of Common Stock which may be delivered upon conversions of shares of $100 Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

          The Corporation further covenants that if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or the Nasdaq National Market, the Corporation will, if permitted by the rules of such exchange or market, list and keep listed so long as the Common Stock shall be so listed on such exchange or market, all Common Stock issuable upon conversion of the shares of $100 Preferred Stock.

     Section 8. MERGER OR CONSOLIDATION OR SALE OF ASSETS. In case of any merger or consolidation to which the Corporation is a party (other than merger or consolidation in which the Corporation is the continuing corporation and Common Stock of the Corporation outstanding immediately prior to the merger or consolidation are not exchanged for cash, or the securities or other property of another corporation), or in case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition), then lawful provision shall be made by the corporation formed by such consolidation or the corporation whose securities, cash or other property will immediately after the merger or consolidation be owned, by virtue of the merger or consolidation, by the holders of Common Stock of the Corporation immediately prior to the merger or consolidation, or the corporation which shall have acquired such assets or securities of the Corporation (collectively the "Formed, Surviving or Acquiring Corporation"), as the case may be, providing that the holder of each share of $100 Preferred Stock then outstanding shall have the right thereafter to receive only the kind and amount of securities, cash or other property receivable upon such merger, consolidation, sale, transfer or statutory exchange that such holder would have received had such holder's outstanding shares of $100 Preferred Stock been redeemed by the Corporation entirely for Common Stock immediately prior to such merger, consolidation, sale, transfer or statutory exchange.

          Notwithstanding the foregoing, in the event that the record or beneficial owner of shares of $100 Preferred Stock (or an affiliate of such owner) is the Formed, Surviving or Acquiring Corporation in any such merger, consolidation, sale, transfer or statutory exchange, then the provisions of the foregoing paragraph shall not apply to such record or beneficial owner's shares of $100 Preferred Stock and all rights of such record or beneficial owner with respect to such shares of $100 Preferred Stock shall be limited solely those contained in the agreement or plan which implements such merger, consolidation, sale, transfer or statutory exchange.

     Section 9. VOTING RIGHTS.

     (a) General. The holders of $100 Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of $100 Preferred Stock will have one vote for each share held. Any shares of $100 Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum

     (b) Class Voting Rights. So long as the $100 Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2/3 percent of all outstanding $100 Preferred Stock (unless the vote or consent of a greater percentage is required by applicable law or the Amended and Restated Articles of Incorporation of the Corporation), voting separately as a class, (i) amend, alter or repeal (by merger, consolidation or otherwise) any provision of the Amended and Restated Articles of Incorporation or the Bylaws of the Corporation, as amended, so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the $100 Preferred Stock, (ii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, ranking prior to the $100 Preferred Stock in respect of the payment of dividends or upon liquidation, dissolution or winding up of the Corporation or (iii) effect any reclassification of the $100 Preferred Stock. A class vote on the part of the $100 Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with: (a) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock that ranks junior to, or on a parity with, the $100 Preferred Stock in respect of the payment of dividends and upon liquidation, dissolution or winding up of the Corporation; or (b) the authorization, issuance or increase in the amount of any notes, bonds, mortgages, debentures or other obligations of the Corporation not convertible into or exchangeable, directly or indirectly, for stock ranking prior to the $100 Preferred Stock in respect of the payment of dividends or upon liquidation, dissolution or winding up of the Corporation.

     Section 10. OUTSTANDING SHARES. For the purposes of this Certificate of Resolution all shares of $100 Preferred Stock shall be deemed outstanding from and after the date of issuance of such share except (i) from the date fixed for redemption pursuant to Section 5, all shares of $100 Preferred Stock that have been so called for redemption under Section 5 if shares of Common Stock and funds necessary for payment of the redemption price have been irrevocably set apart, (ii) from the date of surrender of certificates representing shares of $100 Preferred Stock, all shares of $100 Preferred Stock converted into Common Stock and (iii) from the date of registration of transfer, all shares of $100

Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

     Section 11. STATUS OF REDEEMED OR ACQUIRED SHARES. Shares of $100 Preferred Stock redeemed by the Corporation, received upon conversion pursuant to Section 7 or otherwise acquired by the Corporation will be restored to the status of authorized and unissued shares of $100 Preferred Stock.

     Section 12. PREEMPTIVE RIGHTS. The $100 Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

     Section 13. SEVERABILITY OF PROVISIONS. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

          IN WITNESS WHEREOF, Station Casinos, Inc. has caused this certificate to be signed on its behalf by ________________, its Executive Vice President and Secretary, and its corporate seal to be hereunto affixed, this _______ day of ___________, 1998.

                         STATION CASINOS, INC.



                         By:
                            ---------------------------
                            Name:
                            Title:

STATE OF NEVADA     )
                    )  ss:
COUNTY OF CLARK     )

This instrument was acknowledged before me on _________ __, 1998, by ________________ as Executive Vice President and Secretary of Station Casinos, Inc.

----------------------------------------
Notary Public
My commission expires:
                      ------------------

                                                                Schedule 5.18(i)

                               STATION OPERATING , L.P.

                           AGREEMENT OF LIMITED PARTNERSHIP

     THIS AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement"), dated as of _______________, 1998, is entered into by and among [COI Entity], a Delaware corporation, ("COI GP"), Crescent Operating, Inc., a Delaware corporation ("COI"), [Top Management Entity] ("SMG") and [Management Group Entity] ("MGE").

                                 W I T N E S S E T H:

     WHEREAS, Crescent Real Estate Equities Company, a Texas Real Estate Investment Trust ("Crescent"), and Station Casinos, Inc., a Nevada corporation ("Station Casinos"), are parties to an Agreement and Plan of Merger dated as of January 15, 1998 (the "Merger Agreement"), which Merger Agreement relates to the agreement of Crescent and Station Casinos to merge Station Casinos with and into Crescent;

     WHEREAS, COI GP, COI, SMG and MGE have agreed to form this limited partnership (the "Partnership") to lease from Crescent, following the consummation of the Merger Agreement, the real estate currently owned and/or ground leased by Station Casinos or its subsidiaries;

     WHEREAS, the parties hereto desire to document this Partnership, formed pursuant to Title 6, Chapter 17 of the Annotated Code of Delaware, known as the Delaware (1)Revised Uniform Limited Partnership Act (the "Act"), and other relevant laws of the State of Delaware, as such Act and other relevant laws exist at the date hereof, for the purposes and upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

------------
(1) Station's Nevada gaming counsel advises that in order to receive a gaming license, the partnership must either be formed under the laws of Nevada or must form form a subsidiary that will hold the gaming licenses. This is to be resolved before the agreement is executed.

                                     ARTICLE I
                                   DEFINED TERMS

     Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:

     "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is treated as being obligated to restore pursuant to Regulations
Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant fiscal year.

     "Adjusted Property" means any property the value of which has been adjusted pursuant to Section 1.D of Exhibit B hereof.

     "Affiliate" means, with respect to any Person, (i) such Person or a member of his or her immediate family, (ii) any Person who directly or indirectly owns, controls or holds the power to vote ten percent (10%) or more of the outstanding voting securities (including partnership or limited liability company interests) of the Person in question; (iii) any Person ten percent (10%) or more of whose outstanding securities (including partnership or limited liability company interests) are directly or indirectly owned, controlled by, or held with power to vote by the Person in question; (iv) any Person directly or indirectly controlling, controlled by or under common control with the Person in question; (v) if the Person in question is a corporation, any executive officer or director of such Person or of any corporation directly or indirectly controlling such Person; (vi) if the Person in question is a partnership, any general partner of the partnership or any limited partner owning or controlling ten percent (10%) or more of either the capital or profits interests in the partnership, and (vii) if the Person in question is a limited liability company, any managing member of the limited liability company or any member owning or controlling ten percent (10%) or more of either the capital or profits interests in the limited liability company. In addition to the foregoing, for purposes of this Agreement Crescent shall be deemed to be an Affiliate of COI. As used in this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" means this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

     "Available Cash" for any period means the excess of (a) the sum of (i) the total cash receipts of the Partnership for such period from the ownership and operation of the Partnership's assets, including but not limited to cash receipts from rental of property and other business operations of the Partnership, and from dividends or distributions received on account of the Partnership's ownership of securities of any Person, (ii) the amount of any reduction in the reserves of the Partnership referred to in (b)(iv) below which the Executive Committee reasonably determines is appropriate, and (iii) other available Partnership funds (but not including capital contributions to the Partnership, or unforfeited security, damage or similar deposits received from tenants), over (b) the sum of (i) all operating expenditures paid by the Partnership during such period, (ii) all debt service payments made by the Partnership, (iii) any amounts expended by the partnership for capital expenditures out of operating receipts, and (iv) the amount of any increase in reserves (including without limitation working capital reserves or reserves for other anticipated expenditures) established during such period which the Executive Committee reasonably determines are necessary or appropriate.

     "Bankruptcy" of a Person (or a "Bankrupt" Person) shall be deemed to have occurred when (a) the Person commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Person is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Person, (c) the Person executes and delivers a general assignment for the benefit of the Person's creditors, (d) the Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Person in any proceeding of the nature described in clause (b) above, (e) the Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Person or for all or any substantial part of the Person's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Person's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

     "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

     "Capital Account" means the Capital Account maintained for a Partner pursuant to Exhibit B hereof.

     "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Net Asset Value of Contributed Property which such Partner contributes to the Partnership.

     "Carrying Value" means (i) with respect to a Contributed Property or Adjusted Property, the Gross Asset Value of such property reduced (but not below zero) by all Depreciation with respect to such property charged to the Partners' Capital Accounts and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for improvements and dispositions and acquisitions of Partnership properties, as deemed appropriate by the Executive Committee.

     "Certificate" means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "COI" means Crescent Operating, Inc., a Delaware corporation.

     "COI GP" means [________________].

     "Contributed Property" means each property or other asset (but excluding cash), in such form as may be permitted by the Act, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 1.D of Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

     "Crescent" means Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership.

     "Depreciation" means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Executive Committee.

     "General Partner or General Partners" means SMG and COI GP, as well as the duly admitted successors and assigns thereof and any other Person who is a General Partner at the time of reference thereto.

     "Gross Asset Value" of any Contributed Property or Properties contributed by a Partner to the Partnership means the fair market value of such property or properties at the time of contribution as determined by the Executive Committee using such reasonable method of valuation as it may adopt. The Executive Committee shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the Gross Asset Value of Contributed Properties contributed in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

     "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

     "Limited Partner" means COI or a designee of COI, its duly admitted successors and assigns, MGE and any other Person who is a Limited Partner at the time of reference thereto.

     "Liquidating Event(s)" has the meaning set forth in Section 11.1 hereof.

     "Liquidator" has the meaning set forth in Section 11.2 hereof.

     "Managing General Partner" shall mean SMG.

     "MGE" means [                                       ], a Nevada limited
liability company.

     "Net Asset Value" in the case of any Contributed Property contributed by a Partner to the Partnership means the Gross Asset Value of such property, reduced by any liabilities either treated as assumed by the Partnership upon such contribution or to which such property is treated as subject when contributed pursuant to Section 752 of the Code.

     "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 1.B of Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

     "Net Invested Capital" of a Partner means the aggregate Capital Contributions made by such Partner to the Partnership, reduced by distributions made to such Partner under Section 5.1(b) hereof.

     "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 1.B of Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such items.

     "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

     "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a fiscal year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

     "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

     "Partner" means a General Partner or a Limited Partner.

     "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(I)(3).

     "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

     "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(I)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership year shall be determined in accordance with the rules of Regulations Section 1.704-2(I)(2).

     "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement and the Certificate.

     "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or a General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. The Partnership Interest of each Partner shall be expressed as a percentage of the total Partnership Interests owned by all of the Partners, as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

     "Partnership Minimum Gain" has the meaning set forth in Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a fiscal year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

     "Person" means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

     "Preferred Return" means, with respect to any Partner, a twelve percent (12%) per annum return, compounded on an annual basis, on the Net Invested Capital of such Partner outstanding from time to time.

     "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

     "Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Regulatory Allocations" has the meaning set forth in Section 1.H of Exhibit C hereof.

     "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

     "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocable pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

     "SMG" means [                           ], a Nevada corporation.

     "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

     "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (I) the fair market value of such property (as determined under Exhibit B hereof) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made on such date pursuant to Exhibit B hereof) as of such date.

     "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made on such date pursuant to Exhibit B hereof) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

                                      ARTICLE II
                                ORGANIZATIONAL MATTERS

     2.1  Formation of Partnership

     The Partners hereby form the Partnership as a limited partnership pursuant to the provisions of the Act and other relevant laws of the State of Delaware, as such Act and other relevant laws exist at the date hereof, for the purposes and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

     2.2  Name

     The name of the Partnership is Station Operating, L.P.   The
Partnership's business may be conducted under any other name or names to the extent that the General Partners reasonably determine that such is necessary in order to comply with applicable law.

     2.3  Principal Office and Registered Agent

     The principal office of the Partnership is 2411 West Sahara Boulevard, Las Vegas, Nevada 89102, or such other place as the General Partners may from time to time designate. The registered agent of the Partnership is The Prentice-Hall Corporation System, Inc., located at 1013 Centre Road, in the city of Wilmington, County of New Castle, Delaware 19805, or such other Person as the Managing General Partner may from time to time designate. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the Managing General Partners deem advisable.

     2.4  Term

     The term of the Partnership shall continue until thirty (30) years from the date first above written, unless it is dissolved sooner pursuant to the provisions hereof or as otherwise provided by law.

                                     ARTICLE III

                       PURPOSE, POWERS, AND STATUS AS PARTNERS

     3.1 Purpose and Business

     The character and general nature of the business to be conducted by the Partnership is to operate, manage and conduct gaming in gaming casinos on or within the premises known as The Palace Station, in Las Vegas, Nevada; Sunset Station, in Henderson, Nevada; Texas Station, in Las Vegas, Nevada; Boulder Station, in Las Vegas, Nevada; Station Casino Kansas City, in Kansas City,
Missouri; and Station Casino St. Charles, in St. Charles, Missouri.   The
purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that has as its principal purpose the conduct of gaming activities and any other associated business operations customarily associated with gaming activities, including restaurant and hotel operations and similar businesses; (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, and to exercise all of the powers of an owner in any such entity; and (iii) to do anything necessary, appropriate, proper, advisable, desirable, convenient or incidental to the foregoing; provided, however, that such business shall not be conducted in such a manner as to disqualify Crescent Real Estate Equities Company from at all times qualifying as a REIT, unless such entity voluntarily terminates its REIT status pursuant to its declaration of trust.

     3.2 Powers

     Subject to all of the terms, covenants, conditions and limitations contained in this Agreement and any other agreement entered into by the Partnership, the Partnership shall have full power and authority to do any and all acts and things necessary, appropriate, proper, advisable, desirable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other Persons, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire and develop real property, and lease, sell, transfer or otherwise dispose of real property; provided, however, that the Partnership's business and powers shall be limited and conducted in such a manner as to permit Crescent Real Estate Equities Company at all times to qualify as a REIT, unless such entity voluntarily terminates its REIT status pursuant to its declaration of trust.

     3.3 Withdrawal of Capital

     Other than as set forth in this Agreement, no Partner shall have the right to withdraw any part of its Capital Account prior to the termination of the Partnership. No Partner shall have the right to demand and receive property of the Partnership, instead of cash, in return of its Capital Account, except as specifically provided in this Agreement. All rights to withdraw a Partner's Capital Account shall be subject to the provisions of the Act.

     3.4 Liability of Limited Partners

     No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable only to make payments of its Capital Contribution when due under this Agreement.

     3.5 Withdrawal and Assignment; Right of First Refusal

     (a) No Partner shall have the right to withdraw from the Partnership, or to transfer, hypothecate, sell or assign in any manner (an "Assignment") this Agreement, any of its rights or obligations hereunder, or any interest in the Partnership, or to otherwise enter into any agreement or arrangement the result of which would be for another Person to become directly or indirectly interested in the Partnership, without the prior written consent of each other Partner (a "Consent"), except (i) assignments to any trust as to which a shareholder of SMG is a settlor or co-settlor or grantor or co-grantor; any corporation, partnership or other entity which is a controlled Affiliate of SMG; or any executor, administrator or legal representative of any such shareholder's estate, (ii) the pledge or grant of a security interest in such rights hereunder, or (iii) as otherwise provided in this Agreement, provided, that no such assignee shall succeed to the rights of the assignor to participate in decisions relating to the Partnership, including voting rights with respect to the assigned interest or the right to designate members of the Executive Committee, without the prior written consent of each other Partner.

     Notwithstanding anything to the contrary expressed or implied in this Agreement, the sale, assignment, transfer, pledge, or other disposition of any interest in the Partnership is void unless approved in advance by the Nevada Gaming Commission (the "Commission"). If at any time the Commission finds that an individual owner of any such interest is unsuitable to hold that interest, the commission shall immediately notify the partnership of that fact. The Partnership shall, within ten days from the date that it receives the notice from the Commission, return to the unsuitable owner the amount of his capital account as reflected on the books of the Partnership. Beginning on the date when the Commission serves notice of a determination of unsuitability, pursuant to the preceding sentence, upon the Partnership, it is unlawful for the unsuitable owner: (a) to receive any share of the profits or distributions of any cash or other property other than a return of capital as required above; (b) to exercise, directly or through any trustee or nominee, any voting right conferred by such interest; or (c) to receive any remuneration in any form from the Partnership, for services rendered or otherwise.

     Any Limited Partner granted delayed licensing that is later found unsuitable by the Commission shall return all evidence of any ownership in the Partnership to the Partnership, at which time the Partnership shall refund to the unsuitable Limited Partner no more than the amount that he paid for his ownership interest, and the unsuitable Limited Partner shall no longer have any direct or indirect interest in the Partnership.

     (b) Other than with respect to Assignments permitted under the exceptions set forth in Section 3.5(a)(i), (ii) or (iii), and notwithstanding and in addition to Sections 3.5(a) and

7.6(n) of this Agreement, in the event that a Partner (the "Assigning Partner") receives the Consent of the other General and Limited Partners (the "Remaining Partners") to an Assignment, the Remaining Partners shall, notwithstanding having given such Consent, have a right of first refusal with respect to the subject of the proposed Assignment by the Assigning Partner (the "Asset"). Pursuant to such right of first refusal, the Remaining Partners shall have an option (but not an obligation) to purchase all, but not less than all, of the Asset, at the price of the proposed Assignment and on terms substantially equivalent to the terms of the proposed Assignment.

     (c) The period of this option (the "Option Period") shall commence upon the receipt of the request for Consent from the Assigning Partner and shall last for 180 days. Any such option may be exercised by the Remaining Partners giving notice thereof within the Option Period to the Assigning Partner. In such event, the parties shall take all necessary steps and cooperate in good faith to effect (within 30 days after the date on which the Option Period expires) the purchase of the Asset by the Remaining Partner on the terms described above. Failure to effect such purchase within such 30-day period shall be deemed a decision not to exercise the right of first refusal.

     3.6 Put Right of SMG and MGE.

     In the event that the equity securities of the Partnership (or a successor to the Partnership) are not listed on a national securities exchange or on Nasdaq National Market System on or prior to the fifth anniversary of the date of this Agreement, SMG and MGE shall have the right to exchange their Partnership Interests (i) for common stock of COI (or such other entity as may have been substituted for COI by Crescent prior to the execution of this Agreement) or (ii) for cash, if COI's (or such other entity's) common stock is not then listed on a national securities exchange or Nasdaq National Market System, in either case having a value or in an amount equal to each Partner's percentage interest applied to a number that is eight times the Partnership's average annual earnings before interest expense, taxes, depreciation and amortization ("EBITDA") for (aa) the two fiscal years of the Partnership preceding such anniversary (based on financial statements of the Partnership audited by an independent certified public accountant), and (bb) the fiscal year in which such anniversary occurs (based on projections of EBITDA for such period that are agreed by all of the Partners). Such projected EBITDA shall be prepared by the Managing General Partner within 30 days after such anniversary date and shall be submitted to COI (or such other entity), which shall have 15 days within which to approve or reject such projections. In the event that the Partners are unable to agree upon such projected EBITDA by the 90th day following such fifth anniversary, COI and SMG each shall select a firm of independent public accountants, and such accounting firms shall jointly select a third firm which shall review the projections and, within not more than 45 days from the date selected, shall make such adjustments to the projections prepared by the Managing General Partner as it deems appropriate and shall advise the parties of the projected EBITDA, which shall be binding on the parties. COI and SMG shall divide equally the cost of such accountant, unless (a) the adjustment to EBITDA is to increase the projection by 20% or more, in which case the cost shall be borne by COI, or (b) the adjustment to EBITDA is to decrease the projection by 20% or more, in which case the cost shall be borne by SMG. The parties agree to cooperate with each other to structure the exchange of

SMG's and MGE's partnership interests, to the extent practicable, in a manner that minimizes tax liability to SMG and MGE and their respective members and shareholders.

                                      ARTICLE IV

                                CAPITAL CONTRIBUTIONS

     4.1 Capital Contributions of the Partners

          (a) The Partners shall make the following initial Capital Contributions to the Partnership upon the execution and delivery of this
Agreement:

          MGE:      $1,000
          COI GP:   $1,000
          COI:      $11,000,000
          SMG:      $1,000

the Partners shall have Partnership Interests in the Partnership as set forth in Exhibit A, which Partnership Interests shall be adjusted in Exhibit A from time to time by the General Partners to the extent necessary.

          (b) Additional Capital Contributions shall not be required and may be made only upon the agreement of all of the Partners. Any Partner shall be entitled to lend to the Partnership, on a subordinated basis, such funds as shall reasonably be required to fund the expenses of the Partnership, and any such loan shall bear interest at the rate of 12% per annum, with payments of interest and, to the extent agreed by the Partnership, principal to be made on a quarterly basis.

          (c) Except as expressly provided in this Article IV, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

     4.2 Borrowing

     Subject to Section 7.6(k) of this Agreement, if the Executive Committee determines that it is in the best interests of the Partnership to provide for additional Partnership funds for any Partnership purpose in excess of any other funds determined by the Executive Committee to be available to the Partnership, the Executive Committee may cause the Partnership to obtain such funds from outside borrowings.

     4.3 No Interest on Capital

     No Partner shall be entitled to interest on its Capital Contribution or its Capital Account.

                                      ARTICLE V

                                    DISTRIBUTIONS

     5.1 Distributions of Available Cash

     The Executive Committee shall approve and the Managing General Partner shall cause the Partnership to distribute quarterly all Available Cash to the Partners as follows:

          (a) First, to pay the Partners their accrued, unpaid Preferred Return amounts (on a pro rata basis, in proportion to the respective accrued, unpaid Preferred Return amount of each Partner);

          (b) Second, to pay the Partners their Net Invested Capital amounts (on a pro rata basis, in proportion to the respective Net Invested Capital amount of each Partner); and

          (c) Third, to the Partners in proportion to their respective Partnership Interests.

     All distributions during a fiscal year under this Section 5.1 shall be subject to year-end adjustment. If any Partner receives distributions of Available Cash during a Partnership fiscal year which, in the aggregate, are in excess of the amount of Available Cash to which such Partner would be entitled for such fiscal year if distributions of Available Cash had been made annually, then (i) such excess distribution shall be repaid to the Partnership by such Partner within ten (10) days after demand therefor by any Partner, and (ii) such excess distribution shall be redistributed to the Partner or Partners entitled to receive the same.

     5.2 Distributions to Cover Tax Liabilities

          (a) Notwithstanding anything to the contrary contained above in this Article V, it is the intent of the Partnership that each Partner shall receive a cash distribution from the Partnership with respect to each calendar year in an amount sufficient to offset such Partner's federal, state and local income tax liability (the "Tax Liability") with respect to such Partner's share of any Partnership income and gain from such year (for this purpose, Net Income and other items of income and gain allocated to SMG for such year shall be included only to the extent that the cumulative allocations of such items to SMG exceed the cumulative allocations of Net Loss and other items of loss and deduction to SMG for all prior fiscal years). Accordingly, the Executive Committee shall determine, for each calendar year, the amount of each Partner's Tax Liability. In calculating each Partner's Tax Liability, the Executive Committee shall use the effective combined maximum federal, state and local income tax rates applicable to an individual resident of St. Louis, Missouri (reducing the effective state and local income tax rates to take into account the benefit of the federal income tax deduction (calculated based on the maximum federal income tax rate) attributable to such state and local income taxes). To the extent that the distributions of Available Cash to any Partner pursuant to Section 5.1 hereof for a calendar year are insufficient to cover such Partner's Tax Liability with respect to such year, the Partnership shall make an additional distribution to each such Partner on or before April 15 of the subsequent calendar year in order to cause the sum of such additional distribution plus the distributions to such Partner with respect to such calendar year under Section 5.1 hereof to equal his or its Tax Liability.

          (b)  To the extent the Partnership makes distributions under
Section 5.2(a), subsequent distributions of Available Cash and liquidating distributions to the Partners shall be made among the Partners in a manner so that, to the extent possible, the cumulative distributions of Available Cash to each Partner shall be equal to the amount that would have been distributed to such Partner if the distributions under Section 5.2(a) had not been made.

          (c) To the extent that distributions are made to SMG under Section 5.2(a), and upon liquidation of the Partnership such Partner receives cumulative distributions from the Partnership in an amount that exceeds the cumulative amount that would have been payable to such Partner if no distributions to the Partners had been made under Section 5.2(a), such Partner hereby personally guarantees to immediately repay to the Partnership, for immediate distribution to the other Partners, the lesser of the following two amounts: (i) any such excess and (ii) the sum of (A) all reductions in the tax liabilities of the partners of SMG attributable to SMG's partnership interest during periods ending prior to the liquidation of the Partnership (other than reductions attributable to losses to the extent such losses were taken into account in the calculation in the parenthetical in the first sentence of Section 5.2(a)) and (B) the product of 15% (fifteen percent) times the amount of any loss carryforwards of the partners of SMG attributable to SMG's partnership interest (including therein any losses generated as a result of the liquidation of the Partnership). At the request of COI GP, SMG shall furnish certificates from the accountants of the partners of SMG or other reasonable verification to establish the amount of such tax reductions and loss carryforwards. SMG and each of its members shall enter into a separate guarantee agreement, in the form attached hereto, with the Partnership to severally guarantee the obligations of SMG under this
Section 5.2(c).

     5.3  Distributions Upon Liquidation

     Notwithstanding anything to the contrary contained in this Article V, proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 11.2.

                                      ARTICLE VI

                                     ALLOCATIONS

     6.1 Allocations for Capital Account Purposes

     After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Income and Net Loss shall be allocated among the Partners as follows:

          (a) First, an amount of gross income shall be allocated to the Partners in proportion to their respective "Excess Distributions" amounts (as hereinafter defined), until the Excess Distributions amount of each Partner has been reduced to zero. The "Excess Distributions" amount of a Partner means the excess of (i) the total distributions under Sections 5.1(a) made to such Partner during the current fiscal year and all prior fiscal years, over
(ii) the total gross income allocated to such Partner under this Section 6.1(a) for all prior fiscal years;

          (b) Thereafter, (except as provided in Section 6.1(d)) any remaining Net Income and Net Loss (other than Net Income representing gain from or Net Loss representing loss from a Terminating Capital Transaction) shall be allocated among the Partners in proportion to their respective Partnership Interests. Any remaining Net Income representing gain from or Net Loss representing loss from a Terminating Capital Transaction shall be allocated among the Partners in a manner so as to cause the positive Capital Account of each Partner to be equal to the amount that would be payable to such Partner if an amount equal to the sum of (i) the positive Capital Accounts of all Partners, determined prior to any allocation of Net Income representing gain from or Net Loss representing loss from a Terminating Capital Transaction under this Section 6.1(b) for such fiscal year (but after any allocation of Net Income or Net Loss under Section 6.1(a) or the first sentence of this Section 6.1(b) for such fiscal year and after all distributions under Article V hereof made during such fiscal year have been reflected), plus (or minus, as applicable) (ii) the Net Income representing gain from or Net Loss representing loss from a Terminating Capital Transaction to be allocated among the Partners under this Section 6.1(b) with respect to such fiscal year, were distributed among the Partners in accordance with Sections 5.1 and 5.2(b) hereof.

          (c) Any remaining Net Loss representing loss from a Terminating Capital Transaction shall be allocated among the Partners in proportion to their respective Partnership Interests.

          (d) Notwithstanding anything to the contrary contained above in this Section 6.1. Net Loss shall not be allocated to any Partner pursuant to this Section 6.1 to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit at the end of such taxable year, but shall instead be allocated among the remaining Partners in proportion to such Partners' respective Partnership Interests. Any obligations under
Section 5.2(c) shall not be considered obligations to restore deficits for purposes of computing Adjusted Capital Account Deficits. To the extent Net Loss is allocated to any Partner pursuant to the first sentence of this
Section 6.1(d), corresponding amounts of Net Income shall be allocated to such Partner as soon as practicable.

     6.2  Allocation of Nonrecourse Debt

     For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective then-existing Partnership Interests.

                                     ARTICLE VII

                         MANAGEMENT AND OPERATION OF BUSINESS

     7.1  Management

      Except as otherwise provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partners and in the Executive Committee described below, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The Managing General Partner shall conduct the business and affairs of the Partnership in accordance with this Agreement, the approved capital and operating budgets referred to herein, and the Act. The initial Managing General Partner shall be SMG, which shall remain the Managing General Partner until removed as hereinafter provided or changed by action of the Executive Committee. The Managing General Partner may be removed as Managing General Partner by the other General Partner upon written notice in the event of a finding by a court having jurisdiction of the Managing General Partner that the Managing General Partner has engaged in fraud, willful misconduct, gross negligence, or breach of this Agreement, in which case it automatically shall be removed as Managing General Partner and the successor Managing General Partner shall be the other General Partner unless the other General Partner chooses not to serve, in which case the Managing General Partner shall be a person appointed by the Executive Committee. SMG shall have no authority to assign or delegate its position as the initial Managing General Partner or to otherwise subcontract a material aspect of the performance of its primary duties to any party. Except as otherwise provided by the Executive Committee, the Managing General Partner shall not be entitled to receive any fees or other compensation in respect of its activities as the Managing General Partner, but shall be entitled to reimbursement of all out-of-pocket expenses (excluding compensation payable to the Managing General Partner's employees, other direct or indirect overhead or travel costs) incurred in carrying out its duties as Managing General Partner.

     All executive authority over the Managing General Partner shall be vested in an Executive Committee of six members, three of which shall be designated by SMG and three of which shall be designated by COI GP Subsidiary. Each member of the Executive Committee shall act as agent for and under the sole and exclusive direction and control of the entity by which such member was designated, and shall be free to represent the views and positions of such appointing entity The General Partners shall take no action described in Section 7.6 without the affirmative vote of 2/3 of the members of the Executive Committee.

          7.2  Operating Plan

     The Managing General Partner shall submit to the Executive Committee, for their review, annual capital and operating budgets and an operating plan for the Partnership, which annual capital and operating budgets and operating plan shall be prepared and submitted to the Executive Committee not later than 75 days prior to the commencement of the fiscal year for which the annual capital and operating budgets are to be applicable. The matters included within such proposed capital and operating budgets and operating plan shall include, without limitation,

          (a) a description of all capital which will be required during the year in question, a statement of the projected source of that capital (i.e., whether from loans or Partner contributions or otherwise) and a schedule of the dates on which all capital from the Partners is expected to be required;

          (b) plans for any material acquisition or lease of real or personal property, or for any material construction or capital expenditures, whether by the Partnership or by one of the Companies;

          (c) a projected annual income statement for the next year on a month-by-month basis, and projected operating cash flow statements and balance sheets of the Partnership for the next three succeeding fiscal years;

          (d) plans for any material distribution, or election not to distribute, funds of the Partnership;

          (e) a description of the proposed investment of any of the Partnership's funds which are (or are expected to become) available for investment;

          (f) a narrative review of the budgets and operating plan for the prior year, identifying and analyzing any material variances of actual results from projected results; and

          (g) such other information, plans, contracts, agreements or other matters necessary in order to inform the Partners of all matters relevant to the business of the Partnership and the management of its assets, or to enable the Partners to make an informed decision with respect to their approval of such budgets and operating plan, and such additional information as may be requested by any Partner.

     The Managing General Partner shall meet with the Partners at such times as may be reasonably requested by the Partners to review such budgets and operating plan, and shall not implement any such budgets or operating plan unless approved in writing by all of the Partners. The Managing General Partner shall use its best efforts to cause the Partnership to operate in accordance with such approved annual capital and operating budgets and operating plan, and shall promptly advise the Partners of any material deviation therefrom.

     7.3  Structure of Investment in Assets and Subsidiaries of Partnership

     The Managing General Partner shall cause the Partnership's investment in the Partnership's assets to be in substantially the form and structure described in Attachment 7.3 hereto and shall not deviate from such form and structure except upon the unanimous written consent of the Partners unless required in order for Crescent to maintain its status as a real estate investment trust. If the Partnership shall have any majority-owned subsidiaries or other entities, the Manag-ing General Partner shall cause the organizational and other constituent documents of such subsidiaries or other entities to provide that such subsidiaries or other entities shall take no action that, if taken by the Partnership, would require the consent of all or a specified percentage of the Partners, unless the consent of all or such specified percentage of the Partners is first obtained.

          7.4  Management of Assets

     The Managing General Partner shall be responsible for the management of the Partnership's assets that are held within subsidiaries or other entities and, to the extent permitted by the voting and other rights held by the Partnership with respect to such subsidiaries or other entities, shall cause the businesses and affairs of such subsidiaries or other entities to be conducted in accordance with the best interests of the Partnership, and shall cause the Partnership to perform its obligations under any material lease to which the Partnership may be a party, including without limitation, the Master Lease with Crescent Real Estate Equities Limited Partnership
[of even date herewith]. To the extent permitted by the voting and other rights held by the Partnership with respect to such subsidiaries or other entities, the Managing General Partner shall require that management of such subsidiaries or other entities work together with the General Partners to develop annual capital and operating budgets for each of such subsidiaries or other entities, which annual capital and operating budgets shall be prepared and submitted to the Partners not later than 75 days prior to the commencement of the fiscal year for which the annual capital and operating budgets are to be applicable. The Managing General Partner shall meet with the Partners at such times as may be reasonably requested by the Partners to review such budgets, and shall not approve any such budgets unless approved in writing by all of the Partners. The Managing General Partner shall use its best efforts to cause such subsidiaries or other entities to operate in accordance with such approved annual capital and operating budgets, and shall promptly advise the Partners of any material deviation therefrom.

     7.5  Certificates and Documents

     The Managing General Partner shall cause to be filed such certificates or documents as may be reasonable and necessary or appropriate for the continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other jurisdiction in which the Partnership may elect to do business or own property.

     7.6  Restrictions on General Partner's Authority

     Except as specifically approved in the annual capital and operating budgets approved pursuant to Section 7.4, and notwithstanding any other provision of this Agreement, no General Partner shall have the authority to do or to cause the Partnership to do any of the following things; and in all of the following cases, such actions may be taken only upon the written approval of the Executive
Committee:

          (a) taking any action in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Partnership, including without limita-tion any action which would interfere with the ability of the Partnership to preserve and maintain its existence and all its rights, privileges and franchises up to the time of the Partnership's dissolution as provided for in this Agreement;

          (b) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose;

          (c)  doing any act in contravention of applicable law;

          (d) performing any act that would subject a Limited Partner to liability as a general partner or any other liability in any jurisdiction, except as provided herein or under the Act;

          (e) causing the dissolution, termination, liquidation or winding-up of the Partnership;

          (f) approving the annual capital and operating budgets of the Partnership, or of any subsidiary or other majority-owned entity, or any deviations in any such budget by 10% or more in the aggregate;

          (g) exercising the authority, to hire or fire a chief executive officer of the Partnership or of any subsidiary or other majority-owned entity of the Partnership;

          (h)  requiring the Partners to make Capital Contributions;

          (i) other than transactions necessary to preserve Crescent Real Estate Equities Company's REIT status, undertaking any transactions with a Partner or any Affiliate of any Partner, including without limitation (A) making any loan, advance or extension of credit to any Partner or Affiliate of any Partner, and (B) selling, transferring or conveying any property to, purchasing or receiving any property from, lending to or borrowing funds from, providing services to or receiving services from, or entering into any other transaction with, any Partner or any Affiliate of any Partner, directly or indirectly;

          (j) effecting or agreeing to the sale or acquisition of any asset of the Partnership (including, without limitation, equity interests in any Person) with a value of more than $500,000;

          (k) creating any security interest, lien or other encumbrance on any of the Partnership's assets if the creation thereof would cause one Partner but not the other to be adversely affected thereby;

          (l) guaranteeing any direct or indirect obligation of any Partner or Affiliate of any Partner;

          (m) exercising the authority to effect or agree to the sale (whether of all or a majority of the stock or assets), liquidation, merger, change in control, reorganization or consolidation of any subsidiary or other majority-owned entity;

          (n) other than with respect to assignments permitted under Sections 3.5(a)(i), (ii) and (iii), admitting new Partners, permitting the assignment of any Partnership Interest, or issuing additional interests in the Partnership or other Partnership securities;

          (o) the appointment of the independent public accountant for the Partnership or any change in the Partnership's independent public accountant, or the selection or change of any other auditor, independent accounting firm or consultant of the Partnership, or the decision to use a particular accounting principle for the Partnership;

          (p) the execution, renewal, amendment or termination of any lease relating to the business of the Partnership providing for annual payments of more than $50,000;

          (q) the exercise by the Partnership of the voting rights of any equity interests owned by the Partnership, and, with regard to any person in which the Partnership owns an equity interest, to cause the making of any decision, the taking of any action or providing any consent or approval with regard to any matter which if made or taken by the Partnership would have required the approval of the Partners or the Executive Committee;

          (r) any sale, transfer, assignment or other disposition of all or substantially all of the assets of the Partnership or any merger, consolidation or business combination transaction involving the Partnership;

          (s) the possession of any Partnership asset for other than Partnership purposes;

          (t) hiring or terminating the employment of or transferring employment to any affiliate of the Partnership of any employee of the Partnership with total annual compensation in excess of $100,000;

          (u) adoption of any material amendment to any employee incentive compensation, profit sharing, bonus or benefit plan;

          (v) execution of any property management, leasing or similar agreement which has a term of more than 12 months or which is not terminable upon 30 days notice;

          (w)  dissolution of the Partnership;

          (x) any material change to the name or identity of any Partnership asset; and

     (y) any other matter specifically identified herein as requiring submission to, or approval of, the Executive Committee.

     7.7  Buy-Sell Arrangements

     (a) In the event (i) the Partners or the Executive Committee fail(s) in good faith to reach an agreement with respect to any proposed action set forth in Section 7.6 hereof (other than with respect to Assignments governed by Section 3.5 of this Agreement) on a timely basis, or
(ii) there is an "EBITDA Triggering Event" as defined below, any Partner may commit either to purchase another Partner's Partnership Interest at a specified Offer Price or to sell its own Partnership Interest for an amount equal to such Offer Price multiplied by a fraction of which the numerator is the offering Partner's Percentage Interest in the Partnership and the denominator is the other Partner's Percentage Interest in the Partnership, which decision to purchase or sell shall then be made by the other Partner. If neither Partner sets such an Offer Price, such purchase or sale shall not occur unless and until a Partner does so set such a price in the future. Any such offer to purchase shall be made in writing and shall be delivered to the other party in the manner provided in this Agreement. Such notice shall specify a time by which the receiving party shall respond, which time shall be not less than 60 days from the date of receipt of such notice. If the receiving party accepts such offer, or elects to purchase the offering party's interest, the time and place of the closing of any such purchase shall be specified by the receiving party. Any such closing shall take place not less than 120 days from the date of the acceptance of the offer or the election to purchase in Las Vegas, Nevada or Fort Worth, Texas, as specified by the acquiring person. At the closing, the purchaser shall pay the purchase price in immediately available funds wired to such account as the seller shall specify.

     (b) The Managing General Partner shall distribute to the Partners, not later than January 31 of each year, a calculation of the Partnership's EDITDA for the preceding year. If such EBITDA is 10% or more below the target EDITDA provided on Exhibit 7.7 hereto, COI may by written notice provided prior to February 28 of such year declare that such shortfall constitutes an "EBITDA Triggering Event" for purposes of this Section 7.7.

     (c) In the event paragraph (a) of this Section 7.7 is triggered, the Partners agree to cooperate in good faith to accomplish the contemplated buy-sell arrangement on a prompt and commercially appropriate manner.

     7.8  Other Matters Concerning the General Partners

     Each of the General Partners shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by such General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by such General Partner hereunder.

     7.9  Title to Partnership Assets

     Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, or one or more nominees, as the Executive Committee may reasonably determine. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

     7.10 Executive Committee

          (a) The number of members of the Executive Committee may be increased or decreased from time to time by the Executive Committee, so long as half of the members of the Executive Committee shall represent and shall have been appointed by COI GP and half of the members shall represent and shall have been appointed by SMG. The Executive Committee shall hold regular meetings at least quarterly at the principal offices of the Partnership. Additional meetings may be held as long as the Executive Committee meets no more often than once each month, with such meeting occurring upon not less than five business days notice from any member thereof specifying the time, date and place of the meeting. A written record of all decisions made by the Executive Committee shall be made by the Executive Committee member or officer appointed by the Executive Committee as Secretary of the Executive Committee, and kept in the records of the Partnership.

          (b) A majority in number of the members of the Executive Committee shall constitute a quorum for transaction of business at any meeting of the Executive Committee; provided, however, that if less than a majority of the members are present at a meeting, a majority of the members present at such meeting may adjourn the meeting without further notice. The act or affirmative vote of a majority in number of the Executive Committee present at a meeting at which a quorum is present shall be the act of the Executive Committee, provided, however, that at least one member of the Executive Committee appointed by COI and one member of the Executive Committee appointed by SMG shall have consented to such action.

          (c) Any action which may be taken at a meeting of the Executive Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the number of members of the Executive Committee required to approve such action at a properly called and constituted meeting of the Executive Committee at which all of the members of the Executive Committee were present and voting. The members of the Executive Committee may participate in and act at meetings of the Executive Committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance in person at the meeting by the person or persons so participating.

          (d) Except as otherwise determined by the Executive Committee, no member thereof shall be entitled to receive any salary or other remuneration from the Partnership for his services as a member of the Executive Committee but shall be entitled to reimbursement of direct expenses.

    7.11 Limitation of Liability and Indemnification

     In the performance of their duties under this Agreement, the General Partners and the members of the Executive Committee shall act in good faith and in a manner that they reasonably believe to be in furtherance of the purposes and business interests of the Partnership. The General Partners and the members of the Executive Committee shall not be held liable to any Partner or to the Partnership for any losses sustained, or liabilities incurred, in connection with, or attributable to, errors in judgment, ordinary negligence, or other fault as long as any such person acted (or omitted to act) in good faith and reasonably believed that its action or omission which caused such loss was in furtherance of the purposes and business interests of the Partnership and such act or omission did not constitute fraud, willful misconduct or gross negligence.

     The Partnership shall indemnify, defend and hold harmless each General Partner each Limited Partner and each member of the Executive Committee and each shareholder, director, officer, partner, employee or other agent of or in such Partner (each an "Indemnitee") to the extent of the Partnership assets, from and against any losses, expenses, judgments, fines, settlements or damages (collectively, "Losses") suffered or incurred by the Partnership or such Indemnitee arising out of any claim based upon acts performed or omitted to be performed by the Partnership or such Indemnitee, even if the claim is based upon an act negligently performed or omitted to be performed by the Indemnitee, as long as such act was performed or omitted to be performed in connection with the business of the Partnership, including, without limitation, costs, expenses and attorneys' fees expended in the settlement or defense of any such claim; provided, however, that the foregoing indemnity shall not extend to any act or omission on the part of such Indemnitee involving willful misconduct, fraud or gross negligence. Unless otherwise prohibited by applicable law, an Indemnitee shall be entitled to immediate reimbursement from Partnership funds to cover losses incurred in investigating, defending or settling claims, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise.

     The Managing General Partner shall exercise reasonable efforts to procure liability insurance covering the members of the Executive Committee and the executive officers of the Partnership, on such terms and in such amounts as may be approved by the Executive Committee.

     7.12 Liability of General Partners

     Each General Partner shall be personally liable to third parties for the recourse debts and obligations of the Partnership except as otherwise provided in the documents creating such debts or obligations.

     As security for the performance of the obligations of COI GP hereunder as a General Partner, COI and COI GP hereby guarantee to each other Partner the faithful performance by COI GP of its duties as General Partner, provided that the liability of COI and COI GP pursuant to this guarantee shall be limited to the Partnership Interests of COI and COI GP, and no party asserting rights hereunder shall have recourse to any assets of COI or COI GP other than such Partnership Interests.

     As security for the performance of the obligations of SMG hereunder as Managing General Partner, MGE and SMG hereby guarantee to each other Partner the faithful performance by SMG of its duties as Managing General Partner, provided that the liability of MGE and SMG pursuant to this guarantee shall be limited to MGE's and SMG's Partnership Interests, and no party asserting rights hereunder shall have recourse to any assets of MGE or SMG other than such Partnership Interests.

                                     ARTICLE VIII

                      RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     8.1  Limitation of Liability

     The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

     8.2  Management of Business

     No Limited Partner shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership; provided, however, that acting with regard to any of the matters listed in Section 7.6 of this Agreement shall not be deemed to be taking part in the operation, management or control (within the meaning of the Act) of the Partnership's business.

     8.3  Rights of Limited Partners Relating to the Partnership

     In addition to other rights provided by this Agreement or by the Act, the Limited Partners shall have the right, at any time and for any purpose, at the Partnership's expense:

          (a) to obtain a copy of the Partnership's federal, state and local income tax returns for each fiscal year;

          (b) to obtain a copy of this Agreement and the Certificate, and all amendments to the Agreement and the Certificate, together with executed copies of all powers of attorney (if any) pursuant to which this Agreement, the Certificate and all amendments to the Agreement and the Certificate have been executed; and

          (c) to obtain true and full information regarding the financial books and records of the Partnership.

     8.4  Qualifications of Equity Owners of MGE.

     COI shall have the right to approve the issuance of shares of MGE to any Person, which approval shall not be unreasonably withheld, and the operating agreement of MGE shall reflect such approval rights of COI. In addition, each of the equity owners of MGE shall be an employee of the Partnership, and the operating agreement of MGE shall provide that any member of MGE who ceases to be employed by the Partnership during the five-year period commencing on the date of this Agreement shall forfeit his unvested interest in MGE.

                                      ARTICLE IX

                        BOOKS, RECORDS, ACCOUNTING AND REPORTS

     9.1  Records and Accounting

     The Managing General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partner any information and copies of documents required to be provided pursuant to Section 8.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, photographs, micrographics, computer disks or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

     9.2  Fiscal Year

     The fiscal year of the Partnership shall be the calendar year.

     9.3  Reports

     As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), the Managing General Partner shall cause to be delivered to the Partners a quarterly report containing detailed financial statements of the Partnership for such fiscal quarter, presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, the Managing General Partner shall cause to be delivered to the Limited Partner an annual report containing detailed financial statements of the Partnership for such fiscal year, presented in accordance with generally accepted accounting principles. The annual financial statements shall be audited by a nationally recognized firm of independent public accountants reasonably selected by the Managing General Partner.

                                      ARTICLE X

                                     TAX MATTERS

     10.1 Preparation of Tax Returns

     The Managing General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal, state and local income tax purposes, and the preparation and timely delivery to the Limited Partner of all tax information reasonably required by the Limited Partner for federal, state and local income tax reporting purposes.

     10.2 Tax Elections

     Except as otherwise provided herein, the Managing General Partner shall, in its reasonable discretion after discussion with the Limited Partner, determine whether to make any available election or choose any available reporting method pursuant to the Code or state or local tax law; provided, however, that the Managing General Partner shall at the request of any Partner make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The Executive Committee shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) or change any reporting method upon the Executive Committee's determination in its reasonable discretion after discussion with the Limited Partner that such revocation is in the best interests of all of the Partners.

     10.3 Tax Matters Partner

     The Managing General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profits interest of the Limited Partners.

     10.4 Organizational Expenses

     The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

                                      ARTICLE XI

                             DISSOLUTION AND LIQUIDATION
     11.1 Dissolution

     The Partnership shall not be dissolved by the admission of additional partners; provided, however, that additional partners shall be admitted only (i) as expressly permitted by this Agreement, or (ii) upon the approval of the Executive Committee. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

          (a)  the expiration of the Partnership's term as provided in Section
2.4 hereof;

          (b) an event of withdrawal of all of the General Partners, as defined in the Act (provided, however, that this provision is not intended to confer upon the General Partners any right to withdraw, such action being prohibited under Section 3.5 of this Agreement), unless within ninety (90) days after the withdrawal remaining Partners owning a majority-in-interest of the total Partnership Interests of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective immediately prior to the date of withdrawal, of a substitute General Partner;

          (c) an election to dissolve the Partnership made in writing by all of the General Partners and Limited Partners;

          (d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

          (e) the sale of all or substantially all of the assets and properties of the Partnership (or of its subsidiaries), unless the Executive Committee elects to continue the Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of other consideration to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding up of the Partnership); or

          (f) a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that a General Partner is Bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against a General Partner, in each case under any federal or state Bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment the remaining Partners owning a majority-in-interest of the total Partnership Interests of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substituted General Partner.

     11.2 Winding Up

          (a) Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets (subject to the provisions of Section 11.2(b) below), and satisfying the claims of its creditors and Partners. During such time period, no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The Managing General Partner or, in the event there is no remaining Managing General Partner, any Person elected by Limited Partners owning a majority-in-interest of the total Partnership Interests of the Limited Partners (in either case, the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

               (i) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

               (ii) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners; and

               (iii) Third, the balance, if any, to the Partners in accordance with their positive Capital Account balances, after giving effect to all contributions, distributions, and allocations for all periods.

The Managing General Partner or other Liquidator shall not receive any compensation for any services performed pursuant to this Article XI.

          (b) Notwithstanding the provisions of Section 11.2(a) hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator reasonably determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its reasonable discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 11.2(a) hereof, undivided interests in such Partnership assets as the Liquidator reasonably deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator reasonably deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind in good faith, using such reasonable method of valuation as it may adopt.

          (c) As part of the liquidation and winding-up of the Partnership, a proper accounting shall be made of the Capital Account of each Partner, including an analysis of changes to the Capital Account from the date of the last previous accounting. Financial statements presenting such accounting shall include a report of an independent certified public accountant selected by the Liquidator, and shall be distributed promptly to all Partners.

          (d) As part of the liquidation and winding-up of the Partnership, the Liquidator may sell Partnership assets at the best price and on the best terms and conditions as the Liquidator in good faith reasonably believes are reasonably available at the time.

     11.3 Compliance with Timing Requirements of Regulations

     In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XI to the General Partners and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

     11.4 Deemed Contribution and Distribution

     Notwithstanding any other provisions of this Article XI, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership. Immediately thereafter, the Partnership shall be deemed to have liquidated by distributing interests in the new partnership to the Partners (including the transferee of a Partnership Interest).

     11.5 Documentation of Liquidation

     Upon the completion of the liquidation of the Partnership cash and property as provided in Section 11.2 hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken. The Liquidator shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.

     11.6 Reasonable Time for Winding-Up

     A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 11.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

     11.7 Waiver of Partition

     Each Partner hereby waives any right to a partition of the Partnership property.

                                     ARTICLE XII

                                AMENDMENT OF AGREEMENT

     12.1 Amendments

     No amendment of this Agreement may be adopted unless it is approved in writing by all of the Partners. However, the General Partners by unanimous written consent shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

          (a) to add to the obligations of the General Partners or surrender any right or power granted to the General Partners or any Affiliate of the General Partners for the benefit of the Limited Partners; and

          (b) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement.

                                     ARTICLE XIII

                        PARTNER REPRESENTATIONS AND WARRANTIES

     13.1 Representations and Warranties

          (a) Each Partner represents and warrants to the Partnership and the other Partner as follows:

               (i) Organization. If such Partner is not a natural person, such Partner is duly formed and validly existing, is qualified to do business and in good standing in the jurisdictions in which it does business, and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

               (ii) Due Authorization; Binding Agreement. This Agreement has been duly executed and delivered by such Partner, or an authorized representative of such Partner, and constitutes a legal, valid and binding obligation of such Partner, enforceable against such Partner in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

               (iii) Consents and Approvals. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other Person is required to be made, obtained or given by such Partner in connection with the execution, delivery and performance of this Agreement, other than consents, waivers, approvals or authorizations which have been obtained prior to the date hereof.

               (iv) No Conflict with Other Documents or Violation of Law. The execution of this Agreement by such Partner and such Partner's performance of the transactions contemplated herein will not violate any document, instrument, agreement, stipulation, judgment, order, or any applicable federal, state or local law, ordinance or regulation, to which such Partner is a party or by which such Partner is bound.

          (b) Each Partner represents and warrants that its Partnership Interest is being acquired for its own account and not with a view to the distribution or other sale thereof, except in a transaction which is exempt from registration under the Securities Act or registered thereunder.

                                     ARTICLE XIV

                                  GENERAL PROVISIONS
     14.1 Governing Law

     This Agreement and all transactions hereunder shall be governed by the laws of the State of Delaware, without regard to the application of conflict of law principles. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State court . The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute.

     14.2 Notice

     All notices, requests, demands and other communications hereunder to a Partner shall be in writing and shall be deemed to have been duly given if delivered by hand or if sent by certified mail, return receipt requested, properly addressed and postage prepaid, or transmitted by commercial overnight courier to the Partner at the address set forth in Exhibit A or at such other address as the Partner shall notify the Managing General Partner in writing. Such communications shall be deemed sufficiently given, served, sent or received for all purposes at such time as delivered to the addressee (with the return receipt or delivery receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     14.3 Entire Agreement

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein, and supersedes all prior agreements, instruments and understandings with respect to the subject matter herein.

     14.4 Waiver; Remedies

     No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     14.5 Interpretation

          (a) Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Wherever this Agreement refers to Partners or the parties hereto as if there are only two such Partners or parties, it is understood and agreed that such references intend to refer to SMG and all of its Affiliates (if any) who are parties to this Agreement as one Partner or party, and that such references intend to refer to COI and all of its Affiliates (if any) who are parties to this Agreement as the other Partner or party.

          (b) The headings contained in this Agreement have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof.

          (c) The rule that an agreement should be construed against the party drafting it shall not apply to this Agreement because both parties have played a significant role in negotiating and drafting this Agreement.

          (d) Any references in this Agreement to "including" shall be deemed to mean "including without limitation." Except as specifically provided otherwise, (I) references to "Articles" and "Sections" are to Articles and Sections of this Agreement, and (ii) references to "Exhibits" are to the Exhibits attached to this Agreement. Each Exhibit attached hereto and referred to herein is hereby incorporated by reference.

     14.6 Further Action

     Each party to this Agreement agrees to cooperate with the other parties hereto to carry out the purpose and intent of this Agreement, including without limitation the execution and delivery to the appropriate party of all such further documents as may reasonably be required in order to carry out the terms of this Agreement. Without limiting the foregoing, each Partner shall cooperate with the other Partner and shall act in a commercially reasonable manner and in good faith to carry out the purpose and intent of the Partnership.

     14.7 Counterparts

     This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

     14.8 Assignment

     Subject to Section 3.5 of this Agreement, neither this Agreement nor a Partner's interest in the Partnership shall be assignable by any Partner without the consent of each of the General Partners. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, legal representatives and permitted assigns.

     14.9 Expenses

     The parties shall each pay their own fees and expenses, and those of their agents, advisors, attorneys and accountants, with respect to the negotiation of this Agreement and the formation and operation of the Partnership.

     14.10 Public Announcements

     In the case of any proposed public announcement relating to the Partnership or the business of the Partnership or any of its subsidiaries, SMG will act as spokesperson for the Partnership but (a) shall provide notice to COI of any proposed press release or other public announcement and (b) shall not make any such press release or announcement unless and until COI is satisfied with the content of any such press release or public announcement, except where an immediate public announcement is required by law. Where such an announcement is required by law (in the reasonable opinion of counsel to SMG), COI shall be given opportunity to review and comment upon the proposed announcement.

     14.11  Creditors

     None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

     14.12  Severability

     The provisions of this Agreement shall be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provision shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   SMG


                                   By:   ___________________________________
                                   Name: ___________________________________
                                   Title:___________________________________

                                   MGE


                                   By:   ___________________________________
                                   Name: ___________________________________
                                   Title:___________________________________

                                   COI GP


                                   By:   ___________________________________
                                   Name: ___________________________________
                                   Title:___________________________________

                                   Crescent Operating, Inc.


                                   By:   ___________________________________
                                   Name: ___________________________________
                                   Title:___________________________________

                                      EXHIBIT A

                          PARTNERS AND PARTNERSHIP INTERESTS

Name and Address of Partner                            Partnership
---------------------------                             Interest
                                                        -----------


     General Partners:

     [SMG]                                              24.9%
     [COI GP]                                              1%

     Limited Partners:
     Crescent Operating, Inc.                           49.0%
     777 Main Street
     Suite 2100
     Fort Worth, TX  76102


     MGE                                                25.1%
     ____________________
     ____________________
     ____________________

                                      EXHIBIT B

                             CAPITAL ACCOUNT MAINTENANCE

     1.   Capital Accounts of the Partners

     A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (I) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) such Partner's share of Net Income allocated to such Partner pursuant to Section 6.1 of the Agreement and all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Exhibit C hereof, and decreased by (x) the amount of cash or Net Asset Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) such Partner's share of Net Loss allocated to such Partner pursuant to Section 6.1 of the Agreement and all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Exhibit C hereof.

     B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

     (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m).

     (2) The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

     (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposi-tion were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

     (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

     (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

     (6) Any items specially allocated under Section 2 of Exhibit C hereof shall not be taken into account.

     C. Generally, a transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor.

     D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

     (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided however that adjustments pursuant to clauses (a) and (b) above shall be made only if the Managing General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

     (3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e) the Carrying Value of Partnership assets distributed in kind shall be adjusted upward and downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of such Partnership property and allocated pursuant to Section
6.1 of the Agreement.

     (4) In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the Executive Committee using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article 11 of the Agreement, be de-termined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The Executive Committee, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

     E. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partners, or the Limited Partners) are computed in order to comply with such Regulations, the Managing General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 11 of the Agreement upon the dissolution of the Partnership. The Managing General Partner also shall (I) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                                      EXHIBIT C

                             SPECIAL TAX ALLOCATION RULES

     1.   Special Allocation Rules.

     Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

     A.   Minimum Gain Chargeback.  Notwithstanding the provisions of Section
6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any fiscal year (except as a result of certain conversions and refinancings of Partnership indebtedness, certain capital contributions, or certain revaluations of the Partnership property as further described in Regulations Sections 1.704-2(d)(4), 1.704-2(f)(2) or 1.704-2(f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A. only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement with respect to such fiscal year and without regard to any decrease in Partner Minimum Gain during such fiscal year.

     B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of the Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year (except as a result of certain conversions and refinancings of Partnership indebtedness, certain capital contributions, or certain revaluations of the Partnership property as further described in Regulations Sections 1.704-2(i)(3) and 1.704-2(i)(4)), each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each partner's Adjusted Capital
Account Deficit shall be
determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such fiscal year, other than allocations pursuant to Section 1.A hereof.

     C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This
Section 1.C is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     D. Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Partnership Interests. If the Managing General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the Managing General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio which does satisfy such requirements.

     E. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

     F. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

     G. Sections 1245/1250 Recapture. If any portion of gain from the sale of property is treated as Recapture Income, such Recapture Income shall be allocated among the Partners in accordance with the provisions of Regulations Sections 1.1245-1(e) and 1.1250-1(f).

     H. Curative Allocations. The allocations set forth in Section 1.C of this Exhibit C (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations promulgated under Section 704 of the Code. The Regulatory Allocations shall be taken into account in allocating Net Income, Net Losses and other items of income, gain, loss and deduction to each Partner so that, to the extent possible, and to the extent permitted by the Regulations, the cumulative allocations of Net Income, Net Losses and other items and the Regulatory Alloca-tions to each Partner shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not been made.

     2.   Allocations for Tax Purposes.

     A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and
Section 1 of this Exhibit C.

     B. Notwithstanding any other provision in this Agreement, in an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes (and not for "book" purposes) among the Partners as follows:

          (1) (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code that takes into account the variation between the Gross Asset Value of such property and its adjusted basis at the time of contribution; and

               (b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

          (2)  (a)  In the case of an Adjusted Property, such items shall

               (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B and

               (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B.(1) of this Exhibit C; and

               (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

          (3) all other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and
Section 1 of this Exhibit C.

     C. For purposes of Sections 2.B(1)(a) and 2.B(2)(a) of this Exhibit C, the Executive Committee shall determine the method to be used under Regulations
Section 1.704-3 to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property; provided, however, that if the affirmative vote of 2/3 of the members of the Executive Committee cannot be obtained for any particular method, the "remedial" allocation method described in Regulations
Section 1.704-3(d) shall be used by the Partnership.

                                                                  SCHEDULE 5.22

                   REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

     This Registration Rights and Lock-Up Agreement (the "Agreement") is entered into as of __________, 1998 by and among Crescent Real Estate Equities Company, a Texas real estate investment trust (the "Company"), _________________, a Delaware limited partnership (the "Operating Joint Venture") and Blake Sartini, Lorenzo J. Fertitta, and Frank J. Fertitta III (each, individually, a "Shareholder" and collectively, the "Shareholders").

     WHEREAS, each of the Shareholders currently owns shares of Common Stock, par value $.01 per share (the "Station Common Stock"), of Station Casinos, Inc., a Nevada corporation ("Station"), options to acquire shares of Common Stock of Station, and also currently owns or may in the future own shares of the $3.50 Convertible Preferred Stock of Station (the "Station Preferred Stock");

     WHEREAS, each of the Shareholders is to receive, in exchange for shares of Station Common Stock currently owned by such Shareholders, common shares of beneficial interest of the Company, $.01 par value per share (the "Common Shares"), which shares are to be issued under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the merger of Station, with and into the Company (the "Merger");

     WHEREAS, each of the Shareholders is to receive, in exchange for options to acquire Station Common Stock, options to purchase Common Shares in connection with the Merger;

     WHEREAS, each or certain of the Shareholders are to receive or may receive, in exchange for shares of Station Preferred Stock, shares of beneficial interest in the form of $3.50 Convertible Preferred Shares (the "Preferred Shares") issued under the Securities Act in connection with the Merger;

     WHEREAS, in order to induce the Company to enter into the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 16, 1998, by and between the Company and Station, the Shareholders have agreed to the lock-up set forth in Section 2 hereof;

     WHEREAS, in order to induce the Shareholders to consummate certain transactions relating to the Merger, the Company has agreed to provide the Shareholders with the registration rights set forth in Section 3 hereof;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1.   CERTAIN DEFINITIONS.

     As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "Agreement" shall have the meaning set forth above in the recitals hereto.

     "Common Shares" shall have the meaning set forth above in the recitals hereto and, in addition, shall include any equity securities of the Company or any corporate successor of the Company into or for which Common Shares are converted or exchanged.

     "Company" shall have the meaning set forth above in the recitals hereto.

     "Merger" shall have the meaning set forth above in the recitals hereto.

     "Merger Agreement" shall have the meaning set forth above in the recitals hereto.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Operating Joint Venture" shall have the meaning set forth above in the recitals hereto.

     "Person" shall mean an individual, partnership, corporation, trust, or incorporated organization, or a government agency or political subdivision thereof.

     "Preferred Shares" shall mean the $3.50 Convertible Preferred Shares of the Company or any corporate successor of the Company.

     "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     "Registrable Shares" shall mean the Shares, excluding (i) Shares that previously were, but no longer are, outstanding, (ii) Shares for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of under such Registration Statement, (iii) Shares sold pursuant to Rule 144 under the Securities Act,

(iv) Shares eligible for sale pursuant to Rule 144(k) under the Securities Act, and (v) Shares for which sale under a Registration Statement is no longer required under the Securities Act; PROVIDED, HOWEVER, that in no event shall the Registrable Shares exceed the number of Shares having a Value (measured at the time of the first sale of a Share pursuant to a Registration Statement) of $30 million (a Value of $10 million per Shareholder, including for this purpose all transferees of such Shareholder).

     "Registration Expenses" shall mean any and all expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all SEC, stock exchange or NASD registration and filing fees;
(ii) all fees and expenses incurred in connection with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualification of any of the Registrable Shares and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD; (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Shares on any securities exchange or exchanges pursuant to Section 3(c) hereof; and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude any brokerage or underwriting discounts and commissions relating to the sale or disposition of Registrable Shares by any selling Shareholder, the fees and disbursements of counsel representing a selling Shareholder, and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a selling Shareholder, all of which shall be borne by such Shareholder in all cases.

     "Registration Statement" shall mean any registration statement of the Company and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act which covers any of the Registrable Shares, on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall have the meaning set forth above in the recitals hereto.

     "Shareholder(s)" shall mean (i) each of the Persons identified as Shareholders in the recitals hereto and (ii) any Person identified in Section 2 (A) to whom any of the Persons identified in the recitals hereto makes a Transfer of Shares and (B) who executes a counterpart of this Agreement agreeing to be bound by its terms and provisions.

     "Shares" shall mean (i) the shares of Station Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by each of the Shareholders as of the close of business on the date hereof, (ii) the shares of Station Common Stock or, as the case may be, the Common Shares which are acquired during the term hereof as a result of the exercise of options to purchase shares of Station Common Stock or Common Shares, (iii) the shares of Station Common Stock which are acquired during the term hereof as a result of the conversion of shares of Station Preferred Stock that are beneficially owned by each of the Shareholders, (iv) the Common Shares which are acquired during the term hereof as a result of the conversion of Preferred Shares that are beneficially owned by each of the Shareholders as of the close of business on the date hereof, and (v) any shares of Station Common Stock, Station Preferred Stock, Common Shares or Preferred Shares acquired by, or underlying options, warrants, or similar securities granted to, any of the Shareholders subsequent to the date hereof.

     "Station" shall have the meaning set forth above in the recitals hereto.

     "Station Common Stock" shall have the meaning set forth above in the recitals hereto and, in addition, shall include any equity securities of Station or any corporate successor of the Company into or for which shares of Station Common Stock are converted or exchanged.

     "Station Preferred Stock" shall mean the shares of $3.50 Convertible Preferred Stock of Station or any corporate successor of Station.

     "Value" shall mean, with respect to any shares of Station Common Stock or any Common Shares, the average of the "closing price" of such shares or Common Shares for the ten consecutive trading days immediately preceding the date of a sale of Shares. The "closing price" for a trading day means (i) the last sale price, regular way, on such trading day or, if no such sale takes place on that day the average of the closing bid and asked prices on that day, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or (ii) if the shares of Station Common Stock or the Common Shares being sold pursuant to Section 2 are not so listed or admitted to trading, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares or Common Shares are listed or admitted to trading or (iii) if the shares of Station Common Stock or the Common Shares are not so listed or admitted to trading, the last quoted price or, if not quoted, the average of the high and low bid and asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or (iv) if such system is no longer in use, the principal automated quotation system then in use or (v) if the shares of Station Common Stock or the Common Shares are not so quoted by any such system, as determined in good faith by the board of directors of Station for shares of Station Common Stock and by the board of directors of the Company for Common Shares.

     2.   LOCK-UP AGREEMENT

          (a)  Each Shareholder hereby agrees that, except as set forth in
Section 2(b) or 2(c) below, from the date hereof until 18 months following such date (the "Lock-Up Period"), such Shareholder will not offer, pledge, sell, contract to sell, transfer by gift, grant any options for the sale of or otherwise transfer, distribute or dispose of, directly or indirectly (collectively, for purposes of this Section 2, a "Transfer"), any Shares (the "Lock-Up").

          (b) Notwithstanding the provisions of (a), after the expiration of 12 months from the date hereof, each Shareholder (including for this purpose the transferees of such Shareholder) may Transfer Shares with a Value of $10 million or less, PROVIDED, HOWEVER, that the Shareholders (including for this purpose all transferees of the Shareholders) may not Transfer Shares with an aggregate Value in excess of $30 million pursuant to this exception.

          (c) The following Transfers of Shares shall not be subject to the Lock-Up set forth in Section 2(a):

               (i) a Shareholder may Transfer Shares to his spouse, siblings, parents or any natural or adopted children or other descendants or to any personal trust in which such family member or such Shareholder retains the entire beneficial interest;

               (ii) a Shareholder may Transfer Shares on his death to such Shareholder's estate, executor, administrator or personal representative or to such Shareholder's beneficiaries pursuant to a devise or bequest or by laws of descent and distribution;

               (iii) a Shareholder may Transfer Shares pursuant to a pledge, grant of security interest or other encumbrance effected in a BONA FIDE transaction with an unrelated and unaffiliated pledgee if such pledgee agrees that, upon any foreclosure of such pledge, the Shares so acquired shall remain subject to all of the terms and provisions of this Agreement.

PROVIDED , HOWEVER, that in the case of any Transfer of Shares, the transferor shall, at the Company's request, provide evidence (which may include, without limitation, an opinion of counsel satisfactory in form, scope and substance to the Company in its sole discretion as the issuer thereof) satisfactory to the Company that the transfer is exempt from the registration requirements of the Securities Act.

     In the event any Shareholder Transfers Shares described in this Section 2(c), such Shares shall remain subject to this Agreement, and any Transfer or purported Transfer of Shares by a Shareholder to a Person who does not execute a counterpart of this Agreement shall be void AB INITIO and of no force or effect. If the transferee executes and delivers a counterpart of this Agreement, such transferee shall be deemed to be a Shareholder for all purposes of this Agreement.

     3.   REGISTRATION.

          (a) FILING OF REGISTRATION STATEMENTS. Subject to the conditions set forth in this Agreement, the Company (i) shall file a Registration Statement with the SEC covering all of the Registrable Shares, (ii) shall use reasonable best efforts to cause such Registration Statement to be declared effective on or before the effective date of the Merger, and (iii) agrees to use reasonable efforts to keep such Registration Statement continuously effective until the date on which the Shareholders no longer hold any Registrable Shares.

          (b) NOTICE OF EFFECTIVENESS. The Company shall notify each Shareholder of the effectiveness of the Registration Statement and shall furnish to each Shareholder such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements), and any documents incorporated by reference in such Registration Statement or such other documents as the Shareholder may reasonably request in order to facilitate its sale of the Registrable Shares covered thereby in the manner described in the Registration Statement.

          (c) AMENDMENTS AND SUPPLEMENTS TO REGISTRATION STATEMENT; LISTING. The Company shall prepare and file with the SEC from time to time such amendments and supplements to each Registration Statement and prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Shares covered by the Registration Statement until such time as all of such Registrable

Shares have been disposed of in accordance with the intended methods of disposition by the Shareholders as set forth in the Registration Statement. Upon five business days' notice, the Company shall file any supplement or post-effective amendment to the applicable Registration Statement with respect to the plan of distribution of such Shareholder's ownership interests in Registrable Shares that is necessary to permit the sale of the Shareholder's Registrable Shares pursuant to the Registration Statement, including supplements or post-effective amendments required to give effect to the designation of any underwriter or underwriting syndicate specified by such Shareholder. The Company shall file any necessary listing applications or amendments to the existing applications to cause the Shares registered under any Registration Statement to be then listed or quoted on the primary exchange or quotation system on which the Common Shares are then listed or quoted.

          (d) SEC REQUESTS. The Company shall promptly notify each Shareholder of, and confirm in writing, any request by the SEC for amendments or supplements to any Registration Statement or the Prospectus related thereto or for additional information. In addition, the Company shall promptly notify each Shareholder of, and confirm in writing, the filing of the Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

          (e) PROSPECTUS DELIVERY. At any time when a Prospectus relating to a Registration Statement is required to be delivered under the Securities Act, the Company shall immediately notify each Shareholder of the happening of any event as a result of which (i) the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) an amendment or supplement to the Registration Statement is a requirement (an "Event Notice"). In such event, the Company shall promptly prepare and furnish to each Shareholder a reasonable number of copies of a supplement to such Prospectus (or, after declaration of effectiveness by the SEC, of any amendment to the Prospectus required to be filed as an amendment to the Registration Statement) as may be necessary so that, as thereafter delivered to the purchasers of Shares covered by the Registration Statement, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will, if necessary, amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement and use its best efforts promptly to obtain an effectiveness order for such amendment from the SEC. From and after the date of any Event

Notice, no Shareholder shall offer or sell any Shares covered by the Registration Statement until such time as the Company delivers any such Prospectus supplement or amendment to the Shareholder.

          (f) STATE SECURITIES LAWS. Subject to the conditions set forth in this Agreement, the Company shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Shares covered by the Registration Statement under the securities or "Blue Sky" laws of such states as any Shareholder may reasonably request, and the Company shall use its best efforts to cause such filings to become effective; PROVIDED, HOWEVER, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state, provided that the Company shall file a Uniform Consent to Service of Process on Form U-2 or its successor in any state that requires such a filing in connection with the offering of the Shares covered by the Registration Statement and in which the Shareholder proposes to offer such Shares. Once effective, the Company shall use its best efforts to keep such filings effective until the earliest of such time as (i) the Shareholders no longer hold any Registrable Shares, or (ii) in the case of a particular state, a Shareholder has notified the Company that it no longer requires an effective filing in such state in accordance with its original request for filing. The Company shall promptly notify each Shareholder of, and confirm in writing, the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale under the securities or "Blue Sky" laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

          (g) EXPENSES. The Company shall bear all Registration Expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Shareholder shall bear its pro rata share of all other expenses resulting from any disposition, sale or transfer of such Registrable Shares by such Shareholder.

          (h) COOPERATION. Each Shareholder hereby agrees (i) to cooperate with the Company and to furnish to the Company in a timely manner all information that the Company may reasonably request in connection with the preparation of any Registration Statement and any filings with any state securities commissions concerning its plan of distribution and ownership interests with respect to such Shareholder's Registrable Shares and any other information and (ii) to deliver or cause delivery of the Prospectus contained in the Registration Statement to any purchaser of the shares covered by the Registration Statement from the Shareholder except to the extent provided to the contrary in Section 3(e) above.

          (i) SUSPENSION OF REGISTRATION REQUIREMENT. The Company shall promptly notify each Shareholder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose. Each Shareholder agrees not to effect any sales from the date of such notice until the Company obtains the withdrawal of any such order suspending the effectiveness of the applicable Registration Statement. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement and shall notify each Shareholder of such withdrawal within two business days thereafter. Each Shareholder whose Registrable Shares are covered by a Registration Statement filed pursuant to Section 3 (a) hereof agrees, if requested by the Company in the case of a Company-initiated non-underwritten offering or if requested by the managing underwriter or underwriters in a Company-initiated underwritten offering, not to effect any public sale or distribution of any of the securities of the Company of any class included in such Registration Statement (or any security the value of which is determined with reference to the value of such securities), including a sale pursuant to Rule 144A or Rule 144 under the Securities Act (except as part of such Company-initiated registration), during the 15-day period prior to, and during the 90-day period beginning on the date of effectiveness of each Company-initiated offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters; provided, however, that such 90-day period shall be extended by the number of days from (and including) the date of the giving of any notice pursuant to
Section 3(d) or (e) hereof to (and including) the date when each seller of Registrable Shares covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 3(e) hereof.

          (j) ADDITIONAL SHARES. The Company, at its option, may register, under any Registration Statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued Common Shares of the Company or any Common Shares of the Company owned by any other shareholder or shareholders of the Company unless the underwriter or underwriters specified by the Shareholder asserts in writing that such additional shares will, in its opinion, have a significant adverse effect on the marketing of the Shareholder's Shares covered by the Registration Statement.


     4.   INDEMNIFICATION.

          (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Shareholder as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

PROVIDED, HOWEVER, that the indemnity provided pursuant to this Section 4 does not apply to any Shareholder with respect to any loss, liability, claim, damage or expense to the extent arising out of (1) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Shareholder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (2) such Shareholder's failure to deliver an amended or supplemental Prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

          (b) INDEMNIFICATION BY SHAREHOLDERS. Each Shareholder severally agrees to indemnify and hold harmless the Company and the other selling Shareholders, and each Person, if any, who controls the Company (including each officer and director of the Company who signed the Registration Statement) within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 4(a) hereof (except that any settlement described in Section 4 (a)(ii) shall be effected with the written consent of such Shareholder), but only insofar as such loss, claim, damage or expense arises out of or is based upon (1) any untrue statements or omissions made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Shareholder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto) or (2) such Shareholder's failure to deliver an amended or supplemental Prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. The indemnified party shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify the indemnifying party (1) shall not relieve it from any liability which it may have under the indemnity agreement provided in paragraphs (a) or (b) of this Section 4, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (2) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under paragraphs (a) or (b) of this Section 4. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; PROVIDED, HOWEVER, that, if the indemnified party reasonably determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense, and the indemnified party shall be entitled to separate counsel at the indemnifying party's expense. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the provisions of the preceding sentence, the indemnifying party's counsel shall be entitled to conduct the indemnifying party's defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party, with such consent not to be unreasonably withheld. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding, subject to the proviso set forth in the second sentence of this paragraph (c).

     5. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 4 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and each Shareholder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and each such Shareholder, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and such Shareholder on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to, information supplied by, the indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

     The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5, each Shareholder shall be required to contribute the amount of any damages which such Shareholder is required to pay by reason of such untrue statement or omission, PROVIDED, HOWEVER, that no Shareholder shall be required under such circumstances to pay any amount in excess of the total price at which the Registrable Shares of such Shareholder were offered to the public. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

     6. NO OTHER OBLIGATION TO REGISTER SHARES. Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to a Shareholder to register all or any portion of the Registrable Shares under the Securities Act.

     7. SHAREHOLDER REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Each Shareholder, jointly and not severally, and solely on behalf of itself, represents and warrants to, and agrees with, the Company, that:

          (a) This Agreement has been duly executed and delivered by such Shareholder, and is the legal, valid and binding obligation of such Shareholder,
and is enforceable as to such Shareholder in accordance with its terms.   No
consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which such Shareholder is a party, or to which any of such Shareholder's properties or assets are subject, which has not been obtained, is required for the execution, delivery and performance of this Agreement, and the execution, delivery and performance of this Agreement will not violate, result in a breach of, conflict with or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding.

          (b) Neither such Shareholder nor any of such Shareholder's affiliates (as defined in the regulations under the Securities Act), will take, directly or indirectly, during the term of this Agreement, any action designed to stabilize (except as may be permitted by applicable law) or manipulate the price of any security of the Company.

          (c) Such Shareholder shall promptly furnish to the Company any and all information as may be required by, or as may be necessary or advisable to comply with the provisions of, the Securities Act, the Exchange Act, and the rules and regulations of the SEC thereunder in connection with the preparation and filing of any Registration Statement pursuant hereto, or any amendment or supplement thereto, or any Preliminary Prospectus or Prospectus included therein. All information to be furnished to the Company by or on behalf of such Shareholder expressly for use in connection with the preparation of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     8. UNDERWRITTEN REGISTRATION. No Shareholder of Registrable Securities may participate in any underwritten registration hereunder unless such Shareholder (i) executes and delivers the underwriting agreement or similar documents relating thereto pursuant to which such Shareholder shall agree to sell, upon the terms and subject to the conditions therein set forth, such Shareholder's Shares on the basis provided therein, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, custodial or escrow agreements and such other documents as may be necessary, advisable or required pursuant to the terms thereof or as may be from time to time reasonably requested by the underwriter or underwriters named therein, the Company, or their respective legal counsel, in connection therewith. The Company will cooperate to the extent reasonably required to permit the Shareholders to conduct an underwritten offering and will enter into customary underwriting arrangements. The Company shall have approval rights with respect to the underwriter, which approval shall not be unreasonably withheld. The Shareholders shall be entitled to no more than two underwritten offerings in any year.

     In the event of any conflict between the indemnification and contribution terms as herein set forth and as set forth in any underwriting agreement entered pursuant hereto, the underwriting agreement shall control.

     9. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements at the effective date of each Registration Statement contemplated by this Agreement, and such representations, warranties, covenants and agreements, including the indemnity and contribution agreements contained in Sections 4 and 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Shareholder or any Person which is entitled to be indemnified under Section 4 hereof, and shall survive termination of this Agreement.

     10. AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified, supplemented or waived without the prior written consent of the Company and the Shareholders.

     11. NOTICES. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid, or courier or overnight delivery service to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 3(c), a Shareholder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

     If to the Company:  Crescent Real Estate Equities Company
                         c/o Crescent Real Estate Equities
Limited Partnership
                         777 Main Street, Suite 2700
                         Fort Worth, Texas 76102
                         Attn:  Gerald W. Haddock, President
                         Telephone:  (817) 878-0444
                         Telecopier: (817) 878-0429

with copies to:          Crescent Real Estate Equities Company
                         c/o Crescent Real Estate Equities
Limited Partnership            777 Main Street, Suite 2700
Fort Worth, Texas 76102        Attn:  David M. Dean, Senior Vice
President-Law                  Telephone:  (817) 878-0442
Telecopier:  (817) 878-0429

       and to:           Shaw, Pittman, Potts & Trowbridge
                         2300 N Street, N.W.
                         Washington, D.C. 20037
                         Attn:  Sylvia M. Mahaffey
                         Telephone:  (202) 663-8027
                         Telecopier:  (202) 663-8007

     If to the Shareholders:



In addition to the manner of notice permitted above, notices given pursuant to Sections 3(b) and 3(i) hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

     12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto. This Agreement may not be assigned by any Shareholder, and any attempted assignment hereof by any Shareholder will be void and of no effect and shall terminate all obligations of the Company hereunder; PROVIDED, HOWEVER, that any Shareholder may assign its rights hereunder to any Person who executes a counterpart of this Agreement, as the same may be amended.

     13. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within said State.

     15. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     16. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     17. NO SHAREHOLDER LIABILITY. No shareholder or other equity owner of the Company assumes any personal liability for the obligations listed herein or for the Company's performance of such obligations.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                         CRESCENT REAL ESTATE EQUITIES COMPANY



                                   By:
                                        Name:
                                        Title:

                             SHAREHOLDER SIGNATURE PAGE



-------------------------

Frank J. Fertitta III




-------------------------

Lorenzo J. Fertitta




-------------------------

Blake L. Sartini

                                                                 SCHEDULE 6.1(g)

                 RIGHT OF FIRST REFUSAL AND NON-COMPETITION AGREEMENT

     THIS RIGHT OF FIRST REFUSAL AND NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into as of the ___ day of _____, 1998, by and between Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent Equities"), Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), Crescent Operating, Inc., a Delaware corporation ("Crescent Operating"), _____, a _____ corporation ("SMG"), _____, a _____ corporation ("MGE") and _____, a Delaware limited Partnership (the "Joint Venture").

     WHEREAS, Crescent Equities owns, directly or indirectly, a one percent general partnership and an approximately 88.6 percent limited partnership interest in the Operating Partnership;

     WHEREAS, the Operating Partnership and Crescent Operating have entered into an Intercompany Agreement dated as of June 3, 1997 providing to each other a right of first opportunity and notification right with respect to certain investment opportunities available to each of them;

     WHEREAS, Crescent Operating owns, directly or indirectly, a 1.0% percent general partnership interest and a 49.0% percent limited partnership interest in the Joint Venture;

     WHEREAS, SMG owns, directly or indirectly, a 24.9% percent general partnership interest in the Joint Venture;

     WHEREAS, the Joint Venture is a newly created partnership that was formed for the purposes of, among other things, becoming a lessee and operator of various types of hotel and casino gaming assets, including real estate owned by the Operating Partnership and others; and

     WHEREAS, in light of the purposes for which the Joint Venture was formed, the (i) Operating Partnership and the Joint Venture desire to enter into this Agreement in order to provide each other a right with respect to certain investment opportunities available to each of them and (ii) SMG and Crescent Operating, Crescent Equities and the Operating Partnership desire to enter into this Agreement in order to provide each other with certain agreements not to compete with the Joint Venture.

     NOW, THEREFORE, in consideration of the premises and mutual undertakings herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the undersigned parties hereby agree as follows:

     1. DEFINITIONS. Except as may be otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:

     (a) "Company Affiliate" means any entity in which a majority of the beneficial ownership interests are owned by the Operating Partnership or by any entity controlled by, controlling or under common control with the Operating Partnership.

     (b) "Controlled Affiliate" of a party means an entity controlled by, controlling or under common control with such party; PROVIDED THAT SMG's Controlled Affiliates shall include, so long as they own any interest in SMG, Frank J. Fertitta III, Lorenzo J. Fertitta and Blake L. Sartini, and their respective spouses and immediate family members.

     (c)  "REIT Opportunity" means a direct or indirect opportunity to invest in
(i) real estate on which hotel and casino or other gaming-related operations are conducted (a "Gaming Property")(including without limitation the opportunity to provide services related to real estate or to invest in a hotel property), real estate mortgages, real estate derivatives, or entities that invest primarily in or have a substantial portion of their assets in the aforementioned types of real estate assets, or (ii) any other gaming-related investments which may be structured in a manner so as to be REIT-Qualified Investments (as hereinafter defined), as determined by the Operating Partnership in its sole discretion.
The Operating Partnership shall have the right from time to time to provide written notice to the Joint Venture specifying certain criteria for a REIT Opportunity in addition to the criteria specified above in this definition of REIT Opportunity. Any such written notice from the Operating Partnership may be modified or canceled by written notice given by the Operating Partnership at any time. The definition of REIT Opportunity shall be modified as appropriate from time to time in accordance with any such written notices sent by the Operating Partnership.

     (d) "Tenant Opportunity" means the opportunity to become the lessee under a "master" lease arrangement of a Gaming Property (i.e., a lease arrangement in which the operators of the business conducted at the property prior to the date the property is owned or acquired by the

Operating Partnership will cease to operate the business) owned or subsequently acquired by the Operating Partnership or any of its Controlled Affiliates if the Operating Partnership, in its sole discretion, determines that, consistent with the status of Crescent Equities as a REIT, the Operating Partnership is required to enter into such a "master" lease arrangement for such Gaming Property; PROVIDED that such determination shall be made by the Operating Partnership in its reasonable discretion. A Tenant Opportunity shall not include (1) a property other than a Gaming Property,
(2) a Gaming Property which already has an existing "master" lessee as of the date of this Agreement (or, with respect to a Gaming Property acquired subsequent to the date of this Agreement, which has an existing binding "master" lessee arrangement that predates the acquisition of the Gaming Property by the Operating Partnership), provided that the Operating Partnership shall offer any such "master" lessee interest to the Joint Venture if the lessee interest subsequently becomes available), or (3) an opportunity in which the seller of the Gaming Property desires to enter into a "master" lease agreement with the Operating Partnership (each of the foregoing circumstances being referred to herein as an "Excluded Tenant Opportunity").

     2.   OPERATING PARTNERSHIP RIGHT OF FIRST OPPORTUNITY; NOTIFICATION RIGHT.

          (a)  RIGHT OF FIRST OPPORTUNITY.

               (i) During the term of this Agreement, if the Joint Venture develops a REIT Opportunity, or if any REIT Opportunity otherwise becomes available to the Joint Venture or any of its Controlled Affiliates, the Joint Venture or such Controlled Affiliate, as the case may be, shall first offer such REIT Opportunity to the Operating Partnership. The offer shall be made by written notice (the "Joint Venture Notice") from the Joint Venture to the Operating Partnership, which the Joint Venture Notice shall contain a detailed description of the material terms and conditions of the REIT Opportunity. The Operating Partnership shall have ten days (the "Ten-Day Period") from the date of receipt of the Joint Venture Notice to notify the Joint Venture in writing that it has accepted or rejected the REIT Opportunity. If the Operating Partnership does not respond by the end of the Ten-Day Period, the Operating Partnership shall be deemed to have rejected the REIT Opportunity. If the Operating Partnership accepts a REIT Opportunity, but subsequently decides not to pursue such opportunity, or for any other reason fails to consummate the REIT Opportunity, the Operating Partnership shall immediately provide written notice that it is no longer pursuing such REIT Opportunity to the Joint Venture.

               (ii)  If the Operating Partnership rejects a REIT Opportunity offered to it pursuant to Section 2(a)(i) above, or accepts such REIT Opportunity but thereafter provides, or is required by the provisions hereof to provide, written notice to the Joint Venture that it is no longer pursuing such REIT Opportunity, the Joint Venture shall, for a period of one year after the Operating Partnership Withdrawal Date (as hereinafter defined), be entitled to acquire the REIT Opportunity (A) at a price, and on terms and conditions, that are not more favorable to the Joint Venture in any material respect than the price and terms and conditions set forth in the Joint Venture Notice relating to such REIT Opportunity or (B) if the Operating Partnership, at any time after the Joint Venture Notice, negotiated a different price, terms or conditions with the seller, then at a price, and on terms and conditions, that are not more favorable than, the price and terms and conditions negotiated by the Operating Partnership with the seller). If the Joint Venture does not enter into a binding agreement to acquire the REIT Opportunity within such one-year period, or if the price and terms and conditions are more favorable to the Joint Venture in any material respect than the price and terms and conditions set forth in the Joint Venture Notice (or, if applicable, than the price and terms and conditions negotiated by Operating Partnership with the seller subsequent to the Joint Venture Notice), the Joint Venture shall again be required to comply with the procedures set forth above in Section 2(a)(i) if it desires to acquire such REIT
Opportunity.   The Operating Partnership Withdrawal Date means any one of the following dates, as applicable: (A) the date that the Operating Partnership notifies the Joint Venture that it has rejected the REIT Opportunity, (B) if the Operating Partnership does not respond to the Joint Venture regarding the REIT Opportunity, the expiration date of the Ten-Day Period, or (C) if the Operating Partnership accepts the REIT Opportunity but subsequently ceases to pursue the opportunity, the earlier of (i) 30 days after the date on which the Operating Partnership ceases to pursue the REIT Opportunity or (ii) the date of receipt by the Joint Venture of written notice from the Operating Partnership that it is no longer pursuing the REIT Opportunity.

               (iii) The Joint Venture agrees to use its commercially reasonable best efforts to assist the Operating Partnership in structuring and consummating any REIT Opportunity accepted by the Operating Partnership, on terms determined by the Operating Partnership (including without limitation structuring such investment opportunity as a "REIT-Qualified Investment," as hereinafter defined). A "REIT-Qualified Investment" means an investment, the income from which would qualify under the 95% gross income test set forth in section 856(c)(2) of the Code, the ownership of which would not cause a REIT to violate the asset limitations set forth in section 856(c)(5) of the Code, and which otherwise meets the federal income tax requirements applicable to REITs. Any expenses incurred that are directly related to structuring an investment as a REIT-Qualified Investment shall be borne solely by the Operating Partnership.

     3.   THE JOINT VENTURE RIGHT OF FIRST OPPORTUNITY FOR TENANT OPPORTUNITY.

          (a) During the term of this Agreement, if the Operating Partnership develops a Tenant Opportunity, or if any Tenant Opportunity otherwise becomes available to the Operating Partnership or any of its Controlled Affiliates, the Operating Partnership or such Controlled Affiliate, as the case may be, shall first offer such Tenant Opportunity to the Joint Venture. The offer shall be made by written notice (the "Operating Partnership Notice") from the Operating Partnership to the Joint Venture, which Operating Partnership Notice shall contain a detailed description of the material terms and conditions of the Tenant Opportunity. SMG, on behalf of the Joint Venture shall have thirty days (the "Thirty-Day Period") from the date of receipt of the Operating Partnership Notice to notify the Operating Partnership in writing that it has accepted or rejected the Tenant Opportunity on behalf of the Joint Venture. If SMG on behalf of the Joint Venture does not respond by the end of the Thirty-Day Period, SMG on behalf of the Joint Venture shall be deemed to have rejected the Tenant Opportunity. If SMG on behalf of the Joint Venture accepts a Tenant Opportunity, but subsequently decides not to pursue such opportunity, or for any other reason fails to consummate the Tenant Opportunity within 60 days after the Operating Partnership Notice (unless a longer period is agreed to by the Operating Partnership), SMG on behalf of the Joint Venture shall immediately provide written notice that it is no longer pursuing such Tenant Opportunity to the Operating Partnership.

          (b) If SMG on behalf of the Joint Venture rejects a Tenant Opportunity, or accepts such Tenant Opportunity but thereafter provides, or is required by the provisions hereof to provide, written notice to the Operating Partnership that it is no longer pursuing such Tenant Opportunity, then the Operating Partnership shall be free, subject to Section 4 hereof, for a period of one year after the expiration of the Joint Venture Withdrawal Date (as hereinafter defined) to enter into a binding agreement with respect to such Tenant Opportunity with any party at a price and on terms and conditions that are not more favorable to the Operating Partnership in any material respect than the price and terms and conditions last proposed in writing by the Operating Partnership to the Joint Venture. If the

Operating Partnership does not enter into a binding agreement with respect to such Tenant Opportunity within such one-year period, or if the price and terms and conditions are more favorable to the Operating Partnership in any material respect than the price and terms and conditions last proposed in writing by the Operating Partnership to the Joint Venture, the Operating Partnership shall again be required to comply with the procedures set forth above in Section 3(a) if it desires to pursue such Tenant Opportunity. The Joint Venture Withdrawal Date means any one of the following dates, as applicable: (A) the date that SMG on behalf of the Joint Venture notifies the Operating Partnership that it has rejected the Tenant Opportunity, (B) if the Joint Venture does not respond to the Operating Partnership regarding the Tenant Opportunity, the expiration date of the Thirty-Day Period, or (C) if the Joint Venture accepts the Tenant Opportunity but subsequently ceases to pursue the opportunity, the earlier of (i) 30 days after the date on which the Joint Venture ceases to pursue the Tenant Opportunity or (ii) the date of receipt by the Operating Partnership of written notice from the Joint Venture that it is no longer pursuing the Tenant Opportunity.

          (c) The Joint Venture and the Operating Partnership agree to cooperate with each other in structuring all dealings with outside parties in connection with any Tenant Opportunity that the Joint Venture and the Operating Partnership agree to enter into pursuant to Section 3(a) above. The Joint Venture agrees to cooperate with the Operating Partnership in structuring any Tenant Opportunity with the Operating Partnership as a "REIT-Qualified Investment" for the Operating Partnership. The Operating Partnership shall have the right, in its sole discretion, to structure any investment as a REIT-Qualified Investment, even if such structuring prevents the Operating Partnership from creating a Tenant Opportunity for the Joint Venture.

     4.   NON-COMPETITION.

          (a) Notwithstanding anything to the contrary in this Agreement, during the term of this Agreement, (i) without the prior written consent of SMG, neither Crescent Equities, the Operating Partnership, Crescent Operating nor any of their respective present or future Controlled Affiliates, and (ii) without the prior written consent of the Operating Partnership, neither SMG, MGE nor any of their respective present or future Controlled Affiliates, will own or operate or otherwise engage in any activities related to any Gaming Properties other than Gaming Properties operated and leased by the Joint Venture or an entity under its control; PROVIDED, HOWEVER, that the foregoing restriction shall not prevent the Operating Partnership from owning Gaming Property pursuant to an Excluded Tenant Opportunity or if gaming activities conducted at a property are incidental to the primary business operations at such property.

          (b) The parties hereto recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

          (c) The parties hereto acknowledge and agree that any remedy at law for any breach of the provisions of this Section would be inadequate, and the parties hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

     5.   GENERAL TERMS AND CONDITIONS FOR RIGHTS OF FIRST
OPPORTUNITY/NOTIFICATION RIGHTS.

          (a) Unless waived or unless agreed to as part of an investment, each party shall bear its own expenses with respect to any opportunity to which this Agreement is applicable, and each party agrees that it shall not be entitled to any compensation from the other party with respect to any such opportunity.

          (b) Any opportunity which is offered to and accepted by the Operating Partnership under this Agreement may be entered into by or on behalf of the Operating Partnership or by any designee which is a Company Affiliate or Controlled Affiliate of the Operating Partnership. Any opportunity which is offered to and accepted by the Joint Venture under this Agreement may be entered into by or on behalf of the Joint Venture or by any designee which is a Controlled Affiliate of the Joint Venture.

          (c) All right of first opportunity and notification rights set forth in this Agreement shall be subordinated to any seller consent and confidentiality requirements; no party shall be required to comply with the first opportunity and notification rights set forth in this Agreement if such compliance would violate any seller consent or confidentiality requirements.

          (d) While it is the intention of the parties to align their businesses in accordance with the terms of this Agreement, each party shall act independently in its own best interests, and neither party shall be considered a partner or agent of the other party or to owe any fiduciary or other common law duties to the other party.

     6. SPECIFIC PERFORMANCE. Each party hereto hereby acknowledges that the obligations undertaken by it pursuant to this Agreement are unique and that the other party hereto would likely have no adequate remedy at law if such party shall fail to perform its obligations hereunder, and such party therefore confirms that the other party's right to specific performance of the terms of this Agreement is essential to protect the rights and interests of the other party. Accordingly, in addition to any other remedies that a party hereto may have at law or in equity, such party shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by the other party hereto and the right to obtain a temporary restraining order or a temporary or permanent injunction to secure specific performance and to prevent a breach or threatened breach of this Agreement by the other party hereto. Each party submits to the jurisdiction of the courts of the State of Delaware for this purpose.

     7. AFFILIATES. Each party hereto shall cause all entities that are under its control to comply with the terms hereof.

     8. TERM. The term of the Agreement shall commence as of the date first written above and shall terminate on the date on which either Crescent Operating or SMG, ceases to own, directly or indirectly, any partnership or other equity interest in the Joint Venture. Notwithstanding the foregoing, a party hereto may terminate this Agreement if the other party or any Controlled Affiliate of such other party is in default of this Agreement or any other agreement entered into by the parties hereto or any of their Controlled Affiliates, if such default is material and remains uncured for 15 days after receipt of notice thereof.

     9.   MISCELLANEOUS.

          (a) NOTICES. Notices shall be sent to the parties at the following addresses:

          [To Come]

     Notices may be sent by certified mail, return receipt requested, Federal Express or comparable overnight delivery service, or facsimile. Notice will be deemed received on the fourth business day following deposit in U.S. mail and on the first business day following deposit with Federal Express or other delivery service, or transmission by facsimile. Any party to this Agreement may change its address for notice by giving written notice to the other party at the address and in accordance with the procedures provided above.

          (b) REASONABLE AND NECESSARY RESTRICTIONS. Each of the parties hereto hereby acknowledges and agrees that the restrictions, prohibitions and other provisions of this Agreement are reasonable, fair and equitable in scope, term and duration, are necessary to protect the legitimate business interests of the parties hereto and are a material inducement to the parties hereto to enter into the transactions described in and contemplated by the recitals hereto.
Each party hereto covenants that it will not sue to challenge the enforceability of this Agreement or raise any equitable defense to its enforcement.

          (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assigned without the express written consent of each of the parties hereto. Notwithstanding the foregoing, this Agreement may be assigned without the consent of any party hereto in connection with any merger, consolidation, reorganization or other combination of a party with or into another entity where the party is not the surviving entity.

          (d) AMENDMENTS; WAIVERS. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless such change or waiver is specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.

          (e) CHOICE OF LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Delaware, without regard to the principles of choice of law thereof.

          (f) SEVERABILITY. In the event that one or more of the terms or provisions of this Agreement or the application thereof to any person(s) or in any circumstance(s) shall, for any reason and to any extent be found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such court shall have the power, and hereby is directed, to substitute for or limit such invalid term(s), provision(s) or application(s) and to enforce such substituted or limited terms or provisions, or the application thereof. Subject to the foregoing, the invalidity, illegality or enforceability of any one or more of the terms or provisions of this Agreement, as the same may be amended from time to time, shall not affect the validity, legality or enforceability of any other term or provision hereof.

          (g)  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES.  This Agreement
(i) constitutes the entire agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the parties hereto with respect to the subject matter hereof, so that no such external or separate agreement relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the parties after the date hereof; and (ii) is not intended to confer upon any other person any rights or remedies hereunder, and shall not be enforceable by any party not a signatory to this Agreement.

          (h) GENDER; NUMBER. As the context requires, any word used herein in the singular shall extend to and include the plural, any word used in the plural shall extend to and include the singular and any word used in any gender or the neuter shall extend to and include each other gender or be neutral.

          (i) HEADINGS. The headings of the sections hereof are inserted for convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement or of any term or provision hereof.

          (j) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which together shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by one of its duly authorized corporate officers, as of the date first above written.

                              CRESCENT REAL ESTATE EQUITIES COMPANY


                              By:
                                 ----------------------------------
                              Title:


                              CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP



                              By:
                                 ----------------------------------
                              Title:


                              CRESCENT OPERATING, INC.



                              By:
                                 ----------------------------------
                              Title:


                              [SMG]



                              By:
                                 ----------------------------------
                              Title:


                              [MGE]



                              By:
                                 ----------------------------------
                              Title: